    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 6, 1997

                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             ANKER COAL GROUP, INC.
         (EXACT NAME OF REGISTRANT ISSUER AS SPECIFIED IN ITS CHARTER)

             DELAWARE                            1222                           52-1990183
 (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL            (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)          IDENTIFICATION NUMBER)

                            ------------------------

                             2708 CRANBERRY SQUARE
                        MORGANTOWN, WEST VIRGINIA 26505
                                 (304)594-1616
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                  BRUCE SPARKS
                             2708 CRANBERRY SQUARE
                        MORGANTOWN, WEST VIRGINIA 26505
                                 (304)594-4216
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                WITH A COPY TO:

                              JOHN B. TEHAN, ESQ.
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212)455-2000
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION
STATEMENT BECOMES EFFECTIVE.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                                            PROPOSED         PROPOSED
                                                             MAXIMUM          MAXIMUM         AMOUNT OF
        TITLE OF EACH CLASS OF             AMOUNT TO     OFFERING PRICE      AGGREGATE      REGISTRATION
      SECURITIES TO BE REGISTERED        BE REGISTERED      PER NOTE     OFFERING PRICE(1)        FEE
-----------------------------------------------------------------------------------------------------------
9 3/4% Series B Senior Notes due
  2007.................................   $125,000,000        100%         $125,000,000      $37,878.79
-----------------------------------------------------------------------------------------------------------
Guarantees of 9 3/4% Series B Senior
  Notes(2).............................   $125,000,000        100%         $125,000,000         $0(3)
===========================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee.

(2) See inside facing page for table of additional registrant guarantors.

(3) Pursuant to Rule 457(n), no separate filing fee is required for the guarantees.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

================================================================================

                   TABLE OF ADDITIONAL REGISTRANT GUARANTORS

                                                                              ADDRESS INCLUDING ZIP
                                                                               CODE, AND TELEPHONE
                                 STATE OR OTHER                                  NUMBER INCLUDING
   EXACT NAME OF REGISTRANT     JURISDICTION OF      I.R.S. EMPLOYER              AREA CODE, OF
          GUARANTOR             INCORPORATION OR     IDENTIFICATION      REGISTRANT GUARANTOR'S PRINCIPAL
 AS SPECIFIED IN ITS CHARTER      ORGANIZATION           NUMBER                 EXECUTIVE OFFICES
------------------------------  ----------------     ---------------     --------------------------------
Anker Group, Inc.                   Delaware            13-2961732       2708 Cranberry Square
                                                                         Morgantown, West Virginia 26505
                                                                         (304) 594-1616
Anker Energy Corporation            Delaware            51-0217205       2708 Cranberry Square
                                                                         Morgantown, West Virginia 26505
                                                                         (304) 594-1616
Bronco Mining Company, Inc.      West Virginia          22-2094405       2708 Cranberry Square
                                                                         Morgantown, West Virginia 26505
                                                                         (304) 594-1616
Anker Power Services, Inc.       West Virginia          55-0700346       2708 Cranberry Square
                                                                         Morgantown, West Virginia 26505
                                                                         (304) 594-1616
Anker West Virginia Mining       West Virginia          55-0699931       2708 Cranberry Square
  Company, Inc.                                                          Morgantown, West Virginia 26505
                                                                         (304) 594-1616
Juliana Mining Company, Inc.     West Virginia          55-0568083       2708 Cranberry Square
                                                                         Morgantown, West Virginia 26505
                                                                         (304) 594-1616
King Knob Coal Co., Inc.         West Virginia          55-0488823       2708 Cranberry Square
                                                                         Morgantown, West Virginia 26505
                                                                         (304) 594-1616
Vantrans, Inc.                      Delaware            22-2093700       2708 Cranberry Square
                                                                         Morgantown, West Virginia 26505
                                                                         (304) 594-1616
Melrose Coal Company, Inc.       West Virginia          55-0746947       2708 Cranberry Square
                                                                         Morgantown, West Virginia 26505
                                                                         (304) 594-1616
Marine Coal Sales Company           Delaware            13-3307813       2708 Cranberry Square
                                                                         Morgantown, West Virginia 26505
                                                                         (304) 594-1616
Hawthorne Coal Company, Inc.     West Virginia          55-0742562       2708 Cranberry Square
                                                                         Morgantown, West Virginia 26505
                                                                         (304) 594-1616
Upshur Property, Inc.               Delaware            95-4484172       2708 Cranberry Square
                                                                         Morgantown, West Virginia 26505
                                                                         (304) 594-1616
Heather Glen Resources, Inc.     West Virginia          55-0746946       2708 Cranberry Square
                                                                         Morgantown, West Virginia 26505
                                                                         (304) 594-1616
New Allegheny Land Holding       West Virginia          31-1568515       2708 Cranberry Square
  Company, Inc.                                                          Morgantown, West Virginia 26505
                                                                         (304) 594-1616
Patriot Mining Company, Inc.     West Virginia          55-0550184       2708 Cranberry Square
                                                                         Morgantown, West Virginia 26505
                                                                         (304) 594-1616
Vindex Energy Corporation        West Virginia          55-0753903       2708 Cranberry Square
                                                                         Morgantown, West Virginia 26505
                                                                         (304) 594-1616
Anker Virginia Mining Company,      Virginia            54-1867395       2708 Cranberry Square
  Inc.                                                                   Morgantown, West Virginia 26505
                                                                         (304) 594-1616

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 6, 1997
PRELIMINARY PROSPECTUS
            , 1997

                                  $125,000,000

     [ANKER LOGO]            ANKER COAL GROUP, INC.
  OFFER TO EXCHANGE $125,000,000 OF ITS 9 3/4% SERIES B SENIOR NOTES DUE 2007,
              WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT,
        FOR $125,000,000 OF ITS OUTSTANDING 9 3/4% SENIOR NOTES DUE 2007
                          ---------------------------
         THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY, ON
                                 , 1997, UNLESS EXTENDED.

   Anker Coal Group, Inc. (the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange an aggregate of up to $125,000,000 principal amount of 9 3/4% Series B Senior Notes due 2007 (the "Exchange Notes") of the Company for an identical face amount of the issued and outstanding 9 3/4% Senior Notes due 2007 (the "Old Notes" and together with the Exchange Notes, the "Senior Notes") of the Company from the Holders (as defined) thereof. As of the date of this Prospectus, there is $125,000,000 aggregate principal amount of the Old Notes outstanding. The terms of the Exchange Notes are identical in all material respects to the Old Notes, except that the Exchange Notes have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and therefore will not bear legends restricting their transfer and will not contain certain provisions providing for Liquidated Damages in respect of the Old Notes under certain circumstances described in the Registration Rights Agreement (as defined), which provisions will terminate as to all of the Notes upon the consummation of the Exchange Offer.

   Interest on the Senior Notes is payable semiannually in cash in arrears on April 1 and October 1 of each year, commencing April 1, 1998. The Senior Notes mature on October 1, 2007. The Senior Notes are redeemable at the option of the Company, in whole or in part, at any time on or after October 1, 2002, at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages (as defined), if any, to the date of redemption. Notwithstanding the foregoing, at any time prior to October 1, 2000, the Company may redeem up to 35% of the original aggregate principal amount of the Senior Notes with the net proceeds of one or more offerings of common stock of the Company at a redemption price equal to 109.75% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption; provided, that after any such redemption, at least 65% of the original aggregate principal amount of the Senior Notes remains outstanding. Upon the occurrence of a Change of Control (as defined), the Company is required to offer to purchase the Senior Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase. See "Description of Senior Notes--Repurchase at the Option of Holders--Change of Control."

   The Senior Notes are senior unsecured obligations of the Company and rank pari passu in right of payment with all current and future unsecured senior indebtedness of the Company and senior to all future subordinated indebtedness of the Company. The Company's obligations under the Senior Notes are jointly and severally guaranteed on a senior unsecured basis by each existing and future Restricted Subsidiary (as defined) (the "Guarantors") of the Company. As of June 30, 1997, on a pro forma basis after giving effect to the offering of the Old Notes and the application of the net proceeds therefrom, the aggregate principal amount of secured indebtedness of the Company and the Guarantors which would have effectively ranked senior to the Senior Notes and the Guarantors' guarantees (the "Subsidiary Guarantees") would have been approximately $1.9 million. In addition, the Company's and the Guarantors' obligations under the Amended and Restated Revolving Credit Facility (as defined) are secured by a first priority lien on substantially all of the assets of the Company and the Guarantors and effectively rank prior to the Senior Notes and the Subsidiary Guarantees. On the Issue Date (as defined) of the Old Notes, on a pro forma basis, the Company had approximately $25.0 million of undrawn availability (which availability may be increased to up to $75.0 million upon the achievement of certain financial tests) under the Amended and Restated Revolving Credit Facility. The Indenture governing the Senior Notes (the "Indenture") permits the Company and its Restricted Subsidiaries to incur additional indebtedness, including secured indebtedness, subject to certain limitations. See "Description of Senior Notes--Certain Covenants."

   The Old Notes were issued and sold on September 25, 1997 in a transaction not registered under the Securities Act in reliance upon an exemption from the registration requirements thereof. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act. The Exchange Notes are being offered hereby in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement. Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business, such holder has no arrangement with any person to participate in the distribution of such Exchange Notes and neither such holder nor any such other person is engaging in or intends to engage in a distribution of such Exchange Notes. However, the Company has not sought, and does not intend to seek, its own no-action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Notwithstanding the foregoing, each broker-dealer that receives Exchange Notes for its own account (each, a "Participating Broker-Dealer") pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with any resale of Exchange Notes received in exchange for such Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Company). The Company has agreed to make available for a period equal to the lesser of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective or (ii) the period ending on the date when all broker dealers holding Old Notes have sold all Old Notes held by them, this Prospectus to any Participating Broker Dealer and any other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of Exchange Notes. See "Plan of Distribution."

   The Company does not intend to apply for listing of the Exchange Notes on any securities exchange or for inclusion of the Exchange Notes in any automated quotation system. The Old Notes have been designated for trading in the Private Offering, Resales and Trading through Automated Linkages (PORTAL) market of the National Association of Securities Dealers, Inc.

   The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange. The date of acceptance and exchange of the Old Notes (the "Exchange Date") will be the fourth business day following the Expiration Date (as defined). Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. The Company will not receive any proceeds from the Exchange Offer. The Company will pay all of the expenses incident to the Exchange Offer.

     SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR A DISCUSSION OF CERTAIN MATTERS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS IN CONNECTION WITH AN INVESTMENT IN THE SENIOR NOTES.

   THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR
  ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
     PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE MEA POWER PLANT, LOCATED IN MORGANTOWN, WEST VIRGINIA, SUPPLIES STEAM AND ENERGY FOR WEST VIRGINIA UNIVERSITY AND ALLEGHENY POWER. ANKER SUPPLIES 100% OF THE FUEL AND DISPOSES OF THE COMBUSTION BYPRODUCT ASH FOR THIS STATE OF THE ART CLEAN BURNING FACILITY.

ANKER'S WEBSTER COUNTY OPERATIONS (JULIANA) CLEAN AND PREPARE THEIR COAL FOR SHIPMENT AT THIS 500 TON PER HOUR COAL PREPARATION PLANT EQUIPPED WITH A UNIT TRAIN LOADOUT AND FULL COAL ANALYTICAL LABORATORY.

ANKER'S RALEIGH COUNTY OPERATION (BAYBECK MINE) PREPARES ITS PREMIUM QUALITY METALLURGICAL COAL AT THIS STATE OF THE ART PREPARATION PLANT AND UNIT TRAIN LOADOUT.

ANKER'S BARBOUR COUNTY UNDERGROUND OPERATIONS (SENTINEL MINE) UTILIZE MODERN CONTINUOUS MINING EQUIPMENT AND MOBILE ROOF SUPPORTS TO ENHANCE PRODUCTIVITY.

(CLOCKWISE FROM TOP LEFT)

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and consolidated financial statements, including the notes thereto, contained elsewhere herein. Unless the context indicates otherwise, references herein to the "Company" or "Anker" mean Anker Coal Group, Inc. and its consolidated subsidiaries and predecessors. The estimates of the Company's recoverable reserves as of June 1, 1997 set forth herein have been audited by John T. Boyd Company ("Boyd") as of such date. All references to "tons" are references to short tons. For definitions of certain coal-related terms see "Industry Overview" and "Glossary of Selected Terms."

                                  THE COMPANY

     Anker is a growth-oriented producer of coal used principally for electricity generation and steel production with a focus on selected niche coal markets in the eastern United States. The Company currently owns and operates a diverse portfolio of thirteen non-unionized deep and surface coal mines strategically located in West Virginia and Maryland. In 1996, approximately 67% of the Company's revenues from coal sales (including brokered and commission sales) were made under long-term contracts. The Company's long-term contracts had a weighted average term of approximately 7.4 years as of June 30, 1997. Based on contracts currently in place and purchase orders and sales made to date, the Company expects 1997 coal sales (including brokered and commission sales) to exceed 14.0 million tons, a 20% increase over 1996 coal sales of 11.6 million tons. Over the past five years, through both acquisitions and development of the Company's existing reserves, the Company's annual coal production has grown at a compound annual rate of approximately 15%, from 4.2 million tons per year in 1992 to 7.7 million tons per year in 1996, and the Company's coal reserves have grown at a compound annual rate of approximately 41%, from 147 million recoverable product tons as of December 31, 1992 to approximately 664 million recoverable product tons as of June 1, 1997.

     The Company attributes its growth in reserves, production, revenues and cash flow to its focus on serving niche coal markets and its cost-efficient operations. The Company believes it has a competitive advantage due to, among other things, the geographic location of its reserves and the diverse qualities of its coal. For example, in 1996, the Company sold 2.3 million tons of steam coal, or approximately 20% of shipments, to independent power producers ("IPPs") and was the largest supplier of coal to IPPs in the eastern United States. Because transportation costs can significantly increase the delivered cost of coal over the mine price of coal, the Company believes its proximity to these IPPs and other customers provides it with a competitive advantage over other coal producers. The Company's strategy has been to enter into long-term supply contracts with its customers, which it may initially fulfill with brokered coal and subsequently replace with lower-cost coal from its own production. The Company believes that its ability to supply customers with brokered coal permits it to secure long-term contracts, which provide the stable source of revenues and cash flow required to support the opening, expansion or maintenance of mines to service such contracts.

     The Company's niche market strategy has also focused on supplying specific qualities of coal to satisfy customers' demands in the most cost efficient manner. The Company supplies premium quality, lower volatility metallurgical coal ("low vol met coal") to certain integrated steel and merchant coke producers, for whom this quality of coal is an essential component of coke production. Low vol met coal sales accounted for approximately 12% of the Company's coal sales and related revenue for 1996, and the Company believes it has an approximate 14% share of the domestic low vol met coal market. In addition, the Company believes that its lower cost, high sulfur reserves are strategically located near electric generation facilities which can economically utilize high sulfur coal due to their use of sulfur-reduction technologies and lower transportation costs.

     Approximately 80% of the Company's 1996 shipments were to electric generation facilities and, consequently, the Company believes that it is well positioned to benefit from favorable trends in the electric generation industry. Over the last ten years, coal consumption in the United States has generally experienced steady annual growth, reaching a record level of 1.0 billion tons in 1996. This steady growth in coal consumption is attributable to similar growth in the electric generation industry, which accounts for more than

89% of domestic coal consumption. In 1996, coal-fired facilities generated approximately 56% of the nation's electricity, followed by nuclear (22%), hydroelectric (11%) and gas-fired (9%) facilities. Because coal is one of the least expensive and most abundant resources for the production of electricity and imports of coal have not historically exceeded 1% of domestic coal consumption, domestically produced coal is expected to continue to play a significant role in the production of electricity in the future.

     The Company further believes that it will benefit from increasing deregulation among electricity producers. Since 1935, domestic electricity utilities have operated in a regulated environment, with prices and return on investment being determined by state utility and power commissions. In April 1996, the Federal Energy Regulatory Commission (the "FERC") issued orders establishing rules providing for open access to electricity transmission systems, thereby initiating consumer choice in electricity purchasing and encouraging competition in the generation of electricity. The Company believes that this trend towards deregulation will likely (i) increase the popularity of coal as a source of electricity generation due to its relatively low cost and
(ii) favor coal producers, such as the Company, with diverse reserves and cost and transportation advantages.

COMPETITIVE STRENGTHS

     The Company believes that it possesses the following competitive strengths:

     PORTFOLIO OF LONG-TERM CONTRACTS. The Company has secured long-term coal supply contracts with a weighted average term of approximately 7.4 years as of June 30, 1997. The Company's long-term contracts have accounted for an average of approximately 65% of the Company's coal sales revenues (including brokered and commission sales) over the past five years. Over the same period, approximately 3.4 million tons of the Company's annual coal shipments covered by long-term contracts were up for renewal and contracts for 76% of this coal were rolled over into new long-term contracts upon their expiration. In addition, over the same period, the Company entered into new long-term contracts for 4.0 million tons of annual coal shipments. The Company has been successful in negotiating long-term contracts for its high sulfur coal with IPPs and utilities equipped with sulfur-reduction technologies. As of June 30, 1997, of the Company's twenty long-term contracts, eight were for its high sulfur coal.

     EFFICIENT OPERATIONS. Historically, the Company has been successful in reducing its cash cost of operations per ton produced. Over the past five years, the Company's cash cost of operations and selling expenses per ton of coal shipped has declined approximately 13%, from $25.65 per ton in 1992 to $22.40 per ton in 1996. The Company has achieved this decrease in costs by retaining a highly motivated, non-unionized workforce that, with management, has developed and instituted more efficient mining techniques.

     DEMONSTRATED RECORD OF RESERVES AND PRODUCTION EXPANSION. The Company has demonstrated its ability to increase production from its existing reserve base as well as grow through acquisitions. Over the past five years, the Company has increased its reserve base approximately 352%, from 147 million recoverable product tons as of December 31, 1992 to approximately 664 million recoverable product tons as of June 1, 1997, substantially all of which increase was due to acquisitions of reserves. For the six months ended June 30, 1997, the Company increased its captive coal production by approximately 11% over production levels for the same period in 1996. Approximately 31% of this increase was due to increased production from the Company's existing reserves as of June 30, 1996 and approximately 69% was due to acquisitions made subsequent to June 30, 1996.

     DIVERSE PORTFOLIO OF OPERATIONS AND RESERVES. With a diverse reserve base of approximately 664 million recoverable product tons, the Company believes that its results of operations are not dependent on any one of its thirteen mines and that it is well positioned to meet the varying needs of its customers. As of June 1, 1997, approximately 22% of the Company's coal reserves met the rigorous compliance standards for Phase II of the federal Clean Air Act ("compliance coal"), 29% of its reserves was low sulfur (less than 1.0% sulfur) coal (including compliance coal) and another 63% of its reserves was medium sulfur (between 1.0% and 1.8% sulfur) coal. Many of the Company's current customers that possess the technology to scrub high sulfur coal prefer such coal due to its lower cost. All of the Company's coal is of a quality suitable for use in electricity generating facilities. At June 1, 1997, the Company's reserve life index (defined as total recoverable reserves divided by production for 1996) was approximately 86.7 years.

     EXPERIENCED MANAGEMENT TEAM WITH SIGNIFICANT OWNERSHIP. Bruce Sparks, the Company's President and Chief Executive Officer, has 19 years of experience in the coal industry, has worked at the Company for the past 12 years and owns 5.1% of the Company's Common Stock (as defined). Prior to his death, John J. Faltis, the Company's President, Chief Executive Officer and Chairman of the Board of Directors, had worked at the Company for the past 22 years and owned 30.4% of the Company's Common Stock, all of which currently is beneficially owned by his estate. See "--Recent Developments."

GROWTH STRATEGY

     In August 1996, members of senior management and certain funds managed by First Reserve Corporation (collectively, "First Reserve"), a private investment firm specializing in the energy industry, acquired the outstanding Common Stock of the Company (the "Recapitalization"). As a result of the Recapitalization, First Reserve owns approximately 54.1% of the Company's Common Stock. Senior management and First Reserve have adopted a business strategy to maintain and enhance the Company's leading position in certain niche markets by increasing revenues, cash flow and profitability. To implement this strategy, the Company will:

     EXPAND PRODUCTION FROM RECENTLY ACQUIRED RESERVES. Through the Company's recent acquisitions and subsequent mine expansion or development, production is expected to reach 9.1 million tons in 1997, an increase of approximately 18% from the 7.7 million tons produced in 1996. Specifically, the majority of the increased production in 1997 has resulted and will result from the operations acquired in Shelby County, Alabama (0.2 million tons) and Grant County, West Virginia (0.4 million tons) and from the operations recently developed in Harrision County, West Virginia (0.4 million tons) and Upshur County, West Virginia (0.3 million tons). See "Business--Recent Acquisitions and Development Plans."

     EXPAND NICHE MARKETS. The Company has demonstrated its ability to enter new markets and become a low-cost supplier of coal to end users in these markets. The Company seeks to leverage this expertise by expanding in its niche markets where it believes it has a competitive advantage due to coal quality, proximity to end users, lower production costs or a combination of these and other factors. The Company believes that its coal trading and brokering operations will permit it to identify and create new development and acquisition opportunities.

     GROW THROUGH ACQUISITIONS. From June 1, 1996 to May 31, 1997, the Company acquired 310.3 million tons of recoverable reserves, increasing its reserve base by approximately 89%. The Company believes that its niche strategy, together with its proven ability to reduce cash operating costs, positions it to exploit the increasing trend towards asset rationalization by larger coal mining companies. The Company presently focuses on building upon its existing market strength in the mid-Atlantic utility and IPP market in the vicinity of its existing coal mines, but will also consider the acquisition of mines outside its primary geographic area of focus if the market and mine fit the Company's niche strategy. The Company is currently evaluating several acquisition possibilities.

                              RECENT DEVELOPMENTS

     On October 12, 1997, John J. Faltis, the Company's President, Chief Executive Officer and Chairman of the Board of Directors, was killed in a helicopter accident in West Virginia. Mr. Faltis' death may have an adverse effect on the future direction of the Company. However, due to the presence of a core management team focused on the Company's operations, the Company does not expect that his death will adversely affect the Company's operations, growth or financial prospects. The Company's Board of Directors has elected John Shober, presently a director of the Company, to succeed Mr. Faltis as Chairman of the Board. The Company's Board of Directors also has elected Bruce Sparks, formerly Executive Vice-President, Treasurer and Secretary, to succeed Mr. Faltis as President of the Company. The Board of Directors also has elected Michael M. Matesic as Treasurer and B. Judd Hartman as Secretary. As of November 1, 1997, the seat on the Board of Directors held by Mr. Faltis was vacant.

                               THE EXCHANGE OFFER

THE EXCHANGE OFFER.........  The Company is offering to exchange pursuant to the
                             Exchange Offer up to $125,000,000 aggregate principal amount of its new 9 3/4% Series B Senior Notes due 2007 (the "Exchange Notes") for a like aggregate principal amount of its outstanding
                             9 3/4% Senior Notes due 2007 (the "Old Notes" and together with the Exchange Notes, the "Senior Notes"). The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Old Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferrable by Holders (as defined) thereof (other than as provided herein), and are not subject to any covenant regarding registration under the Securities Act. See "The Exchange Offer."

INTEREST PAYMENTS..........  Interest on the Exchange Notes shall accrue from the last interest payment date (April 1 or October
                             1) on which interest was paid on the Notes so surrendered or, if no interest has been paid on such Notes, from September 25, 1997 (the "Interest Payment Date").

MINIMUM CONDITION..........  The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.

EXPIRATION DATE; WITHDRAWAL
  OF TENDER................  The Exchange Offer will expire at 5:00 p.m., New
                             York City time, on           , 1997, unless the
                             Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended. Tenders may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. See "The Exchange Offer--Withdrawal Rights."

EXCHANGE DATE..............  The date of acceptance for exchange of the Old
                             Notes will be the fourth business day following the Expiration Date.

CONDITIONS TO THE EXCHANGE
  OFFER....................  The Exchange Offer is subject to certain customary conditions, which may be waived by the Company. The Company currently expects that each of the conditions will be satisfied and that no waivers will be necessary. See "The Exchange Offer--Certain Conditions to the Exchange Offer." The Company reserves the right to terminate or amend the Exchange Offer at any time prior to the Expiration Date upon the occurrence of any such condition.

PROCEDURES FOR TENDERING
OLD NOTES..................  Each holder of Old Notes wishing to accept the
                             Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Old Notes and any other required documentation to the Exchange Agent (as defined) at the address set forth therein. See "The Exchange Offer--Procedures for Tendering Old Notes" and "Plan of Distribution."

USE OF PROCEEDS............  There will be no proceeds to the Company from the exchange of Notes pursuant to the Exchange Offer.

FEDERAL INCOME TAX
  CONSEQUENCES.............  The exchange of Notes pursuant to the Exchange
                             Offer will not be a taxable event for federal income tax purposes. See "Certain United States Federal Income Tax Considerations."

SPECIAL PROCEDURES FOR
BENEFICIAL OWNERS..........  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such beneficial owner's own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering the Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. See "The Exchange Offer--Procedures for Tendering Old Notes."

GUARANTEED DELIVERY
PROCEDURES.................  Holders of Old Notes who wish to tender their Old
                             Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date must tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer--Procedures for Tendering Old Notes."

ACCEPTANCE OF OLD NOTES AND
  DELIVERY OF EXCHANGE
  NOTES....................  The Company will accept for exchange any and all
                             Old Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer--Acceptance of Old Notes for Exchange; Delivery of Exchange Notes."

EFFECT ON HOLDERS OF OLD
NOTES......................  As a result of the making of, and upon acceptance for exchange of all validly tendered Old Notes pursuant to the terms of this Exchange Offer, the Company will have fulfilled a covenant contained in the Registration Rights Agreement (the "Registration Rights Agreement") dated September 25, 1997 among the Company and Donaldson, Lufkin & Jenrette Securities Corporation and Chase Securities Inc. (the "Initial Purchasers") and, accordingly, there will be no Liquidated Damages in respect of the Old Notes pursuant to the terms of the Registration Rights Agreement, and the holders of the Old Notes will have no further registration or other rights under the Registration Rights Agreement. Holders of the Old Notes who do not tender their Old Notes in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and limitations applicable thereto under the Indenture between the Company and Marine Midland Bank relating to the Old Notes and the Exchange Notes (the "Indenture"), except for any such rights under the Registration Rights Agreement that by their terms terminate or cease to have further effectiveness as a result of the making of, and the acceptance for exchange of all validly tendered Old Notes pursuant to, the Exchange Offer. All untendered Old Notes will continue to be subject to the restrictions on transfer provided for in the Old Notes and in the Indenture. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered Old Notes could be adversely affected.

CONSEQUENCE OF FAILURE TO
  EXCHANGE.................  Holders of Old Notes who do not exchange their Old
                             Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the offer or sale of the Old Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act.

EXCHANGE AGENT.............  Marine Midland Bank is serving as exchange agent
                             (the "Exchange Agent") in connection with the Exchange Offer. See "The Exchange Offer--Exchange Agent."

                                  RISK FACTORS

     Prospective investors in the Senior Notes should carefully consider the matters set forth herein under "Risk Factors."

          SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA

     The following table sets forth summary historical and unaudited pro forma consolidated financial data of the Company and Anker Group, Inc., the Company's predecessor ("Anker Group" or the "Predecessor"), at the dates and for the periods indicated. Historical data for the periods January 1, 1996 to July 31, 1996 and August 1, 1996 to December 31, 1996 have been derived from consolidated financial statements of the Predecessor and the Company, respectively, audited by Coopers & Lybrand L.L.P., independent certified public accountants, appearing elsewhere herein. Historical data for the two years ended December 31, 1995 have been derived from consolidated financial statements of the Predecessor audited by Ernst & Young LLP, independent certified public accountants, appearing elsewhere herein. Historical data for the six months ended June 30, 1996 and as of and for the six months ended June 30, 1997 have been derived from unaudited interim consolidated financial statements of the Predecessor and the Company, respectively, which, in the opinion of management, have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the information. Data as of and for the six months ended June 30, 1997 do not purport to be indicative of results to be expected for the full year. The adjusted combined statement of operations data, other data and operating data for the year ended 1996 combine the audited results of operations of the Predecessor for the period January 1, 1996 to July 31, 1996 and of the Company for the period August 1, 1996 to December 31, 1996. The adjusted combined statement of operations data, other data and operating data for the year ended December 31, 1996 do not purport to represent what the Company's consolidated results of operations would have been if the Recapitalization had actually occurred on January 1, 1996.

     The pro forma statement of operations data and other data for the year ended December 31, 1996 give effect to (i) the Company's acquisition of a 32% interest in Oak Mountain Energy, L.L.C. which acquired substantially all of the assets and assumed certain liabilities of Oak Mountain Energy Corporation, Boone Resources, Inc. and certain of their affiliates (collectively, "Oak Mountain") in April 1997 (the "Oak Mountain Acquisition"), (ii) the Recapitalization and
(iii) the offering of the Old Notes and the application of the net proceeds therefrom as if each such transaction had occurred on January 1, 1996, and the pro forma statement of operations data and other data for the six months ended June 30, 1997 give effect to (i) the Oak Mountain Acquisition and (ii) the offering of the Old Notes and the application of the net proceeds therefrom as if each such transaction had occurred on January 1, 1997. The as adjusted balance sheet data as of June 30, 1997 give effect to the offering of the Old Notes and the application of the net proceeds therefrom as if such transaction had occurred on June 30, 1997.

     The unaudited pro forma adjustments are based upon available information and certain assumptions which management believes are reasonable. The pro forma consolidated financial data do not purport to represent what the Company's consolidated results of operations or consolidated financial position would have been had the transactions described above actually occurred at the beginning of the relevant period or as of the date thereof. In addition, the unaudited pro forma financial data do not purport to project the Company's consolidated results of operations or consolidated financial position for the current year or any future date or period.

     The following information should be read in conjunction with "Unaudited Pro Forma Consolidated Financial Statements," "Selected Consolidated Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of the Company, Oak Mountain Energy, L.L.C. and Oak Mountain and related notes thereto (the "Consolidated Financial Statements") included elsewhere herein.

                                                                                        (UNAUDITED)
                                                                -----------------------------------------------------------
                                                                                                      PRO FORMA(1)
                             THE PREDECESSOR                         THE                      -----------------------------
                           -------------------     ADJUSTED      PREDECESSOR    THE COMPANY     ADJUSTED
                                                   COMBINED     -------------   -----------     COMBINED
                               YEAR ENDED          FOR THE       SIX MONTHS     SIX MONTHS      FOR THE        SIX MONTHS
                              DECEMBER 31,        YEAR ENDED        ENDED          ENDED       YEAR ENDED        ENDED
                           -------------------   DECEMBER 31,     JUNE 30,       JUNE 30,     DECEMBER 31,      JUNE 30,
                             1994       1995         1996           1996           1997           1996            1997
                                                     (DOLLARS IN THOUSANDS, EXCEPT PER TON DATA)
STATEMENT OF OPERATIONS DATA:
  Captive coal sales
    revenue..............  $170,792   $194,348     $211,675       $ 108,357      $ 112,209
  Brokered coal sales
    revenue..............    50,470     49,333       74,218          32,762         35,327
  Other revenue..........     6,237      5,216        4,262           2,455          2,371
                           --------   --------     --------        --------       --------
Total coal sales and
  related revenue........   227,499    248,897      290,155         143,574        149,907       300,314         153,329
Gross profit.............    24,325     27,582       30,576          15,161         15,413        33,027          15,240
Total operating
  expenses...............    18,021     18,575       21,853           9,953         13,350        26,119          13,893
Operating income.........     6,304      9,007        8,723           5,208          2,063         6,908           1,015
OTHER DATA:
EBITDAS(2)...............  $ 20,008   $ 23,847     $ 24,522       $  12,776      $  12,092(3)   $ 26,595        $ 12,096(4)
Depreciation, depletion
  and amortization.......    12,083     11,732       14,319           6,733          8,854        18,169           9,568
Other income.............     1,621      3,108        1,480             835          1,175         1,518           1,181
Capital expenditures.....     8,950      9,353        9,815           2,024         27,049
Interest expense.........                                                                         12,293           6,225
Ratio of EBITDAS to
  interest expense.......                                                                            2.2x            1.9x
Ratio of net debt to
  EBITDAS(5).............                                                                            4.7x
OPERATING DATA:
Captive coal sales(6)....     5,891      6,736        7,804           3,977          4,095
Brokered coal sales(6)...     1,442      1,769        2,404           1,041          1,112
Average captive sales
  price per ton..........  $  28.99   $  28.85     $  27.12       $   27.25      $   27.40
Average brokered sales
  price per ton..........     35.00      27.89        30.87           31.47          31.77

                                                                                                   AT JUNE 30, 1997
                                                                                              --------------------------
                                                                                               ACTUAL        AS ADJUSTED(8)
                                                                                                (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Working capital (deficit)..............................................................       $ (1,227)         $ 13,012
Total assets...........................................................................        297,687           302,799
Long-term debt(7)......................................................................        118,837           130,737
Mandatorily redeemable preferred stock.................................................         21,710            21,710
Total stockholders' equity.............................................................         79,367            75,393

------------------------------

(1) The pro forma statement of operations data and other data for the year ended December 31, 1996 give effect to (i) the Oak Mountain Acquisition, (ii) the Recapitalization and (iii) the offering of the Old Notes (at an interest rate of 9.75% per annum) and the application of the net proceeds therefrom as if each such transaction had occurred on January 1, 1996, and the pro forma statement of operations data and other data for the six months ended June 30, 1997 give effect to (i) the Oak Mountain Acquisition and (ii) the offering of the Old Notes and the application of the net proceeds therefrom as if each such transaction had occurred on January 1, 1997.

(2) The Company's earnings before interest, taxes, depreciation, depletion, amortization, non-cash stock compensation and non-recurring related expenses ("EBITDAS") for the six months ended June 30, 1996 and the historical and pro forma Adjusted Combined Year Ended December 31, 1996 excludes $2.969 million of one-time charges for non-cash stock compensation and non-recurring related expenses. EBITDAS should not be considered as an alternative to operating earnings (loss) or net income (loss) (as determined in accordance with generally accepted accounting principles) as a measure of the Company's operating performance or to net cash provided by operating, investing and financing activities (as determined in accordance with generally accepted accounting principles) as a measure of the Company's ability to meet cash needs. EBITDAS is included herein as it is a basis upon which the Company assesses its financial performance and certain covenants in its borrowing arrangements are tied to similar measures.

(3) In the six months ended June 30, 1997 the Company experienced a decrease in EBITDAS which was attributable to $1.7 million in increased costs related to adverse geological conditions at two of the Company's mines. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(4) For a discussion of the factors affecting pro forma EBITDAS for the six months ended June 30, 1997, see "Notes to Unaudited Pro Forma Consolidated Financial Statements."

(5) Net debt is defined as total debt less cash and cash equivalents of $6.1 million as of June 30, 1997, on an as adjusted basis.

(6) In thousands of tons.

(7) Includes current portion of long-term debt. See the Consolidated Financial Statements included elsewhere herein.

(8) The as adjusted balance sheet data as of June 30, 1997 give effect to the offering of the Old Notes and the application of the net proceeds therefrom as if such transaction had occurred on June 30, 1997.

                                  RISK FACTORS

     Holders of Old Notes should consider carefully the risk factors set forth below, as well as the other information set forth herein, before deciding to tender Old Notes in the Exchange Offer. The risk factors set forth below are generally applicable to the Old Notes as well as the Exchange Notes.

     This Offering Memorandum contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements appear in a number of places herein and include statements regarding the intent, belief or current expectations of the Company, primarily with respect to the future operating performance of the Company or related industry developments. Holders of Old Notes are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ from those described in the forward-looking statements as a result of various factors, many of which are beyond the control of the Company. The information contained herein, including, without limitation, the information set forth below and the information under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations," identifies important factors that could cause such differences.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Old Notes who do not exchange their Old Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon. In general, Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Company does not currently intend to register the Old Notes under the Securities Act. Based on interpretations by the staff of the Commission, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by Holders thereof (other than any such Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Old Notes were acquired in the ordinary course of such Holders' business and such Holders have no arrangement with any person to participate in the distribution of such Exchange Notes. Each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes will be adversely affected.

LEVERAGE AND DEBT SERVICE REQUIREMENTS

     The Company has substantial indebtedness and significant debt service obligations. As of June 30, 1997, on a pro forma basis after giving effect to the offering of the Old Notes and the application of the net proceeds therefrom, the Company would have had total long-term indebtedness, including current maturities, in aggregate principal amount of $130.7 million. The Indenture permits the Company and its Restricted Subsidiaries to incur additional indebtedness, including secured indebtedness, subject to certain limitations. See "Capitalization" and "Description of Senior Notes--Certain Covenants." For the six month period ended June 30, 1997, on a pro forma basis, after giving effect to the offering of the Old Notes and the application of the net proceeds therefrom, the Company's earnings would have been insufficient to cover fixed charges in the amount of approximately $3.7 million.

     The Company's high degree of leverage could have important consequences to the holders of the Senior Notes including, without limitation, (i) a substantial portion of the Company's cash provided from operations will be committed to the payment of debt service and will not be available to the Company for other purposes, (ii) the Company's ability to obtain additional financing in the future for working capital, capital expenditures or acquisitions may be limited and (iii) the Company's levels of indebtedness may limit the Company's flexibility in reacting to changes in its business environment. See "Description of Certain Indebtedness" and "Description of Senior Notes."

     The Company's ability to pay principal and interest on the Senior Notes and to satisfy its other debt service obligations will depend upon the future operating performance of its subsidiaries, which will be affected by prevailing economic conditions in the markets they serve and financial, business and other factors, certain of which are beyond their control, as well as the availability of borrowings under the Amended and Restated Revolving Credit Facility or successor facilities. To satisfy its debt service obligations, the Company may be required to refinance all or a portion of its existing indebtedness, including the Senior Notes, at or prior to maturity or sell assets or seek to raise additional equity capital. No assurance can be given that any such debt or equity financing will be available to the Company on acceptable terms, if at all.

HOLDING COMPANY STRUCTURE; RANKING OF SENIOR NOTES

     The Company is a holding company that conducts all of its operations exclusively through its subsidiaries. The Company's only significant assets are the capital stock of its wholly owned subsidiaries. As a holding company, the Company is dependent on dividends or other distributions of funds from its subsidiaries to meet the Company's debt service and other obligations, including its obligations under the Senior Notes. The Guarantors guarantee the indebtedness under the Amended and Restated Revolving Credit Facility, under which all obligations are secured by a first priority lien on substantially all of the assets of the Company and the Guarantors. On the Issue Date of the Old Notes, on a pro forma basis, the Company had approximately $25.0 million of undrawn availability (which availability may be increased to up to $75.0 million upon the achievement of certain financial tests) under the Amended and Restated Revolving Credit Facility which, if drawn, would effectively rank prior to the Senior Notes and the Subsidiary Guarantees. See "Description of Certain Indebtedness."

     As of June 30, 1997, on a pro forma basis after giving effect to the offering of the Old Notes and the application of the net proceeds therefrom, the aggregate principal amount of secured indebtedness of the Company and the Guarantors which would have effectively ranked senior to the Senior Notes and the Subsidiary Guarantees would have been approximately $1.9 million. In addition, as of June 30, 1997, the Company's subsidiaries had trade liabilities aggregating $21.6 million which would effectively rank prior to the Senior Notes and the Subsidiary Guarantees.

RELIANCE ON MAJOR CONTRACTS; CUSTOMER CONCENTRATION

     A substantial portion of the Company's coal is sold pursuant to long-term coal supply contracts which are significant to the stability and profitability of the Company's operations. The execution of a satisfactory long-term contract is frequently the basis on which the Company undertakes the development of coal reserves required to be supplied under the contract. In 1996, approximately 67% of the Company's revenues from coal sales (including brokered and commission sales) were made under long-term contracts. The Company's long-term contracts had a weighted average term of approximately 7.4 years as of June 30, 1997. Twenty long-term and seven short-term contracts with twenty-one customers collectively are expected to account for approximately 67% of revenues from coal sales in 1997. As of the Issue Date of the Old Notes, most of the Company's contracts provided for coal to be sold at a price which exceeded the price at which such coal could be sold in the spot market.

     The Company's long-term contracts with affiliates of AES Corporation ("AES") accounted for more than 16.0% of the Company's revenues in 1996 and are expected to account for approximately 18% of revenues in 1997. In addition, the Company's long-term contracts with Virginia Electric and Power Company ("VEPCO") accounted for approximately 6.0% of the Company's revenues in 1996 and are expected to account for approximately 8% of revenues in 1997. The loss of these and other long-term contracts could have a material adverse effect on the Company's financial condition and results of operations. See "Business--Long-Term Coal Supply Contracts."

     Virtually all of the Company's long-term coal supply contracts are subject to price adjustment provisions which permit an increase or decrease at specified times (typically annually) in the contract price to reflect changes in certain price or other economic indices, taxes and other charges. Three of the Company's twenty long-term coal supply contracts also contain price reopener provisions which provide for the contract price to be adjusted upward or downward at specified times on the basis of market factors. Failure of the parties to agree on a price pursuant to such price adjustment and reopener provisions can lead to early termination of the contracts. The long-term contracts also typically contain force majeure provisions allowing suspension of performance by the Company or the customer to the extent necessary during the duration of certain events beyond the control of the affected party, including labor disputes and changes in government regulations. See "Business--Long-Term Coal Supply Contracts."

     The operating profit margins realized by the Company under its long-term coal supply contracts depend on a variety of factors. In addition, price adjustment, price reopener and other provisions may reduce the insulation from short-term coal price volatility provided by such contracts. If any of the Company's long-term contracts were modified or terminated, the Company could be adversely affected to the extent that it is unable to find alternate customers at the same level of profitability. The Company is currently involved in discussions relating to the possible restructuring of a major contract pursuant to which a lump-sum payment would be made in advance in exchange for a reduction in per ton pricing for the remaining term of the contract. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business--Long-Term Coal Supply Contracts" and "Business--Legal Proceedings."

CSX, NORFOLK SOUTHERN ("NS") AND CONRAIL DEPENDENCE

     Approximately 70% of the Company's coal shipments travel via rail on the CSX, NS and Conrail railroad lines, while the remaining 30% travel by truck or by barge. The Company's ability to deliver coal and reach its markets is to a large extent dependent on the CSX, NS and Conrail railroad lines. Major work stoppages or substantial increases in the cost of their services could adversely affect the Company's ability to deliver coal shipments and the Company's financial condition and results of operations.

     CSX and NS are presently negotiating the acquisition of Conrail, which may affect the Company's rail rates and access to markets. Further, those of the Company's competitors who were only served by Conrail's MGA rail line prior to the CSX/NS acquisition and merger with Conrail will be jointly served by CSX and NS following the acquisition and merger. As a result of the acquisition and merger, certain of the Company's competitors will be able to transport coal without incurring switching costs between railroads ("single rail line hauls") to most of the northeastern and southeastern coal markets. Access to single rail line hauls may provide these competitors with improved market access and a transportation cost advantage over the Company and other eastern coal producers.

IMPORTANCE OF ACQUISITIONS AND RELATED RISKS

     The Company has grown through the acquisition of coal companies, coal properties, coal leases and related assets, and management believes that such acquisitions will continue to be important to the Company. The inability of the Company to make such acquisitions in the future, due to restrictions under the Company's existing or future debt agreements, competition from other coal companies for such properties or the lack of suitable acquisition candidates, could limit the Company's future growth. Further, acquisitions involve a number of special risks, including possible adverse effects on the Company's operating results, diversion of management's attention, failure to retain key acquired personnel and risks associated with unanticipated events or liabilities, some or all of which could have a material adverse effect on the Company's financial condition and results of operations. There can be no assurance that the Company will be successful in the development of such acquisitions or joint ventures or that the acquired companies or other businesses acquired in the future will achieve anticipated revenues and earnings. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

HIGHLY COMPETITIVE INDUSTRY

     The United States coal industry is highly competitive, with numerous producers in all coal producing regions. The Company competes with other large producers and hundreds of small producers in the United

States and abroad. Many of the Company's customers are also customers of the Company's competitors. The markets in which the Company sells its coal are highly competitive and affected by factors beyond the Company's control. Continued demand for the Company's coal and the prices that the Company will be able to obtain will depend primarily on coal consumption patterns of the domestic electric utility industry, which in turn are affected by the demand for electricity, coal transportation costs, environmental and other governmental regulations and orders, technological developments and the availability and price of competing coal and alternative fuel supply sources such as oil, natural gas, nuclear energy and hydroelectric energy. See "Business--Regulation and Laws" and "Business--Competition." In addition, during the mid-1970's and early 1980's, a growing coal market and increased demand attracted new investors to the coal industry and spurred the development of new mines and added production capacity throughout the industry. Although demand for coal has grown over the recent past, the industry has since been faced with over-capacity, which in turn has increased competition and lowered prevailing coal prices. Moreover, because of greater competition for electricity and increased pressure from customers and regulators to lower electricity prices, public utilities are lowering fuel costs by buying higher percentages of spot coal through a competitive bidding process and by only buying the amount of coal necessary to meet their requirements.

TRANSPORTATION

     The United States coal industry depends on rail, trucking and barge transportation to deliver shipments of coal to customers. Disruption of these transportation services could temporarily impair the Company's ability to supply coal to its customers and thus adversely affect the Company's business and operating results. Transportation costs are a significant component of the total cost of supplying coal to customers and can affect significantly a coal producer's competitive position and profitability. Increases in the Company's transportation costs, or changes in such costs relative to transportation costs incurred by providers of competing coal or of other fuels, could have an adverse effect on the Company's operations and business.

RESTRICTIONS IMPOSED BY TERMS OF THE COMPANY'S INDEBTEDNESS

     The Indenture contains certain covenants that, among other things: (i) limit the incurrence by the Company and its Restricted Subsidiaries of additional indebtedness and the issuance of certain preferred stock; (ii) restrict the ability of the Company and its Restricted Subsidiaries to make dividends and other restricted payments (including investments); (iii) limit the ability of the Restricted Subsidiaries to incur dividend and other payment restrictions; (iv) limit transactions by the Company and its Restricted Subsidiaries with affiliates; (v) limit the ability of the Company and its Restricted Subsidiaries to make asset sales; (vi) limit the ability of the Company and its Restricted Subsidiaries to incur certain liens; (vii) limit the ability of the Company to consolidate or merge with or into, or to transfer all or substantially all of its assets to, another person and (viii) limit the ability of the Company to engage in other lines of business. See "Description of Senior Notes--Certain Covenants." In addition, the Amended and Restated Revolving Credit Facility contains additional and more restrictive covenants as compared to the Indenture and requires the Company to maintain specified financial ratios and satisfy certain tests relating to its financial condition. See "Description of Certain Indebtedness--Amended and Restated Revolving Credit Facility."

     The Company's ability to comply with the covenants in the Indenture and the Amended and Restated Revolving Credit Facility may be affected by events beyond its control, including prevailing economic, financial, competitive, legislative, regulatory and other conditions. The breach of any such covenants or restrictions could result in a default under the Indenture and/or the Amended and Restated Revolving Credit Facility which would permit the holders of the Senior Notes and/or the lenders under the Amended and Restated Revolving Credit Facility, as the case may be, to declare all amounts borrowed thereunder to be due and payable, together with accrued and unpaid interest, and the commitments of the lenders to make further extensions of credit under the Amended and Restated Revolving Credit Facility could be terminated. If the Company were unable to repay its indebtedness to the lenders under the Amended and Restated Revolving Credit Facility, such lenders could proceed against any or all of the collateral securing the indebtedness under the Amended and Restated Revolving Credit Facility, which collateral will consist of substantially all of the assets of the Company and the Guarantors. In addition, if the Company fails to comply with the financial and operating covenants contained in the Amended and Restated Revolving Credit Facility, such failure could result in an event of default thereunder, which could permit the acceleration of the debt incurred thereunder and, in some cases, cross-acceleration and cross-default of indebtedness outstanding under other debt instruments of the Company, including the Senior Notes. See "Description of Senior Notes" and "Description of Certain Indebtedness--Amended and Restated Revolving Credit Facility."

CONTROL BY PRINCIPAL STOCKHOLDER

     Approximately 54.1% of the Company's outstanding common stock is owned by First Reserve. Accordingly, First Reserve is able to control the election of the directors of the Company and to determine the corporate and management policies of the Company, including decisions relating to any mergers or acquisitions of the Company, sales of all or substantially all of the Company's assets and other significant corporate transactions, which transactions may result in a Change of Control under the Indenture. See "Ownership of Common Stock."

PURCHASE OF SENIOR NOTES UPON A CHANGE OF CONTROL

     Upon a Change of Control, the Company is required, subject to certain conditions, to offer to purchase all outstanding Senior Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase. The source of funds for any such purchase would be the Company's available cash or cash generated from other sources, including borrowings, sales of assets, sales of equity or funds provided by a new controlling person. The Amended and Restated Revolving Credit Facility restricts the purchase of Senior Notes upon a Change of Control. A Change of Control likely would constitute an event of default under the Amended and Restated Revolving Credit Facility that would permit the lenders to accelerate the debt thereunder. In such event, the Company likely would attempt to refinance the indebtedness outstanding under the Amended and Restated Revolving Credit Facility and the Senior Notes. There can be no assurance that sufficient funds will be available at the time of any Change of Control to make any required purchases of Senior Notes tendered and to repay indebtedness outstanding under the Amended and Restated Revolving Credit Facility. See "Description of Certain Indebtedness--Amended and Restated Revolving Credit Facility" and "Description of the Senior Notes--Repurchase at the Option of the Holders--Change of Control."

RISKS INHERENT TO MINING

     The Company's mining operations are subject to conditions beyond the Company's control which can negatively or positively affect the cost of mining at particular mines for varying lengths of time. These conditions include weather conditions, unexpected maintenance problems, variations in coal seam thickness, variations in the amount of rock and soil overlying the coal deposit, variations in rock and other natural materials, disruption of transportation services, variations in geological conditions and other conditions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

GOVERNMENT REGULATION OF THE MINING INDUSTRY

     The coal mining industry is subject to regulation by federal, state and local authorities on matters such as employee health and safety, permitting and licensing requirements, air quality standards, water pollution, the reclamation and restoration of mining properties after mining is completed, the discharge of materials into the environment, surface subsidence from underground mining and the effects that mining has on groundwater quality and availability. In addition, the industry is affected by significant legislation mandating certain benefits for current and retired coal miners. Numerous governmental permits and approvals are required for mining operations. The Company believes all permits required to conduct its present mining operations have been obtained. The Company may be required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that any proposed exploration for or production of coal may have upon the environment. All requirements imposed by any such authority may be costly and time-consuming and may delay commencement or continuation of exploration or production operations. The possibility exists that new legislation and/or regulations and orders may be adopted which may significantly impact the Company's mining operations, its cost structure and/or its customers' ability to use coal. New legislation, including proposals related to the protection of the environment which would further regulate and tax the coal industry, may also require the Company or its customers to change their operations significantly or incur increased costs. Such factors and legislation (if enacted) could have a material adverse effect on the Company's financial condition and results of operations. See "Business--Employees and Labor Relations" and "Business--Regulation and Laws."

IMPACT OF CLEAN AIR ACT AMENDMENTS ON COAL CONSUMPTION

     The federal Clean Air Act ("Clean Air Act"), including the Clean Air Act Amendments ("Clean Air Act Amendments"), and corresponding state laws which regulate the emissions of materials into the air, affect coal mining operations both directly and indirectly. Coal mining and processing operations may be directly affected by Clean Air Act permitting requirements and/or emissions control requirements relating to particulate matter (e.g., "fugitive dust"). Coal mining and processing may also be impacted by future regulation of fine particulate matter measuring 2.5 micrometers in diameter or smaller. Regulations relating to fugitive dust and coal emissions may restrict the Company's ability to develop new mines or could require the Company to modify its existing operations. The Clean Air Act indirectly affects coal mining operations by extensively regulating the air emissions of coal-fueled electric power generating plants. Title IV of the Clean Air Act Amendments places limits on sulfur dioxide emissions from electric power generation plants. The limits set baseline emission standards for such facilities. Reductions in such emissions will occur in two phases: the first began in 1995 ("Phase I") (applicable to certain identified facilities) and the second will begin in 2000 ("Phase II") (applicable to all facilities, including those subject to the 1995 restrictions). The affected utilities have been and may be able to meet these requirements by, among other ways, switching to lower sulfur fuels, installing pollution control devices such as scrubbers, reducing electricity generating levels or purchasing or trading "pollution credits." Specific emissions sources will receive these credits which utilities and industrial concerns can trade or sell to allow other units to emit higher levels of sulfur dioxide.

     The effect of the Clean Air Act Amendments on the Company cannot be completely ascertained at this time. The Company believes that implementation of Phase II will likely exert a downward pressure on the price of high sulfur coal, as additional coal-burning electric power plants become subject to the restrictions of Title IV. This price effect is expected to result after the large bank of pollution credits which has developed in connection with Phase I has been reduced and before utilities electing to comply with Phase II by installing scrubber sulfur-reduction technologies are able to implement this compliance strategy. The extent to which this expected price decrease will adversely affect the Company will depend upon a number of factors, including the Company's ability to secure long-term contracts for its high sulfur coal. See "--Reliance on Major Contracts; Customer Concentration," "Business--Long-Term Coal Supply Contracts" and "Business--Regulation and Laws."

     The Clean Air Act Amendments also require that existing major sources of nitrogen oxides in moderate or higher ozone non-attainment areas install reasonably available control technology ("RACT") for nitrogen oxides, which are precursors of ozone. In addition, stricter ozone standards are expected to be implemented by the United States Environmental Protection Agency (the "EPA") by 2003. The area from northern Virginia through Maine was designated as an ozone transport region ("OTR"). The Ozone Transport Assessment Group ("OTAG"), formed to make recommendations to the EPA for addressing ozone problems in the eastern United States, submitted its final recommendations to the EPA in June 1997. OTAG's recommendations regarding strategies for reducing ozone and precursor emissions may result in even more stringent emissions limits for eastern states such as West Virginia. Installation of RACT, and any control measures beyond RACT, that the Ozone Transport Commission, states and the EPA may require will make it more costly to operate coal fired power plants and, depending on the requirements of individual state attainment plans and the development of revised new source performance standards, could make coal a less attractive fuel alternative in the planning and building of power plants in the future. If coal's share of the capacity for power generation were to be reduced, a material adverse effect on the Company's financial condition and results of operations could result. The effect such legislation or other legislation that may be enacted in the future could have on the coal industry in general and on the Company in particular cannot be predicted with certainty.

Such legislation limits the ability of some of the Company's customers to burn high sulfur coals unless these customers have or are willing to install scrubbers, to blend coal or to bear the cost of acquiring emission credits which permit them to burn high sulfur coal. No assurance can be given that the implementation of the Clean Air Act Amendments will not adversely affect the Company.

REPLACEMENT AND RECOVERABILITY OF RESERVES

     The Company's future success depends upon its ability to find, develop or acquire additional coal reserves that are economically recoverable. The recoverable reserves of the Company will generally decline as reserves are depleted, except to the extent that the Company conducts successful exploration or development activities or acquires properties containing recoverable reserves, or both. In order to increase reserves and production, the Company must continue its development and exploration and recompletion programs or undertake other replacement activities. The Company's current strategy includes increasing its reserve base through acquisitions of producing properties and by continuing to exploit its existing properties. There can be no assurance, however, that the Company's planned development and exploration projects and acquisition activities will result in significant additional reserves or that the Company will have continuing success developing additional mines. For a discussion of the Company's reserves, see "Business--Coal Reserves."

PRICE FLUCTUATIONS AND MARKETS

     The Company's results of operations are highly dependent upon the prices received for the Company's coal. Although 67% of the Company's sales in 1996 were made pursuant to long-term fixed-price contracts, the balance of sales in 1996 were made in the spot market, or pursuant to contracts based on spot market prices and not pursuant to long-term, fixed-price contracts. Accordingly, the prices received by the Company for a portion of its coal production are dependent upon numerous factors beyond the control of the Company. These factors include, but are not limited to, the level of consumer product demand for electricity, governmental regulations and taxes, the price and availability of alternative energy sources, and the overall economic environment. Furthermore, virtually all of the Company's long-term contracts include price adjustment provisions which permit an increase or decrease at specified times in the contract price to reflect changes in certain price or other economic indices, taxes and other charges, and three of the Company's twenty long-term coal supply contracts contain price reopener provisions which provide for the contract price to be adjusted upward or downward at specified times on the basis of market factors. See "--Reliance on Major Contracts; Customer Concentration." Any significant decline in prices for coal could have a material adverse effect on the Company's financial condition, results of operation and quantities of reserves recoverable on an economic basis. Should the industry experience significant price declines from current levels or other adverse market conditions, the Company may not be able to generate sufficient cash flow from operations to meet its obligations and make planned capital expenditures. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Business--Regulation and Laws."

     The availability of a ready market for the Company's coal production also depends on a number of factors, including the demand and supply of low sulfur coal, and the availability of pollution credits. See "--Impact of Clean Air Act Amendments on Coal Consumption."

RELIANCE ON ESTIMATES OF RECOVERABLE RESERVES

     There are numerous uncertainties inherent in estimating quantities of recoverable reserves, including many factors beyond the control of the Company. The reserve data set forth herein represent only engineering estimates of the Company audited by Boyd. Estimates of economically recoverable coal reserves and future net cash flows necessarily depend upon a number of variable factors and assumptions, such as geological and mining conditions (which may not be fully identified by available exploration data and/or differ from experience in current working faces), historical production from the area compared with production from other producing areas, the assumed effects of regulations by governmental agencies and assumptions concerning future coal prices, future operating costs, severance and excise taxes, development costs and reclamation costs, all of which may in fact vary considerably from actual results. For these reasons, estimates of the economically recoverable quantities of coal attributable to any particular group of properties, classifications of such reserves based on risk of recovery and estimates of future net cash flows expected therefrom prepared by different engineers or by the same engineers at different times may vary substantially. Actual coal tonnage recovered from identified reserve areas or properties, revenues and expenditures with respect to the Company's reserves may vary from estimates, and such variances may be material. See "Business--Coal Reserves."

DEPENDENCE UPON MANAGEMENT

     On October 12, 1997, John J. Faltis, the Company's President, Chief Executive Officer and Chairman of the Board of Directors, was killed in a helicopter accident in West Virginia. Mr. Faltis' death may have an adverse effect on the future direction of the Company. However, due to the presence of a core management team focused on the Company's operations, the Company does not expect that his death will adversely affect the Company's operations, growth or financial prospects. The Company's Board of Directors has elected John Shober, presently a director of the Company, to succeed Mr. Faltis as Chairman of the Board. The Company's Board of Directors also has elected Bruce Sparks, formerly Executive Vice-President, Treasurer and Secretary, to succeed Mr. Faltis as President of the Company. The Board of Directors also has elected Michael M. Matesic as Treasurer and B. Judd Hartman as Secretary. As of November 1, 1997, the seat on the Board of Directors held by Mr. Faltis was vacant. With Mr. Faltis' death, the success of the Company will become increasingly dependent on Mr. Sparks and other key personnel. If Mr. Sparks becomes unwilling or unable to serve in his new role, the Company's business, operations and prospects would likely be further adversely affected. Mr. Sparks entered into an employment agreement with the Company and several of its subsidiaries in connection with the Recapitalization. See "Management -- Employment Agreements." The Company maintains key person life insurance for Mr. Sparks.

UNIONIZATION OF LABOR FORCE

     The Company is not a party to any collective bargaining agreement and considers its relations with its employees to be good. If some or all of the Company's currently non-union operations were to become unionized, the Company could incur higher labor costs and an increased risk of work stoppages. There can be no assurance that the Company's workforce will not unionize in the future. In addition, even if the Company remains non-unionized, its operations may still be adversely affected by work stoppages at unionized companies.

ABSENCE OF A PUBLIC MARKET FOR EXCHANGE NOTES AND RESTRICTIONS ON TRANSFER

     The Exchange Notes will constitute a new issue of securities for which there is no established trading market. The Company does not intend to list the Exchange Notes on any national securities exchange or to seek the admission of the Exchange Notes for quotation through the National Association of Securities Dealers Automated Quotation System. Although the Initial Purchasers have advised the Company that they currently intend to make a market in the Exchange Notes, they are not obligated to do so and may discontinue such market making activity at any time without notice. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and may be limited during the Exchange Offer and the pendency of any shelf registration statement. Although the Old Notes have been designated for trading in the PORTAL market, there can be no assurance as to the development or liquidity of any market for the Exchange Notes, the ability of the holders of the Exchange Notes to sell their Exchange Notes or the price at which the holders would be able to sell their Exchange Notes. Future trading prices of the Exchange Notes will depend on many factors, including among other things, prevailing interest rates, the Company's operating results and the market for similar securities.

FRAUDULENT TRANSFER CONSIDERATIONS

     Under federal or state fraudulent transfer laws, if a court were to find that, at the time the Old Notes and Subsidiary Guarantees were issued, the Company or a Guarantor, as the case may be, (i) issued the Old Notes or a Subsidiary Guarantee with the intent of hindering, delaying or defrauding current or future creditors or (ii)(A) received less than fair consideration or reasonably equivalent value for incurring the indebtedness represented by the Old Notes or a Subsidiary Guarantee, and (B)(1) was insolvent or was rendered insolvent by reason of the issuance of the Old Notes or such Subsidiary Guarantee, (2) was engaged, or about to engage, in a business or transaction for which its assets were unreasonably small or (3) intended to incur, or believed (or should have believed) it would incur, debts beyond its ability to pay as such debts mature (as all of the foregoing terms are defined in or interpreted under such fraudulent transfer statutes), such court could avoid all or a portion of the Company's or a Guarantor's obligations to the holders of Senior Notes, subordinate the Company's or a Guarantor's obligations to the holders of the Senior Notes to other existing and future indebtedness of the Company or such Guarantor, as the case may be, the effect of which would be to entitle such other creditors to be paid in full before any payment could be made on the Senior Notes, and take other action detrimental to the holders of the Senior Notes, including in certain circumstances, invalidating the Senior Notes. In that event, there would be no assurance that any repayment on the Senior Notes would ever be recovered by the holders of the Senior Notes.

     The definition of insolvency for purposes of the foregoing considerations varies among jurisdictions depending upon the federal or state law that is being applied in any such proceeding. However, the Company or a Guarantor generally would be considered insolvent at the time it incurs the indebtedness constituting the Old Notes or a Subsidiary Guarantee, as the case may be, if (i) the fair market value (or fair saleable value) of its assets is less than the amount required to pay its total existing debts and liabilities (including the probable liability on contingent liabilities) as they become absolute or matured or (ii) it is incurring debts beyond its ability to pay as such debts mature. There can be no assurance as to what standard a court would apply in order to determine whether the Company or a Guarantor was "insolvent" as of the date the Old Notes and Subsidiary Guarantees were issued, or that, regardless of the method of valuation, a court would not determine that the Company or a Guarantor was insolvent on that date. Nor can there be any assurance that a court would not determine, regardless of whether the Company or a Guarantor was insolvent on the date the Old Notes and Subsidiary Guarantees were issued, that the payments constituted fraudulent transfers on another ground.

     The Company believes that it and each Guarantor will not be insolvent at the time of or as a result of the consummation of the Offering, that it and each Guarantor will not engage in a business or transaction for which its remaining assets constitute unreasonably small capital and that it and each Guarantor did not and does not intend to incur, or believes that it will incur, debts beyond its ability to pay such debts as they mature. There can be no assurance, however, that a court passing on such questions would agree with the Company.

                                  THE COMPANY

     The Company is a growth-oriented producer of coal used principally for electricity generation and steel production with a focus on selected niche coal markets in the eastern United States. The Company currently owns and operates a diverse portfolio of thirteen non-unionized deep and surface coal mines strategically located in West Virginia and Maryland.

     Prior to the Recapitalization, Anker Holding B.V., a trading company incorporated in the Netherlands ("Anker Holding"), owned approximately 94% of the common stock of the Predecessor. Willem G. Rottier owns 100% of the stock of Anker Holding through various subsidiaries.

     The Company was formed in August 1996 to effect the acquisition of the Predecessor. The Company was capitalized with $50 million in cash from First Reserve, in exchange for approximately 54.1% of the Common Stock of the Company and 10,000 shares of Class B Preferred Stock (as defined). In addition, John J. Faltis (through JJF Group), Anker Holding and Bruce Sparks (through PPK Group Limited Liability Company ("PPK Group")) contributed an aggregate of 7.5% of the common stock of the Predecessor in exchange for 30.4%, 10.4% and 5.1%, respectively, of the Common Stock of the Company. The Company then acquired the remaining 92.5% of common stock of the Predecessor from Anker Holding for approximately $87 million, which was funded by the issuance of $25 million of Class A Preferred Stock (as defined) to Anker Holding and the payment of $62 million in cash, $12 million of which was borrowed under the Credit Facility. In addition, the Company assumed $152 million of the Predecessor's outstanding liabilities.

     The Company has accounted for the Recapitalization using the purchase method of accounting as prescribed under Accounting Principles Bulletin No. 16, "Accounting for Business Combinations." The Company has designated August 1, 1996 as the effective date of the Recapitalization.

     The Company's principal offices are located at 2708 Cranberry Square, Morgantown, West Virginia 26505 and its telephone number is (304) 594-1616.

                                USE OF PROCEEDS

     There will be no proceeds to the Company from the exchange of Senior Notes pursuant to the Exchange Offer.

     The net proceeds from the offering of the Old Notes were $119.8 million, which was used to repay bank indebtedness of the Company under the Credit Facility outstanding at the time of the offering of the Old Notes. On the Issue Date of the Old Notes on a pro forma basis, the Company had approximately $25.0 million of undrawn availability (which availability may be increased to up to $75.0 million upon the achievement of certain financial tests) under the Amended and Restated Revolving Credit Facility for working capital purposes, including acquisitions. See "Description of Certain Indebtedness."

     The Company's indebtedness under the Credit Facility accrued interest at an average rate of (i) with respect to term loan Tranche A, 8.4% per annum, maturing in June 2003, (ii) with respect to term loan Tranche B, 8.9% per annum, maturing in June 2004, and (iii) with respect to the revolving component, 8.4% per annum, maturing in June 2004.

                                 CAPITALIZATION

     The following table sets forth the historical cash and cash equivalents and capitalization of the Company as of June 30, 1997 and the cash and cash equivalents and capitalization as adjusted to give effect to the offering of the Old Notes and the application of the net proceeds therefrom and the Company entering into the Amended and Restated Revolving Credit Facility. This table should be read in conjunction with "Use of Proceeds," "Unaudited Pro Forma Consolidated Financial Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements included elsewhere herein.

                                                                          AS OF JUNE 30, 1997
                                                                        ------------------------
                                                                         ACTUAL      AS ADJUSTED
                                                                         (DOLLARS IN THOUSANDS)
Cash and cash equivalents.............................................  $    687      $   6,118
                                                                        ========       ========
Long-term debt (including current portion):
  Credit Facility(1)..................................................  $113,100      $      --
  Amended and Restated Revolving Credit Facility(2)...................        --              0
  Senior Notes........................................................        --        125,000
  Other debt(3).......................................................     5,737          5,737
                                                                        --------       --------
          Total debt..................................................   118,837        130,737
                                                                        --------       --------
Mandatorily redeemable preferred stock(4).............................    21,710         21,710
Total stockholders' equity:
  Preferred stock(5)..................................................    23,000         23,000
  Common stock........................................................        --             --
  Paid-in-capital.....................................................    57,900         57,900
  Retained earnings (deficit).........................................    (1,533)        (5,507)
                                                                        --------       --------
          Total stockholders' equity..................................    79,367         75,393
                                                                        --------       --------
Total capitalization..................................................  $219,914      $ 227,840
                                                                        ========       ========

------------------------------
(1) As of the Issue Date of the Old Notes, the Company had approximately $125.0 million of outstanding indebtedness under the Credit Facility, of which $119.8 million was repaid with the net proceeds of the offering of the Old Notes and the balance was repaid with the proceeds of initial drawings under the Amended and Restated Revolving Credit Facility.

(2) Subject to restrictions contained in the Amended and Restated Revolving Credit Facility, on the Issue Date of the Old Notes on a pro forma basis, the Company had approximately $25.0 million of undrawn availability (which availability may be increased to up to $75.0 million upon the achievement of certain financial tests) under the Amended and Restated Revolving Credit Facility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Description of Certain Indebtedness--Amended and Restated Revolving Credit Facility."

(3) Other debt consists primarily of approximately $3.8 million of obligations of Oak Mountain Energy, L.L.C., which are non-recourse to the Company, but are required to be stated on the Company's balance sheet in accordance with the proportionate consolidation method of accounting, and other notes payable.

(4) Consists of 10,000 shares of Class A preferred stock, par value $2,500 per share (the "Class A Preferred Stock"), and 1,000 shares of Class D preferred stock, par value $7,000 per share (the "Class D Preferred Stock"). The Class A Preferred Stock is recorded on the Company's Consolidated Financial Statements at estimated fair market value, which is less than book value. The difference of approximately $12 million will be accrued over the remaining life of the Class A Preferred Stock. See "Description of Capital Stock" and the notes to the Consolidated Financial Statements.

(5) Consists of 10,000 shares of Class B preferred stock, par value $1,000 per share (the "Class B Preferred Stock"), and 1,000 shares of Class C preferred stock, par value $13,000 per share (the "Class C Preferred Stock"). See "Description of Capital Stock" and the notes to the Consolidated Financial Statements.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The following Unaudited Pro Forma Consolidated Financial Statements are based on the Consolidated Financial Statements included elsewhere herein.

     The Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1997 gives effect to the offering of the Old Notes and the application of the net proceeds therefrom as if such transaction had occurred on June 30, 1997.

     The Unaudited Pro Forma Adjusted Combined Statement of Operations for the year ended December 31, 1996 gives effect to (i) the Oak Mountain Acquisition,
(ii) the Recapitalization and (iii) the offering of the Old Notes and the application of the net proceeds therefrom as if each such transaction had occurred on January 1, 1996.

     The Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 1997 gives effect to (i) the Oak Mountain Acquisition and
(ii) the offering of the Old Notes and the application of the net proceeds therefrom as if each such transaction had occurred on January 1, 1997.

     The unaudited pro forma adjustments are based upon available information and certain assumptions which management believes are reasonable. The Unaudited Pro Forma Consolidated Financial Statements do not purport to represent what the Company's consolidated results of operations or consolidated financial position would have been had the transactions described above actually occurred at the beginning of the relevant period or as at the date thereof. In addition, the Unaudited Pro Forma Consolidated Financial Statements do not purport to project the Company's consolidated results of operations or consolidated financial position for the current year or any future date or period.

     The Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the Consolidated Financial Statements included elsewhere herein.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                                                     AS OF JUNE 30, 1997
                                                         -------------------------------------------
                                                                         OFFERING
                                                          ACTUAL      ADJUSTMENTS(1)     AS ADJUSTED
                                                                   (DOLLARS IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents............................  $    687       $  125,000(a)     $   6,118
                                                                          (113,100)(b)
                                                                            (1,269)(c)
                                                                            (5,200)(d)
  Accounts receivable..................................    25,873                            25,873
  Inventories..........................................    14,791                            14,791
  Other current assets.................................     4,839                             4,839
                                                         --------        ---------         --------
          Total current assets.........................    46,190            5,431           51,621
Properties:
  Coal lands and mineral rights........................   104,285                           104,285
  Machinery and equipment..............................    81,848                            81,848
                                                         --------                          --------
  Less: allowances for depreciation, depletion and
     amortization......................................    12,890                            12,890
                                                         --------                          --------
                                                          173,243                           173,243
Goodwill...............................................    40,554                            40,554
Other assets...........................................    37,700            5,200(d)        37,381
                                                                            (5,519)(e)
                                                         --------        ---------         --------
          Total assets.................................  $297,687       $    5,112        $ 302,799
                                                         ========        =========         ========
LIABILITIES AND STOCKHOLDERS' EQUITY AND MANDATORILY
  REDEEMABLE PREFERRED STOCK
Current liabilities:
  Accounts payable.....................................  $ 21,632                         $  21,632
  Accrued expenses.....................................    13,870       $   (1,269)(c)       12,601
  Current maturities of long-term debt(2)..............    11,915           (7,539)(b)        4,376
                                                         --------        ---------         --------
          Total current liabilities....................    47,417           (8,808)          38,609
Long-term debt(2)......................................   106,922          125,000(a)       126,361
                                                                          (105,561)(b)
Other liabilities......................................    42,271           (1,545)(e)       40,726
                                                         --------        ---------         --------
          Total liabilities............................   196,610            9,086          205,696
Mandatorily redeemable preferred stock.................    21,710                            21,710
Total stockholders' equity:
  Preferred stock......................................    23,000                            23,000
  Common stock.........................................     --                               --
  Paid-in capital......................................    57,900                            57,900
  Accumulated deficit..................................    (1,533)          (3,974)(e)       (5,507)
                                                         --------        ---------         --------
          Total stockholders' equity...................    79,367           (3,974)          75,393
                                                         --------        ---------         --------
          Total liabilities and stockholders' equity
            and mandatorily redeemable preferred
            stock......................................  $297,687       $    5,112        $ 302,799
                                                         ========        =========         ========

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1997
                             (DOLLARS IN THOUSANDS)

(1) Reflects the offering of the Old Notes and the application of the net proceeds therefrom.

    (a) Reflects gross proceeds from the offering of the Old Notes.

    (b) Reflects the repayment in full of all outstanding term indebtedness under the Credit Facility.

    (c) Reflects the repayment in full of accrued interest under the Credit Facility.

    (d) Reflects payment of debt issuance costs, including underwriting discount, related to the offering of the Old Notes.

    (e) Reflects the write-off of unamortized deferred financing cost and fees in connection with repayment of indebtedness under the Credit Facility in the amount of $5,519, and the related income tax effects in the amount of $1,545.

(2) On the Issue Date of the Old Notes, on a pro forma basis, the Company had approximately $25.0 million of undrawn availability (which availability may be increased to up to $75.0 million upon the achievement of certain financial tests) under the Amended and Restated Revolving Credit Facility.

         UNAUDITED PRO FORMA ADJUSTED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                 YEAR ENDED DECEMBER 31, 1996
                                -----------------------------------------------------------------------------------------------
                                                                              OAK MOUNTAIN
                                  ACTUAL        ACTUAL      RECAPITALIZATION  ACQUISITION      PRO        OFFERING        AS
                                COMPANY(1)  PREDECESSOR(2)   ADJUSTMENTS(3)   ADJUSTMENTS(4)   FORMA   ADJUSTMENTS(5)  ADJUSTED
                                                                    (DOLLARS IN THOUSANDS)
Total coal sales and related
  revenue......................  $123,246      $166,909                         $ 10,159    $300,314                   $300,314
Expenses:
  Cost of operations and
    selling expenses...........   110,215       149,364         $   (729)(a)       8,907     267,287                    267,287
                                                                    (470)(b)
  Depreciation, depletion and
    amortization...............     6,437         7,882              507(c)        1,700      18,437      $   (268)(a)   18,169
                                                                   1,741(d)
                                                                     170(e)
  General and administrative...     3,738         3,796                              416       7,950                      7,950
                                 --------      --------          -------         -------    --------       -------     --------
    Operating income...........     2,856         5,867           (1,219)           (864)      6,640           268        6,908
  Non-cash stock compensation
    and non-recurring related
    expenses...................    --             2,969                           --           2,969                      2,969
  Interest expense.............     2,090         2,796            1,050(f)          106       6,042         6,251(b)    12,293
  Other income (expense).......       373         1,107                               38       1,518                      1,518
                                 --------      --------          -------         -------    --------       -------     --------
    Income before income
      taxes....................     1,139         1,209           (2,269)           (932)       (853)       (5,983)      (6,836)
  Income taxes (tax benefit)...       485          (134)            (635)(g)        (261)(a)     (545  (a)      (1,675)   (2,220)
                                 --------      --------          -------         -------    --------       -------     --------
    Net income (loss)..........       654         1,343           (1,634)           (671)       (308)       (4,308)      (4,616)
  Preferred stock dividends....       512           116              729(h)       --           1,241       --             1,241
                                                                    (116)(i)
                                 --------      --------          -------         -------    --------       -------     --------
    Net income (loss) available
      to common stockholders...  $    142      $  1,227         $ (2,247)       $   (671)   $ (1,549)     $ (4,308)    $ (5,857)
                                 ========      ========          =======         =======    ========       =======     ========
OTHER DATA:
  EBITDAS(6)...................                                                                                        $ 26,595
  Depreciation, depletion and
    amortization...............                                                                                          18,169
  Other income.................                                                                                           1,518
  Interest expense.............                                                                                          12,293
  Ratio of EBITDAS to interest
    expense....................                                                                                             2.2x
  Ratio of net debt to
    EBITDAS(7).................                                                                                             4.7x
  Ratio of earnings to fixed
    charges(8).................                                                                                              --

     NOTES TO UNAUDITED PRO FORMA ADJUSTED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

(1) Reflects results of the Company for the period from August 1, 1996 to December 31, 1996.

(2) Reflects results of the Predecessor for the period from January 1, 1996 to July 31, 1996.

(3) Reflects the Recapitalization as if the transaction had taken place effective January 1, 1996.

     (a) Reflects the elimination of reclamation expense related to acquired properties, which was fully reserved at the time of the Recapitalization.

     (b) Reflects the elimination of expense related to the Coal Industry Retiree Health Benefit Act of 1992 which was fully reserved at the time of Recapitalization.

     (c) Reflects the additional amortization of goodwill in connection with the Recapitalization.

     (d) Reflects the additional depreciation expense resulting from the Recapitalization and the recorded basis of machinery and equipment.

     (e) Reflects the additional depletion and amortization expense resulting from the Recapitalization and the recorded basis of coal lands and mineral rights.

     (f) Reflects an increase in interest expense resulting from borrowings under the Credit Facility at an assumed interest rate of 9%.

     (g) Reflects the income tax effects of the pro forma adjustments at an assumed tax rate of 28%.

     (h) Reflects preferred stock dividends related to mandatorily redeemable preferred stock after the Recapitalization.

     (i)  Reflects the elimination of existing preferred stock dividends.

(4) Reflects the Oak Mountain Acquisition as if the transaction had taken place effective January 1, 1996. The Company's ownership percentage is 32.0% and has been reflected on the proportionate consolidation method of accounting.

     (a) Reflects the income tax effects of the pro forma adjustments at an assumed tax rate of 28%.

(5) Reflects the offering of the Old Notes and the application of the net proceeds therefrom.

     (a) Reflects the additional amortization expense resulting from the capitalization of fees and other deferred financing costs in conjunction with the offering of the Old Notes in the amount of $520, net of write-off of fees and other deferred financing costs related to the Credit Facility in the amount of $788.

     (b) Reflects the increase in interest expense resulting from the offering of the Old Notes (at an interest rate of 9.75% per annum) in the amount of $12,187, net of the decrease in interest expense resulting from the prepayment of the outstanding Credit Facility in the amount of $5,936 on a pro forma basis.

(6) EBITDAS represents earnings before interest, taxes, depreciation, depletion, amortization, non-cash stock compensation and non-recurring related expenses. EBITDAS excludes $2,969 of one-time charges for noncash stock compensation and non-recurring related expenses. EBITDAS should not be considered as an alternative to operating earnings (loss) or net income
    (loss) (as determined in accordance with generally accepted accounting principles) as a measure of the Company's operating performance or to net cash provided by operating, investing and financing activities (as determined in accordance with generally accepted accounting principles) as a measure of the Company's ability to meet cash needs. EBITDAS is included herein as it is a basis upon which the Company assesses its financial performance and certain covenants in the Company's borrowing arrangements are tied to similar measures.

(7) Net debt is defined as total debt less cash and cash equivalents of $6,118 as of June 30, 1997 on an as adjusted basis.

(8) For purposes of calculating the ratio of earnings to fixed charges, "earnings" represents income (loss) from continuing operations before income taxes and cumulative effects of accounting changes and extraordinary items plus fixed charges. "Fixed charges" consist of interest expense, amortization of deferred financing costs and the component of rental expense that management believes is representative of the interest component of rental expense. For the pro forma year ended December 31, 1996, earnings were insufficient to cover fixed charges in the amount of $6,836.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997

                                                     SIX MONTHS ENDED JUNE 30, 1997
                               ---------------------------------------------------------------------------
                                            OAK MOUNTAIN
                                             ACQUISITION                       OFFERING
                                ACTUAL      ADJUSTMENTS(1)    PRO FORMA     ADJUSTMENTS(2)     AS ADJUSTED
                                                         (DOLLARS IN THOUSANDS)
Total coal sales and related
  revenue....................  $149,907        $ 3,422        $ 153,329                         $ 153,329
Expenses:
  Cost of operations and
     selling expenses........   134,494          3,263          137,757                           137,757
  Depreciation, depletion and
     amortization............     8,854            580            9,434        $    134(a)          9,568
  General and
     administrative..........     4,496            161            4,657                             4,657
                               --------         ------         --------          ------          --------
          Operating income...     2,063           (582)           1,481            (134)            1,347
  Interest expense...........     3,900             70            3,970           2,255(b)          6,225
  Other income (expense).....     1,175              6            1,181                             1,181
                               --------         ------         --------          ------          --------
          Income before
            income taxes.....      (662)          (646)          (1,308)         (2,389)           (3,697)
  Income taxes (tax
     benefit)................      (185)          (181)(a)         (366)           (669)(c)        (1,035)
                               --------         ------         --------          ------          --------
          Net income
            (loss)...........      (477)          (465)            (942)         (1,720)           (2,662)
  Preferred stock
     dividends...............       635                             635              --               635
                               --------         ------         --------          ------          --------
          Net income (loss)
            available to
            common
            stockholders.....  $ (1,112)       $  (465)       $  (1,577)       $ (1,720)        $  (3,297)
                               ========         ======         ========          ======          ========
OTHER DATA:
  EBITDAS(3)(4)..............                                                                   $  12,096
  Depreciation, depletion and
     amortization............                                                                       9,568
  Interest expense...........                                                                       6,225
  Ratio of EBITDAS to
     interest expense........                                                                         1.9x
  Ratio of earnings to fixed
     charges(5)..............                                                                          --

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                             (DOLLARS IN THOUSANDS)

(1) Reflects the Oak Mountain Acquisition as if the transaction had taken place effective January 1, 1997. The Company's ownership percentage is 32.0% and has been reflected on the proportionate consolidation method of accounting. Effective January 1, 1997, Oak Mountain changed its method of accounting so that certain expenses which had previously been capitalized were expensed. Subsequent to the Company's acquisition of its interest in Oak Mountain, this policy was reversed. Cost of operations and selling expenses have been reduced by $332 representing the effects of the Company's accounting method on Oak Mountain for the period prior to the Oak Mountain Acquisition.

     (a) Reflects the income tax effects of the pro forma adjustments at an assumed rate of 28%.

(2) Reflects the offering of the Old Notes and the application of the net proceeds therefrom.

     (a) Reflects the additional amortization expense resulting from the capitalization of fees and other deferred financing costs in conjunction with the offering of the Old Notes in the amount of $260, net of write-off of fees and other deferred financing costs related to the Credit Facility in the amount of $394.

     (b) Reflects the increase in interest expense resulting from the offering of the Old Notes (at an interest rate of 9.75% per annum) in the amount of $6,094, net of the decrease in interest expense resulting from the prepayment of the outstanding Credit Facility in the amount of $3,839.

     (c) Reflects the income tax effects of the pro forma adjustments at an assumed rate of 28%.

(3) EBITDAS represents earnings before interest, taxes, depreciation, depletion, amortization, non-cash stock compensation and non-recurring related expenses. EBITDAS should not be considered as an alternative to operating earnings (loss) or net income (loss) (as determined in accordance with generally accepted accounting principals) as a measure of the Company's operating performance or to net cash provided by operating, investing and financing activities (as determined in accordance with generally accepted accounting principals) as a measure of the Company's ability to meet cash needs. EBITDAS is included herein as it is a basis upon which the Company assesses its financial performance and certain covenants in the Company's borrowing arrangements are tied to similar measures.

(4) In the six months ended June 30, 1997 the Company experienced a decrease in EBITDAS, which was attributable to $1,700 in increased costs related to adverse geological conditions at two of the Company's mines.

(5) For purposes of calculating the ratio of earnings to fixed charges, "earnings" represents income (loss) from continuing operations before income taxes and cumulative effects of accounting changes and extraordinary items plus fixed charges. "Fixed charges" consist of interest expense, amortization of deferred financing costs and the component of rental expense that management believes is representative of the interest component of rental expense. For the six months ended June 30, 1997, earnings were insufficient to cover fixed charges in the amount of $3,697.

                SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

     The following table sets forth selected historical consolidated financial data of the Company and the Predecessor at the dates and for the periods indicated. Data as of December 31, 1996 and for the periods January 1, 1996 to July 31, 1996 and August 1, 1996 to December 31, 1996 have been derived from consolidated financial statements of the Predecessor and the Company, audited by Coopers & Lybrand L.L.P., independent certified public accountants, appearing elsewhere herein. Data as of December 31, 1992, 1993, 1994, 1995 and for the years then ended have been derived from consolidated financial statements of the Predecessor audited by Ernst & Young LLP, independent certified public accountants. The audited financial statements as of December 31, 1996 and for the periods January 1, 1996 to July 31, 1996 and August 1, 1996 to December 31, 1996, and as of December 31, 1995 and 1994, and for the years then ended, appear elsewhere herein. Data as of and for the six months ended June 30, 1996 and the six months ended June 30, 1997 have been derived from unaudited interim consolidated financial statements of the Predecessor and the Company, respectively, which, in the opinion of management, have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the information. Data as of and for the six months ended June 30, 1997 do not purport to be indicative of results to be expected for the full year. The adjusted combined statements of operations data, other data and operating data for 1996 combine the audited results of operations of the Predecessor for the period January 1, 1996 to July 31, 1996 and of the Company for the period August 1, 1996 to December 31, 1996. The adjusted combined statements of operations data, other data and operating data for the year ended December 31, 1996 do not purport to represent what the Company's consolidated results of operations would have been if the Recapitalization had actually occurred on January 1, 1996.

     The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements included elsewhere herein.

                                                                                                                (UNAUDITED)
                                                                                                           ----------------------
                                          THE PREDECESSOR                                                     THE         THE
                       ------------------------------------------------------  THE COMPANY     ADJUSTED    PREDECESSOR  COMPANY
                                                                               ------------    COMBINED    ----------  ----------
                                      YEAR ENDED                   JANUARY 1,   AUGUST 1,      FOR THE     SIX MONTHS  SIX MONTHS
                                     DECEMBER 31,                   1996 TO      1996 TO      YEAR ENDED   ENDED JUNE  ENDED JUNE
                       -----------------------------------------    JULY 31,   DECEMBER 31,  DECEMBER 31,     30,         30,
                         1992       1993       1994       1995        1996         1996          1996         1996        1997
                                                      (DOLLARS IN THOUSANDS, EXCEPT PER TON DATA)
STATEMENT OF
  OPERATIONS DATA:
  Captive coal sales
    revenue........... $121,483   $143,753   $170,792   $194,348    $126,500     $ 85,175      $211,675     $108,357    $112,209
  Brokered coal sales
    revenue...........   51,145     21,538     50,470     49,333      37,697       36,521        74,218       32,762      35,327
  Other revenue.......    2,997      3,601      6,237      5,216       2,712        1,550         4,262        2,455       2,371
Total coal sales and
  related revenue.....  175,625    168,892    227,499    248,897     166,909      123,246       290,155      143,574     149,907
Operating expenses:
  Cost of operations
    and selling
    expenses..........  152,278    147,418    203,174    221,315     149,364      110,215       259,579      128,413     134,494
  Depreciation,
    depletion and
    amortization......   10,028     10,238     12,083     11,732       7,882        6,437        14,319        6,733       8,854
  General and
    administrative....    5,053      5,193      5,938      6,843       3,796        3,738         7,534        3,220       4,496
                       --------   --------   --------   --------    --------      -------      --------     --------    --------
  Operating income....    8,266      6,043      6,304      9,007       5,867        2,856         8,723        5,208       2,063
Interest expense......    2,824      2,718      3,523      6,612       2,796        2,090         4,886        2,536       3,900
Non-cash stock
  compensation and
  non-recurring
  related expenses....    --         --         --         --          2,969       --             2,969        2,969      --
Other income..........    1,368        832      1,621      3,108       1,107          373         1,480          835       1,175
                       --------   --------   --------   --------    --------      -------      --------     --------    --------
  Income (loss) from
    continuing
    operations before
    income taxes and
    cumulative effect
    of accounting
    changes and
    extraordinary
    item..............    6,810      4,157      4,402      5,503       1,209        1,139         2,348          538        (662)
Income taxes (tax
  benefit)............    1,989      1,368      1,940      2,270        (134)         485           351          196        (185)
                       --------   --------   --------   --------    --------      -------      --------     --------    --------
  Income (loss) before
    cumulative effect
    of accounting
    changes and
    extraordinary
    item..............    4,821      2,789      2,462      3,233       1,343          654         1,997          342        (477)
Cumulative effect of
  accounting
  changes.............    --           978(1)    --        --         --           --            --           --          --
Extraordinary
  item(2).............    1,363(2)    --        --         --         --           --            --           --          --
                       --------   --------   --------   --------    --------      -------      --------     --------    --------
  Net income (loss)...    6,184      3,767      2,462      3,233       1,343          654         1,997          342        (477)
Preferred stock
  dividends(3)........      161        215        215        215         116          512           628           99         635
                       --------   --------   --------   --------    --------      -------      --------     --------    --------
  Net income (loss)
    available to
    common
    stockholders...... $  6,023   $  3,552   $  2,247   $  3,018    $  1,227     $    142      $  1,369     $    243    $ (1,112)
                       ========   ========   ========   ========    ========      =======      ========     ========    ========
Ratio of earnings to
  fixed charges(4)....      2.6x       1.9x       1.8x       1.6x        1.3x         1.4x          1.3x         1.2x         --
OTHER DATA:
EBITDAS(5)............ $ 19,662   $ 17,113   $ 20,008   $ 23,847    $ 14,856     $  9,666      $ 24,522     $ 12,776    $ 12,092(6)
Depreciation,
  depletion and
  amortization........   10,028     10,238     12,083     11,732       7,882        6,437        14,319        6,733       8,854
Other income..........    1,368        832      1,621      3,108       1,107          373         1,480          835       1,175
Capital
  expenditures........    8,977     17,344      8,950      9,353       3,046        6,769         9,815        2,024      27,049
OPERATING DATA:
Captive coal
  sales(7)............    4,397      5,361      5,891      6,736       4,635        3,169         7,804        3,977       4,095
Brokered coal
  sales(7)............    1,539        725      1,442      1,769       1,212        1,192         2,404        1,041       1,112
Average captive sales
  price per
  ton................. $  28.31   $  27.49   $  28.99   $  28.85    $  27.29     $  26.87      $  27.12     $  27.25    $  27.40
Average brokered sales
  price per ton.......    33.23      29.71      35.00      27.89       31.10        30.63         30.87        31.47       31.77
BALANCE SHEET DATA (AT
  PERIOD END):
Working capital
  (deficit)........... $  2,194   $  8,310   $ 12,576   $ 27,599                 $  7,410                               $ (1,227)
Total assets..........   99,374    109,145    161,372    187,026                  259,683                                297,687
Total long-term
  debt(8).............   36,526     45,748     69,910     74,902                   88,029                                118,837
Mandatorily redeemable
  preferred stock.....    1,600      1,600      1,600      8,600                   20,775                                 21,710
Total stockholders'
  equity..............   35,386     38,938     41,185     57,203                   80,779                                 79,367

------------------------------
(1) Represents the cumulative effect recorded relating to the Company's adoption of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

(2) Represents the Company's utilization of its operating loss carryforwards recorded as an extraordinary item in accordance with the Company's accounting method.

(3) Represents accrued and unpaid dividends on Class A Preferred Stock subsequent to the Recapitalization. See "Description of Capital Stock."

(4) For purposes of calculating the ratio of earnings to fixed charges, "earnings" represents income (loss) from continuing operations before income taxes and cumulative effects of accounting changes and extraordinary items plus fixed charges. "Fixed charges" consist of interest expense, amortization of deferred financing costs and the component of rental expense that management believes is representative of the interest component of rental expense. For the six months ended June 30, 1997, earnings were insufficient to cover fixed charges in the amount of $662,000.

(5) EBITDAS represents earnings before interest, taxes, depreciation, depletion, amortization, non-cash stock compensation and non-recurring related expenses. EBITDAS for the six months ended June 30, 1996, for the period from July 1, 1996 to July 31, 1996 and for the Adjusted Combined Year Ended December 31, 1996 excludes $2.969 million of one-time charges for non-cash stock compensation and non-recurring related expenses. EBITDAS should not be considered as an alternative to operating earnings (loss) or net income
    (loss) (as determined in accordance with generally accepted accounting principles) as a measure of the Company's operating performance or to net cash provided by operating, investing and financing activities (as determined in accordance with generally accepted accounting principles) as a measure of the Company's ability to meet cash needs. EBITDAS is included herein as it is a basis upon which the Company assesses its financial performance and certain covenants in the Company's borrowing arrangements are tied to similar measures.

(6) In six months ended June 30, 1997, the Company experienced a decrease in EBITDAS, which was attributable to $1.7 million in increased costs related to adverse geological conditions at two of the Company's mines.

(7) In thousands of tons.

(8) Includes current portion of long-term debt. See the Consolidated Financial Statements included elsewhere herein.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis of the Company's financial condition and results of operations should be read in conjunction with the Consolidated Financial Statements included elsewhere herein.

GENERAL

     Anker is a growth-oriented producer of coal used principally for electricity generation and steel production with a focus on selected niche coal markets in the eastern United States. The Company currently owns and operates a diverse portfolio of thirteen non-unionized deep and surface coal mines strategically located in West Virginia and Maryland. In 1996, approximately 67% of the Company's revenues from coal sales (including brokered and commission sales) were made under long-term contracts. The Company's long-term contracts had a weighted average term of approximately 7.4 years as of June 30, 1997. Based on contracts currently in place and purchase orders and sales made to date, the Company expects 1997 coal sales (including brokered and commission sales) to exceed 14.0 million tons, a 20% increase over 1996 coal sales of 11.6 million tons. Over the past five years, through both acquisitions and development of the Company's existing reserves, the Company's annual coal production has grown at a compound annual rate of approximately 15%, from 4.2 million tons per year in 1992 to 7.7 million tons per year in 1996, and the Company's coal reserves have grown at a compound annual rate of approximately 41%, from 147 million recoverable product tons as of December 31, 1992 to approximately 664 million recoverable product tons as of June 1, 1997.

     The Company was formed in August 1996 to effect the acquisition of the Predecessor. The Company was capitalized with $50 million in cash from First Reserve, in exchange for approximately 54.1% of the Common Stock of the Company and 10,000 shares of Class B Preferred Stock. In addition, John J. Faltis (through JJF Group), Anker Holding and P. Bruce Sparks (through PPK Group) contributed an aggregate of 7.5% of the common stock of the Predecessor in exchange for 30.4%, 10.4% and 5.1%, respectively, of the Common Stock of the Company. The Company then acquired the remaining 92.5% of the common stock of the Predecessor from Anker Holding for approximately $87 million, which was funded by the issuance of $25 million of Class A Preferred Stock to Anker Holding and the payment of $62 million in cash, $12 million of which was borrowed under the Credit Facility. In addition, the Company assumed $56 million of the Predecessor's outstanding indebtedness. The Company has accounted for the Recapitalization using the purchase method of accounting as prescribed under Accounting Principles Bulletin No. 16, "Accounting for Business Combinations." The Company has designated August 1, 1996 as the effective date of the Recapitalization.

RESULTS OF OPERATIONS

     The following table sets forth, for the periods indicated, certain statement of operations and other data of the Company and the Predecessor.

                                                                 ADJUSTED
                                      YEAR ENDED DECEMBER      COMBINED FOR       SIX MONTHS ENDED
                                              31,               YEAR ENDED            JUNE 30,
                                     ---------------------     DECEMBER 31,     ---------------------
                                       1994         1995         1996(1)          1996         1997
                                                          (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Captive sales revenue............. $170,792     $194,348       $211,675       $108,357     $112,209
  Brokered sales revenue............   50,470       49,333         74,218         32,762       35,327
  Other revenue.....................    6,237        5,216          4,262          2,455        2,371
                                     --------     --------       --------       --------
Total coal sales and related
  revenues..........................  227,499      248,897        290,155        143,574      149,907
Cost of operations and selling
  expenses..........................  203,174      221,315        259,579        128,413      134,494
                                     --------     --------       --------       --------
Gross profit........................   24,325       27,582         30,576         15,161       15,413
Operating expenses..................   18,021       18,575         21,853          9,953       13,350
                                     --------     --------       --------       --------
Operating income....................    6,304        9,007          8,723          5,208        2,063
Interest expense....................    3,523        6,612          4,886          2,536        3,900
Non-cash stock compensation and non-
  recurring related expenses........    --           --             2,969          2,969        --
Other income........................    1,621        3,108          1,480            835        1,175
Income taxes (tax benefit)..........    1,940        2,270            351            196         (185)
                                     --------     --------       --------       --------
Net income (loss)................... $  2,462     $  3,233       $  1,997       $    342     $   (477)
                                     ========     ========       ========       ========
OTHER DATA:
EBITDAS............................. $ 20,008     $ 23,847       $ 24,522       $ 12,776     $ 12,092
                                     ========     ========       ========       ========

------------------------------
(1) The adjusted combined statement of operations data and other data for the year ended 1996 combine the audited results of operations of the Predecessor for the period January 1, 1996 to July 31, 1996 and of the Company for the period August 1, 1996 to December 31, 1996. The adjusted combined statement of operations data and other data for the year ended December 31, 1996 do not purport to represent what the Company's consolidated results of operations would have been if the Recapitalization had actually occurred on January 1, 1996.

SIX MONTHS ENDED JUNE 30, 1997 COMPARED TO SIX MONTHS ENDED JUNE 30, 1996

     COAL SALES AND RELATED REVENUES. Coal sales and related revenues were $149.9 million for the six months ended June 30, 1997 compared to $143.6 million for the six months ended June 30, 1996, an increase of 4.4%. Coal sales volume was 6.3 million tons for the six months ended June 30, 1997 compared to 5.6 million tons for the six months ended June 30, 1996, an increase of 12.5%. The increased volume resulted primarily from an increase in commission sales of 0.5 million tons. The average price received for captive and brokered sales increased by $0.21 per ton.

     COST OF OPERATIONS AND SELLING EXPENSES. The cost of operations and selling expenses totalled $134.5 million for the six months ended June 30, 1997 compared to $128.4 million for the six months ended June 30, 1996, an increase of 4.8%. The increase primarily resulted from an increased volume of shipments, an increase in sales of higher cost brokered coal, and increased costs of approximately $1.7 million related to adverse geological conditions at two of the Company's mines. The cost of operations and selling expenses for the Company was $21.30 per ton shipped for the six months ended June 30, 1997 compared to $22.97 per ton for the six months ended June 30, 1996, a decrease of 7.3%.

     OPERATING EXPENSES. Operating expenses for the six months ended June 30, 1997 were $13.4 million compared to $10.0 million for the six months ended June 30, 1996, an increase of 34%. General and administrative expenses increased 40.6%, to $4.5 million for the six months ended June 30, 1997 compared to $3.2 million for the six months ended June 30, 1996. The increase in general and administrative costs primarily resulted from the increase in the Company's management staff necessary to manage the additional five mines developed or acquired since June 30, 1996. Depreciation, depletion and amortization was $8.9 million for the six months ended June 30, 1997 compared to $6.7 million for the six months ended June 30, 1996, an increase of 32.8%. The increase in depreciation, depletion and amortization primarily resulted from purchase accounting adjustments relating to the Recapitalization and from acquisitions made by the Company in the six months ended June 30, 1997.

     INTEREST EXPENSE. Interest expense was $3.9 million for the six months ended June 30, 1997 compared to $2.5 million for the six months ended June 30, 1996, an increase of 56%. The primary reason for the increase was the incurrence of debt under the Credit Facility in connection with the Company's acquisitions and development costs of approximately $40.0 million during the last twelve months.

     NON-CASH STOCK COMPENSATION AND NON-RECURRING RELATED EXPENSES. During June 1996 the Company made a non-cash common stock grant to one of its executive officers in the amount of $1.5 million. In conjunction with that transaction, a cash bonus and related expenses were awarded in the amount of $1.469 million. These transactions resulted in an expense of $3.0 million in 1996 which did not reoccur in 1997.

     INCOME TAXES. Income taxes were $0.2 million in refunds for the six months ended June 30, 1997 compared to $0.2 million in expense for the six months ended June 30, 1996, a decrease of $0.4 million. This primarily resulted from a carryback of the Company's taxable loss for the six months ended June 30, 1997. Pursuant to the United States Internal Revenue Code of 1986, as amended, an economic interest in a mineral property is available for a depletion tax deduction. The depletion deduction is determined by either the cost of the mineral property or the income produced from the property. The deduction relating to the income produced is equal to the lesser of 10% of revenue and 50% of net taxable income (a "Percentage Depletion Deduction"). When applicable, the Company utilizes the Percentage Depletion Deduction, which can result in significant fluctuations in the Company's effective tax rate from year to year.

     NET INCOME. For the six months ended June 30, 1997, the Company's loss was $0.5 million compared to earnings of $0.3 million for the six months ended June 30, 1996. The primary reasons for the decrease in earnings by the Company were the costs related to stock compensation and related expenses and the Recapitalization in 1996, and the increase in administrative staff required to prepare for the Company's continuing growth.

     EBITDAS. The Company's EBITDAS was $12.1 million for the six months ended June 30, 1997 compared to $12.8 million in the six months ended June 30, 1996, a decrease of 5.5%, which was attributable to approximately $1.7 million in increased costs related to adverse geological conditions at two of the Company's mines, partially offset by increased revenues.

ADJUSTED COMBINED YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

     COAL SALES AND RELATED REVENUES. Coal sales and related revenues were $290.2 million in 1996 compared to $248.9 million in 1995, an increase of 16.6%. Coal sales volume was 11.6 million tons in 1996 compared to 9.7 million tons in 1995, an increase of 19.6%. These increases resulted primarily from increased production at the Company's captive mines and an increase in tonnage brokered from third party producers. The average price received decreased by $0.71 per ton from $25.75 to $25.04, reflecting an increased percentage of the Company's sales being made on a unprocessed coal basis, which is sold at lower sales prices but similar profit margins.

     COST OF OPERATIONS AND SELLING EXPENSES. The cost of operations and selling expenses totaled $259.6 million in 1996 compared to $221.3 million in 1995, an increase of 17.3%. This increase resulted from an increased volume of sales and production of 1.9 million tons in 1996 compared to 1995. The cost of operations and selling expenses for the Company was $22.40 per ton shipped in 1996 compared to $22.90 per ton in 1995, a decrease of 2.2%. This decrease was a direct result of improvements in productivity and reductions in operating costs.

     OPERATING EXPENSES. Operating expenses for 1996 were $21.9 million compared to $18.6 million for 1995, an increase of 17.7%. General and administrative expenses for 1996 were $7.5 million compared to $6.8 million for 1995, an increase of 10.3%. This increase resulted primarily from an increase in management staff. However, on a per ton basis, general and administrative expenses for 1996 were $0.65 per ton sold compared to $0.71 per ton sold in 1995. Depreciation, depletion and amortization totaled $14.3 million in 1996 compared to $11.7 million for 1995, an increase of 22.2%. The increase in depreciation, depletion and amortization was primarily attributable to purchase accounting adjustments relating to the Recapitalization. Other income was $1.5 million in 1996 compared to $3.1 million in 1995. In 1995, the Company had $3.2 million of income from the sale of assets and a payment by AES for the delay of the contract with the AES Warrior Run plant in Cumberland, Maryland (the "Warrior Run Contract").

     INTEREST EXPENSE. Interest expense was $4.9 million in 1996 compared to $6.6 million in 1995, a decrease of 25.8%. In connection with the acquisitions of certain assets from Phillips Resources, Inc. and all of the outstanding stock of Upshur Property, Inc. (the "Upshur Acquisition"), the Company received a cash payment, the present value of which exceeds the liabilities assumed by the Company, which was then used to reduce the Company's outstanding bank debt which, in turn, reduced the Company's interest expense in 1996.

     NON-CASH STOCK COMPENSATION AND NON-RECURRING RELATED EXPENSES. During June 1996 the Company made a non-cash common stock grant to one of its executive officers in the amount of $1.5 million. In conjunction with that transaction, a cash bonus and related expenses were awarded in the amount of $1.469 million. These transactions resulted in an expense of $3.0 million in 1996 which did not occur in 1995.

     INCOME TAXES. Income taxes were $0.4 million in 1996 compared to $2.3 million in 1995, a decrease of $1.9 million. This was the result of a Percentage Depletion Deduction, which decreased the Company's effective income tax rates to 14.9% for 1996 from 41.3% for 1995.

     NET INCOME. In 1996, the Company's earnings were $2.0 million compared to $3.2 million in 1995, a decrease of 37.5%. The primary reasons for the decrease in earnings by the Company were the costs related to stock compensation and related expenses and the Recapitalization in 1996, and the increase in administrative staff required to prepare for the Company's continuing growth.

     EBITDAS. The Company's EBITDAS was $24.5 million in 1996, compared to $23.9 million in 1995 an increase of 2.5%.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

     COAL SALES AND RELATED REVENUES. Coal sales and related revenues were $248.9 million in 1995 compared to $227.5 million in 1994, an increase of 9.4%. Coal sales volume totaled 9.7 million tons in 1995 compared to 9.6 million tons in 1994. The average price received was $25.04 per ton in 1995 as compared to $23.69 per ton in 1994, an increase of 8.3%. This increase resulted primarily from (i) price escalations in certain of the Company's long-term contracts and
(ii) the Company's entry into the higher priced low vol met coal market, which commands a price above the average price for the Company's other products.

     COST OF OPERATIONS AND SELLING EXPENSES. The cost of operations and selling expense totaled $221.3 million in 1995, compared to $203.2 million in 1994, an increase of 8.9%. This increase was the result of an increase in the volume of captive shipments and brokered shipments, and a decrease in commission shipments. Captive shipments (which represent tons produced from the Company's operations) and brokered shipments (which represent tons purchased from third party producers resold by the Company) have a higher cost of operations and selling expense than commission shipments (which represent tons shipped by the Company for a third party for a commission).

     OPERATING EXPENSES. Operating expenses were $18.6 million for 1995 compared to $18.0 million for 1994, an increase of 3.3%. General and administrative expenses were $6.8 million for 1995 compared to $5.9 million for 1994, an increase of 15.3%. This increase primarily related to the continued growth of the

Company's captive operations and the related development of the administrative, human resource and management information systems for such operations. Depreciation, depletion and amortization totaled $11.7 million in 1995 compared to $12.1 million in 1994, a decrease of 3.3%. This decrease related to lower depletion rates on new mines developed as compared to higher depletion rates on older mines that had been closed. Other income for 1995 was $3.1 million compared to $1.6 million in 1994, an increase of 93.8%. In 1995, the Company had $3.2 million of income from the sale of assets and a payment by AES for the delay of the Warrior Run Contract.

     INTEREST EXPENSE. Interest expense was $6.6 million in 1995 compared to $3.5 million in 1994, an increase of 88.6%. This increase resulted from the incurrence of $17.1 million of debt under the Credit Facility in connection with acquisitions during the period.

     INCOME TAXES. Income taxes were $2.3 million in 1995 compared to $1.9 million in 1994, an increase of $0.4 million. This increase was the result of higher earnings in 1995 than in 1994, although as a result of a Percentage Depletion Deduction, the Company's effective income tax rate decreased to 41.3% in 1995 compared to 44.1% in 1994.

     NET INCOME. In 1995, the Company's earnings were $3.2 million, compared to $2.5 million in 1994, an increase of 28.0%. The primary reason for the increase in earnings was the Company's continued expansion in profitable niche markets.

     EBITDAS. The Company's EBITDAS was $23.9 million in 1995, compared to $20.0 million in 1994, an increase of 19.5%. This increase primarily resulted from the Company's increase in coal sales and related revenues.

INFLATION

     Inflation in the United States has not had a significant effect on the Company's business or operations during recent periods.

LIQUIDITY AND CAPITAL RESOURCES

     The Company has substantial indebtedness and significant debt service obligations. As of June 30, 1997, on a pro forma basis after giving effect to the offering of the Old Notes and the application of the net proceeds therefrom, the Company would have had total long-term indebtedness, including current maturities, in aggregate principal amount of $130.7 million. The Indenture permits the Company and its Restricted Subsidiaries to incur additional indebtedness, including secured indebtedness, subject to certain limitations. Such limitations will include certain covenants that, among other things: (i) limit the incurrence by the Company and its Restricted Subsidiaries of additional indebtedness and the issuance of certain preferred stock; (ii) restrict the ability of the Company and its Restricted Subsidiaries to make dividends and other restricted payments (including investments); (iii) limit the ability of the Restricted Subsidiaries to incur dividend and other payment restrictions; (iv) limit transactions by the Company and its Restricted Subsidiaries with affiliates; (v) limit the ability of the Company and its Restricted Subsidiaries to make asset sales; (vi) limit the ability of the Company and its Restricted Subsidiaries to incur certain liens; (vii) limit the ability of the Company to consolidate or merge with or into, or to transfer all or substantially all of its assets to, another person and (viii) limit the ability of the Company to engage in other lines of business. In addition, the Amended and Restated Revolving Credit Facility contains additional and more restrictive covenants as compared to the Indenture and requires the Company to maintain specified financial ratios and satisfy certain tests relating to its financial condition. See "Capitalization," "Description of Senior Notes--Certain Covenants" and "Description of Certain Indebtedness--Amended and Restated Revolving Credit Facility." As of June 30, 1997, on a pro forma basis after giving effect to the offering of the Old Notes and the application of the net proceeds therefrom, the Company would have had insufficient earnings to cover fixed charges in the amount of $3.7 million.

     The Company's principal liquidity requirements are for debt service requirements under the Senior Notes, the Amended and Restated Revolving Credit Facility, other outstanding indebtedness, and for working capital needs and capital expenditures. Historically, the Company has funded its capital and operating requirements with a combination of operating cash flow, borrowings under credit facilities and equity investments. The Company has utilized these sources of funds to make acquisitions, to fund significant capital investments in its properties, to fund operations and to service debt under credit facilities.

     In 1996, the Company used $9.8 million for capital expenditures. Excluding capital expenditures relating to the Company's interest in Oak Mountain Energy, L.L.C., the Company has budgeted approximately $37.0 million for capital expenditures in 1997, $27.0 million of which has been spent as of June 30, 1997, and expects to fund its budgeted capital expenditures through a combination of borrowings under the Amended and Restated Revolving Credit Facility and cash generated from operations. Of the $37.0 million budgeted for capital expenditures in 1997, approximately $26.1 million relates to the acquisition of new properties and the development of previously non-producing properties.

     The Company is continually engaged in evaluating potential acquisitions. The Company expects that funding for future acquisitions may come from a variety of sources, depending on the size and nature of any such acquisitions. Potential sources of capital include cash generated from operations, borrowings under the Amended and Restated Revolving Credit Facility, additional equity investments from First Reserve or other external debt or equity financings. There can be no assurance that such additional capital sources will be available to the Company on terms which the Company finds acceptable, or at all.

     In connection with the offering of the Old Notes, the Company entered into the Amended and Restated Revolving Credit Facility, which, on the Issue Date of the Old Notes on a pro forma basis, provided for undrawn availability of approximately $25.0 million (which availability may be increased to up to $75.0 million upon the achievement of certain financial tests). Interest rates on the revolving facility credit loans are based, at the Company's option, on the Base Rate (as defined in the Amended and Restated Revolving Credit Facility) or LIBOR (as defined in the Amended and Restated Revolving Credit Facility). The Amended and Restated Revolving Credit Facility commitment will mature six years after the Closing Date (as defined). The Amended and Restated Revolving Credit Facility contains certain restrictions and limitations, including financial covenants that require the Company to maintain and achieve certain levels of financial performance and limitations on the payment of cash dividends and similar restricted payments. See "Description of Certain Indebtedness--Amended and Restated Revolving Credit Facility."

     The Company believes that, in the absence of future acquisitions, its liquidity, capital resources and cash flows from existing operations will be sufficient to fund budgeted capital expenditures, working capital requirements and interest and principal payments on its indebtedness for the foreseeable future. However, the Company currently expects that it will make additional acquisitions and in connection therewith, expects to incur additional indebtedness. In the event that the Company incurs such additional indebtedness, its ability to make principal and interest payments on its indebtedness, including the Senior Notes, may be adversely affected.

                               INDUSTRY OVERVIEW

     According to preliminary data compiled by the United States Department of Energy's Energy Information Administration (the "EIA"), United States coal production totaled approximately 1.1 billion tons in 1996, a 7.6% increase from the 1.0 billion tons produced in 1995 and a record high. Most of the coal consumed in the United States is used for the generation of electricity. In 1996, coal production levels were driven by an unusually large increase in coal consumption for electricity generation resulting from the confluence of increased natural gas prices, negligible growth in nuclear-powered generation, colder-than-normal weather, and strong economic growth. Total United States coal consumption reached approximately 1.0 billion tons in 1996, a 4.1% increase from 1995. In 1996, coal continued to be the principal energy source for United States utilities, with its share of total utility generation rising to 56.4% from 55.2% in 1995. In the last three years, coal prices have remained steady, except for seasonal variations and supply and demand caused by weather. Companies with improving productivity and efficient mines have filled the increasing demand without price increases. Over the last ten years, many inefficient mines have closed, thus bringing supply and demand into closer balance. Coupled with increased competition in the generation of electricity, utility buyers have been forced to operate and purchase coal in a more fiscally responsible manner. This has led to lower stockpiles, increased spot market activity and shorter contract terms, which has created greater price volatility than has been experienced in the past.

     The following table presents five year United States coal production by region and consumption by sector (the United States coal industry data set forth above and in the following table are derived from publications of the EIA):

                                                      FIVE YEAR COAL PRODUCTION AND CONSUMPTION
                                                 ---------------------------------------------------
                                                 1992      1993       1994        1995        1996
                                                                (IN MILLIONS OF TONS)
PRODUCTION BY REGION
  Appalachia...................................  456.6     409.7       445.4       434.9       445.1
  Interior.....................................  195.2     167.2       179.9       168.5       172.2
  Western......................................  345.3     368.5       408.3       429.6       494.5
                                                 -----     -----     -------     -------     -------
          Total................................  997.1     945.4     1,033.6     1,033.0     1,111.8
                                                 =====     =====     =======     =======     =======
CONSUMPTION BY SECTOR
  Utilities....................................  779.9     813.5       817.3       829.0       873.7
  Independent Power Producers..................   14.8      17.8        20.9        21.2        24.0
  Coke Plants..................................   32.4      31.3        31.7        33.0        31.7
  Other Industrial Plants......................   74.0      74.9        75.2        72.8        70.6
  Residential/Commercial Users.................    6.2       6.2         6.0         5.8         5.8
                                                 -----     -----     -------     -------     -------
          Total................................  907.3     943.7       951.1       968.1     1,005.8
                                                 =====     =====     =======     =======     =======

     Productivity gains, environmental legislation and a shift in the relative importance of utility consumption compared to metallurgical and industrial usage have worked together to exert pressures on the fundamental structure of the coal industry. According to statistics compiled by the federal government, the number of operating mines has declined 47% over the last ten years even though production has increased 31%. During this period, work practice and technological improvements, as well as the rapid expansion of surface mining in Wyoming, have allowed production per man day to increase by 95% while industry employment declined 42%. These productivity gains and resulting excess productive capacity in most segments of the industry have contributed to the stability of coal prices in recent years at levels lower than the 1970's and early 1980's. Clean air concerns and legislation have increased consumption of low sulfur products mined in Appalachia and the Western United States, and the Company expects this trend to continue. Although the United States coal industry's production has consolidated to some degree in recent years, the top ten producers accounted for 44% of total production in 1996 and no company held a market share of more than 10%.

COAL QUALITIES

     In general, coals are classified by heat value and sulfur content. In ascending order of heat values, there are four basic varieties of coal: lignite, subbituminous, bituminous and anthracite. Lignite is a brownish-black coal with a heat value that is less than 8,300 Btu per pound. Major lignite operations are located in Texas, North Dakota, Montana and Louisiana. Subbituminous coal is a dull black coal with a heat value that ranges from approximately 8,300 to 11,500 Btu per pound. Most subbituminous reserves are located in Montana, Wyoming, Colorado, New Mexico, Washington and Alaska. Bituminous coal is a "soft" coal with a heat value that ranges from 10,500 to 14,000 Btu per pound. This coal is located primarily in Appalachia and the Midwest, and is the type most commonly used for electric power generation in the United States. Bituminous coal also is used for utility and industrial steam purposes as well as for making the coke necessary for steel production. Coal used in metallurgical processes has higher expansion/contraction characteristics than steam coal. Anthracite coal is a "hard" coal with a heat value that can be as high as 15,000 Btu per pound. Anthracite deposits are located primarily in the Appalachian region of Pennsylvania. 100% of the Company's reserves are bituminous and are located east of the Mississippi River.

     Due to the importance of sulfur in environmental regulations, coal is commonly described with reference to its sulfur content. Coal that emits no more than 1.2 lb./MBtu of sulfur dioxide when burned is compliance coal.

     Also relevant in determining the utilization and marketability of coals is the percentage of ash (small particles of inert material), the percentage of moisture, and the percentage of volatile matter (volatility). The percentage of ash is important because its inert nature takes away from the heating value (i.e., the higher the percentage of ash, the lower the heating value). Metallurgical coal ("met coal") customers typically require coal containing less than 8% ash. For utilities, the percentage of ash is relevant because of both its effect on heating value and its effect on the amount of combustion byproducts that must be disposed. Utility customers typically require 6% to 15% ash, depending on individual power plant specifications.

     The percentage of moisture is relevant because the higher the moisture, the lower the heating value and because a high percentage of moisture will cause handling problems with the coal.

     Volatility, the percentage of matter which is volatized in the combustion process, is particularly important for the creation of a stable and premium quality coke. Although lower volatility and percentage of ash in coal generally increase the yield and carbon content of the coke, too much low vol coal may cause coke to stick in the coke ovens. Therefore, coke producers carefully blend low vol and high vol met coals to create the proper coke characteristics. In addition, although a plant's boiler can be designed to burn low vol coal, most utilities consume high vol coals.

MINING METHODS

     Coal is mined using either surface or underground methods. The method utilized depends upon several factors, including, in particular, the proximity of the target coal seam to the earth's surface and the geology of the surrounding area. Surface techniques generally are employed when a coal seam is within 200 feet of the earth's surface, and underground techniques are used for deeper seems. In 1996, surface mining accounted for approximately 62% of total United States coal production, with underground mining accounting for the balance of production. The Company estimates that approximately 64% of the coal it produced in 1996 was mined using underground mining techniques, with the balance produced using surface mining methods. Surface mining generally is less expensive and has a higher recovery percentage than underground mining, with surface mining typically resulting in the removal of 80 to 90% and underground mining resulting in the removal of 50 to 60% of the total coal from a particular deposit.

     Strip mining and auger mining constitute the two most common methods of surface mining. Strip mining consists essentially of a large-scale earth moving operation, with the rock and soil overlying a coal deposit (the "overburden") being "stripped" away by means of large earth-moving machines. The coal exposed by stripping is fractured by blasting and is loaded onto haul trucks or overland conveyors for transportation to processing and loading facilities. The site then is backfilled with the overburden and otherwise restored to its approximate original contour and condition (the process of "reclamation"). Federal law mandates the reclamation of all new strip mining sites. In the auger mining method, miners remain outside of the mine and a large, corkscrew-like machine (the "auger") bores into the side of a hill and extracts coal by "twisting" it out.

     Underground mining operations are used when a coal seam is too deep to permit surface mining. Underground mines can be divided into three basic classifications: (i) slope mines, where a coal seam is relatively close to the earth's surface, and accessed through a sloped tunnel, (ii) shaft mines, for deeper deposits, which are accessed through a vertical tunnel, and (iii) drift mines, which are accessed through a horizontal entry.

COAL PREPARATION

     After mining, coal can be prepared for shipment in a preparation plant. This facility crushes the coal and cleans it by washing it in a liquid solution, separates it into higher and lower grades and removes non-coal materials. Cleaning upgrades the quality and heating value of the coal by removing or reducing pyritic sulfur content, rock, clay and other ash-producing materials. Coal blending or mixing of various sulfur types is often performed in order to meet the specific combustion and environmental needs of customers. Depending on its quality and customer requirements, coal may be shipped without being prepared.

                                    BUSINESS

OVERVIEW

     Anker is a growth-oriented producer of coal used principally for electricity generation and steel production with a focus on selected niche coal markets in the eastern United States. The Company currently owns and operates a diverse portfolio of thirteen non-unionized deep and surface coal mines strategically located in West Virginia and Maryland. In 1996, approximately 67% of the Company's revenues from coal sales (included brokered and commission sales) were made under long-term contracts. The Company's long-term contracts had a weighted average term of approximately 7.4 years as of June 30, 1997. Based on contracts currently in place and purchase orders and sales made to date, the Company expects 1997 coal sales (including brokered and commission sales) to exceed 14.0 million tons, a 20% increase over 1996 coal sales of 11.6 million tons. Over the past five years, through both acquisitions and development of the Company's existing reserves, the Company's annual coal production has grown at a compound annual rate of approximately 15%, from 4.2 million tons per year in 1992 to 7.7 million tons per year in 1996, and the Company's coal reserves have grown at a compound annual rate of approximately 41%, from 147 million recoverable product tons as of December 31, 1992 to approximately 664 million recoverable product tons as of June 1, 1997.

     The Company attributes its growth in reserves, production, revenues and cash flow to its focus on serving niche coal markets and its cost-efficient operations. The Company believes it has a competitive advantage due to, among other things, the geographic location of its reserves and the diverse qualities of its coal. For example, in 1996, the Company sold 2.3 million tons of steam coal, or approximately 20% of shipments, to IPPs and was the largest supplier of coal to IPPs in the eastern United States. Because transportation costs can significantly increase the delivered cost of coal over the mine price of coal, the Company believes its proximity to these IPPs and other customers provides it with a competitive advantage over other coal producers. The Company's strategy has been to enter into long-term supply contracts with its customers, which it may initially fulfill with brokered coal and subsequently replace with lower-cost coal from its own production. The Company believes that its ability to supply customers with brokered coal permits it to secure long-term contracts, which provide the stable source of revenues and cash flow required to support the opening, expansion or maintenance of mines to service such contracts.

     The Company's niche market strategy has also focused on supplying specific qualities of coal to satisfy customers' demands in the most efficient manner. The Company supplies premium quality, low vol met coal to certain integrated steel and merchant coke producers, for whom this quality of coal is an essential component of coke production. Low vol met coal sales accounted for approximately 12% of the Company's coal sales and related revenue for 1996, and the Company believes it has an approximate 14% share of the domestic low vol met coal market. In addition, the Company believes that its lower cost, high sulfur reserves are strategically located near electric generation facilities which can economically utilize high sulfur coal due to their use of sulfur-reduction technologies and lower transportation costs.

     Approximately 80% of the Company's 1996 shipments were to electric generation facilities and, consequently, the Company believes that it is well positioned to benefit from favorable trends in the electric generation industry. Over the last ten years coal consumption in the United States has generally experienced steady annual growth, reaching a record level of 1.0 billion tons in 1996. This steady growth in coal consumption is attributable to similar growth in the electric generation industry, which accounts for more than 89% of domestic coal consumption. In 1996, coal-fired facilities generated approximately 56% of the nation's electricity, followed by nuclear (22%), hydroelectric (11%) and gas-fired (9%) facilities. Because coal is one of the least expensive and most abundant resources for the production of electricity and imports of coal have not historically exceeded 1% of domestic coal consumption, domestically produced coal is expected to continue to play a significant role in the production of electricity in the future.

     The Company further believes that it will benefit from increasing deregulation among electricity producers. Since 1935, domestic electricity utilities have operated in a regulated environment, with prices and return on investment being determined by state utility and power commissions. In April 1996, the FERC issued orders establishing rules providing for open access to electricity transmission systems, thereby initiating consumer choice in electricity purchasing and encouraging competition in the generation of electricity. The Company believes that this trend towards deregulation will likely (i) increase the popularity of coal as a source of electricity generation due to its relatively low cost and (ii) favor coal producers, such as the Company, with diverse reserves and cost and transportation advantages.

COMPETITIVE STRENGTHS

     The Company believes that it possesses the following competitive strengths:

     PORTFOLIO OF LONG-TERM CONTRACTS. The Company has secured long-term coal supply contracts with a weighted average term of approximately 7.4 years as of June 30, 1997. The Company's long-term contracts have accounted for an average of approximately 65% of the Company's coal sales revenues (including brokered and commission sales) over the past five years. Over the same period, approximately 3.4 million tons of the Company's annual coal shipments covered by long-term contracts were up for renewal and contracts for 76% of this coal were rolled over each year into new long-term contracts upon their expiration. In addition, over the same period, the Company entered into new long-term contracts for 4.0 million tons of annual coal shipments. The Company has been successful in negotiating long-term contracts for its high sulfur coal with IPPs and utilities equipped with sulfur-reduction technologies. As of June 30, 1997, of the Company's twenty long-term contracts, eight were for its high sulfur coal.

     EFFICIENT OPERATIONS. Historically, the Company has been successful in reducing its cash cost of operations per ton produced. Over the past five years, the Company's cash cost of operations and selling expenses per ton of coal shipped has declined approximately 13% from $25.65 per ton in 1992 to $22.40 per ton in 1996. The Company has achieved this decrease in costs by retaining a highly motivated, non-unionized, workforce that, with management, has developed and instituted more efficient mining techniques.

     DEMONSTRATED RECORD OF RESERVES AND PRODUCTION EXPANSION. The Company has demonstrated its ability to increase production from its existing reserve base as well as grow through acquisitions. Over the past five years, the Company has increased its reserve base approximately 352%, from 147 million recoverable products tons as of December 31, 1992 to approximately 664 million recoverable product tons as of June 1, 1997, substantially all of which increase was due to acquisitions of reserves. For the six months ended June 30, 1997, the Company increased its captive coal production by approximately 11% over production levels for the same period in 1996. Approximately 31% of this increase was due to increased production from the Company's existing reserves as of June 30, 1996 and approximately 69% was due to acquisitions made subsequent to June 30, 1996.

     DIVERSE PORTFOLIO OF OPERATIONS AND RESERVES. With a diverse reserve base of approximately 664 million recoverable product tons, the Company believes that its results of operations are not dependent on any one of its thirteen mines and that it is well positioned to meet the varying needs of its customers. As of June 1, 1997, approximately 22% of the Company's coal reserves was compliance coal, 29% of its reserves was low sulfur (less than 1.0% sulfur) coal (including compliance coal) and another 63% of its reserves was medium sulfur (between 1.0% and 1.8% sulfur) coal. Many of the Company's current customers that possess the technology to scrub high sulfur coal prefer such coal due to its lower cost. All of the Company's coal is of a quality suitable for use in electricity generating facilities. At June 1, 1997, the Company's reserve life index (defined as total recoverable reserves divided by production for 1996) was approximately 86.7 years.

     EXPERIENCED MANAGEMENT TEAM WITH SIGNIFICANT OWNERSHIP. Bruce Sparks, the Company's President and Chief Executive Officer, has 19 years of experience in the coal industry, has worked at the Company for the past 12 years and owns 5.1% of the Company's Common Stock. Prior to his death, John J. Faltis, the Company's President, Chief Executive Officer and Chairman of the Board of Directors, had worked at the Company for the past 22 years and owned 30.4% of the Company's Common Stock, all of which currently is beneficially owned by his estate. See "Prospectus Summary -- Recent Developments."

GROWTH STRATEGY

     In August 1996, members of senior management and First Reserve, a private investment firm specializing in the energy industry, acquired the outstanding Common Stock of the Company. As a result of the Recapitalization, First Reserve owns approximately 54.1% of the Company's Common Stock. Senior management and First Reserve have adopted a business strategy to maintain and enhance the Company's leading position in certain niche markets by increasing revenues, cash flow and profitability. To implement this strategy, the Company will:

     EXPAND PRODUCTION FROM RECENTLY ACQUIRED RESERVES. Through the Company's recent acquisitions and subsequent mine expansion or development, production is expected to reach 9.1 million tons in 1997, an increase of approximately 18% from the 7.7 million tons produced in 1996. Specifically, the majority of the increased production in 1997 has resulted and will result from the operations acquired in Shelby County, Alabama (0.2 million tons) and Grant County, West Virginia (0.4 million tons) and from the operations recently developed in Harrison County, West Virginia (0.4 million tons) and Upshur County, West Virginia (0.3 million tons). See "Business--Recent Acquisitions and Development Plans."

     EXPAND NICHE MARKETS. The Company has demonstrated its ability to enter new markets and become a low-cost supplier of coal to end users in these markets. The Company seeks to leverage this expertise by expanding in its niche markets where it believes it has a competitive advantage due to coal quality, proximity to end users, lower production costs or a combination of these and other factors. The Company believes that its coal trading and brokering operations will permit it to identify and create new development and acquisition opportunities.

     GROW THROUGH ACQUISITIONS. From July 1, 1996 to May 31, 1997, the Company acquired 310.3 million tons of recoverable reserves, increasing its reserve base by approximately 89%. The Company believes that its niche strategy, together with its proven ability to reduce cash operating costs, positions it to exploit the increasing trend towards asset rationalization by larger coal mining companies. The Company presently focuses on building upon its existing market strength in the mid-Atlantic utility and IPP market in the vicinity of its existing coal mines, but will also consider the acquisition of mines outside its primary geographic area of focus if the market and mine fit the Company's niche strategy. The Company is currently evaluating several acquisition possibilities.

RECENT ACQUISITIONS AND DEVELOPMENT PLANS

     Over the past twelve months, the Company has developed or acquired mines in the following locations which have begun production, or are scheduled to begin production, in 1997.

     SHELBY COUNTY, ALABAMA. In April 1997, the Company, Anker Holding, Kiewit Alabama Mining Company and certain members of management of Oak Mountain acquired 32%, 16%, 48% and 4% interests, respectively, in Oak Mountain Energy, L.L.C. to exploit a 108 million ton reserve of premium quality, low sulfur coal with an average of 10% ash, 0.7% sulfur, 32 vol and 12,500 Btu per pound to serve the Southern Company's Plant Gaston, which is situated in close proximity to the mine, and other regional Southern Company power plants as well as local industrial customers. The Company plans to increase the current production of 800,000 tons per year to 2.2 million tons per year to serve this market.

     GRANT COUNTY, WEST VIRGINIA. In February 1997, the Company purchased the assets of New Allegheny, Inc. ("New Allegheny") consisting of approximately 18 million tons of recoverable reserves with an average of 14% ash, 1.8% sulfur, 19 vol and 12,800 Btu per pound, a 200 tons per hour preparation plant, an operating surface mine and related mine equipment, as well as a long-term coal supply contract for 500,000 tons annually with VEPCO. Since February 1997, the Company has increased the surface mine production from 11,000 tons per month to 21,000 tons per month.

     UPSHUR COUNTY, WEST VIRGINIA. In 1996 and 1997, as part of the Spruce Fork Project, the Company purchased an aggregate of approximately 15 million tons of recoverable reserves in the Upper Freeport Seam and in the Middle Kittanning Seam with an average of 8% ash, 1.2% sulfur, 33 vol and 13,000 Btu per pound, as well as a 700 tons per hour preparation plant, warehouse and other surface facilities. The Company began deep mine production in the Upper Freeport seam in July 1997 and plans to produce up to 1.4 million tons per year from this mine.

     HARRISON COUNTY, WEST VIRGINIA. In 1996, the Company acquired approximately 5.6 million tons of recoverable reserves in Harrison County. The Company owns 50% of a limited liability company organized in West Virginia which operates the Sycamore Creek mine to service the nearby Harrison Power Station

("Harrison Power"), which burns over 5 million tons of coal per year. Harrison Power, a division of Allegheny Power Service Corporation ("APS") recently completed a scrubber addition which allows it to utilize the lower cost, high sulfur coal produced at Sycamore Creek. Consequently, the Company is currently shipping 960,000 tons annually into Harrison Power under its 1996/1997 contract and is negotiating a new contract with APS for the future, the terms of which have not yet been determined. The Sycamore Creek mine has approximately 5.6 million tons of recoverable reserves with an average of 10% ash, 3.6% sulfur, 35 vol and 13,000 Btu per pound. The Company began deep mine production in May 1997 and plans to produce up to 750,000 tons per year from this mine.

     Over the past twelve months, the Company has developed or acquired mines in the following locations which are expected to begin production after 1997.

     BUCHANAN AND TAZEWELL COUNTIES, VIRGINIA. In 1996, the Company, through a lease with a subsidiary of NS, acquired a 100% interest in the Big Creek Project, a premium quality, mid volatility metallurgical coal ("mid vol met coal") project with approximately 40 million tons of recoverable reserves. This new complex, which is to be serviced by NS, is scheduled to be constructed over the next two years and is expected to produce over 1.2 million tons per year. The coal quality will be 5% ash, 0.7% sulfur and 25 vol, which will permit it to be sold in the mid vol met coal and steam coal markets. Currently, detailed engineering, mine planning and permitting are underway with construction beginning during 1998.

     UPSHUR COUNTY, WEST VIRGINIA. In addition to the Spruce Fork deep mine, the Company has acquired other assets in Upshur County, West Virginia, which it plans to develop in the next five years. These mines will be developed in the Sewell Seam which averages 8% ash, 0.8% sulfur, 33 vol and 13,300 Btu per pound. The Company controls 15 million tons of recoverable reserves in the Sewell Seam and plans to develop two mines, Area F East and Area F West. This coal will be processed at the Upshur Property, Inc. preparation plant that was acquired as part of the Upshur Acquisition at a favorable price when a larger competitor ceased operations in the northern West Virginia coal fields. This 550 tons per hour modern preparation plant will be refurbished as the Area F mines are developed. With the Sewell Seam mines and this preparation plant, the Company will be able to ship either a premium quality compliance steam coal or a high volatility metallurgical coal ("high vol met coal"), which the Company believes will provide strong market support for these mines.

     HARRISON COUNTY, WEST VIRGINIA. In addition to the Sycamore Creek mine, the Company acquired in May 1997 approximately 15.5 million tons of recoverable reserves of the Pittsburgh seam reserves to further service Harrison Power Station with an average of 10% ash, 3.6% sulfur, 35 vol and 13,000 Btu per pound.

COAL RESERVES

     As of June 1, 1997, the Company had an estimated reserve base totaling approximately 664 million recoverable product tons, with approximately 22% being compliance coal, 29% being low sulfur coal (including compliance coal) and another 63% being medium sulfur coal. Approximately 94% of these reserves are classified as deep and 6% as surface minable. Moreover, premium quality met coal constitutes approximately 132 million tons, or 19%, of the Company's reserves.

     Reserve estimates are prepared by the Company's engineers and geologists and are reviewed periodically to reflect data received and developments affecting the reserves. Accordingly, reserve estimates will change from time to time in reflection of mining activities, analysis of new engineering and geological data, acquisition or divestment of reserve holdings, modification of mining plans or mining methods and other factors. The Company has engaged Boyd, independent mining and geological consultants, to audit the Company's estimates of its coal reserves. This audit includes a review of the procedures used by the Company to prepare its internal reserve estimates, verifying the accuracy of selected property reserve estimates and retabulating reserve groups according to standard classifications of reliability. The following table summarizes the

Company's coal reserves as of June 1, 1997 and is based upon the reserve information contained in the reserve report by Boyd. See Annex A-2--Boyd Report.

                                         (IN MILLIONS OF TONS)
                                                  UNDERGROUND                                   TOTAL
                                                    (UG) OR                                  RECOVERABLE
                COUNTY AND STATE                  SURFACE(S)      MEASURED(1)  INDICATED(2)   RESERVES
Barbour, West Virginia..........................     UG             39.73          5.58          45.31
Braxton, West Virginia..........................    S/UG             5.87         19.18          25.05
Grant, West Virginia............................    S/UG            21.28         19.07          40.35
Harrison, West Virginia.........................     UG             15.64         14.70          30.34
Monongalia, West Virginia.......................     S               6.89          2.11           9.00
Preston, West Virginia..........................     UG             34.10         11.98          46.08
Raleigh, West Virginia..........................     UG             21.86         17.01          38.87
Taylor, West Virginia...........................     UG             42.83        167.99         210.82
Upshur, West Virginia...........................     UG             30.78         39.60          70.38
Webster, West Virginia..........................    S/UG            10.85          6.20          17.05
Allegany, Maryland..............................     S               4.45          1.20           5.65
Garrett, Maryland...............................    S/UG            19.30          6.52          25.82
Muhlenberg, Kentucky............................    S/UG             3.08          5.02           8.10
Tazewell, Virginia..............................    S/UG            23.56         16.18          39.74
Shelby, Alabama.................................     UG             40.55         11.30          51.85
Greene, Pennsylvania............................     S               0.08         --              0.08
                                                                   ------        ------         ------
          Totals................................                   320.85        343.64         664.49
                                                                   ======        ======         ======

------------------------------
(1) "Measured" refers to coal tonnages computed from seam measurements as observed and recorded in drill holes, mine workings, and/or seam outcrop prospect openings. The sites for measurement are so closely spaced and the geologic character so well-defined that the thickness, areal extent, size, shape and depth of coal are well-established. The maximum acceptable distance for projection from seam data points varies with the geologic nature of the coal seam being studied, but generally a radius of 1/4 mile is recognized as the standard.

(2) "Indicated" refers to coal tonnages computed by projection of data from available seam measurements for a distance beyond coal classed as measured. The assurance, although lower than for measured, is high enough to assume continuity between points of measurement. The maximum acceptable distance for projection of indicated tonnage is 1/2 to 3/4 mile from points of observation. Further exploration is necessary to place these reserves in a measured category.

     Of the total of the Company's reserves, approximately 49% are owned by the Company or its subsidiaries, and approximately 51% are leased from third parties. The Company's reserve leases from third parties generally have terms of between 10 and 20 years, although they generally allow the Company the right to renew the lease for a stated period or to maintain the lease in force until the exhaustion of minable and merchantable coal. These leases provide for royalties to be paid to the lessor either as a fixed amount per ton or as a percentage of the sales price. Many leases also require payment of a lease bonus or minimum royalties, payable either at the time of the execution of the lease or in periodic installments. In most cases, the minimum royalty payments are applied to reduce future production royalties. The loss of certain leases could adversely affect the Company's ability to develop the corresponding mines.

     Consistent with industry practices, the Company conducts limited investigation of title to third-party coal properties prior to the Company's leasing of such properties. The title of the lessors or grantors and the boundaries of the Company's leased properties are not fully verified until such time as the Company prepares to mine such reserves. If defects in title or boundaries of undeveloped reserves arise in the future, the Company's control, and right to mine, such reserves could be materially adversely affected.

MINING OPERATIONS

  COAL PRODUCTION

     The Company currently conducts mining operations at ten deep mines and three surface mines in seven counties in West Virginia and in Garrett County, Maryland. Approximately 70% of the Company's production originates from its ten deep mines, and approximately 30% originates from its three surface mines. The following table presents each mining region's production (including coal purchased for blending), for the previous five years:

                                                               (IN THOUSANDS OF TONS)
                 COUNTY AND STATE                   1992      1993      1994      1995      1996
Webster County, West Virginia.....................    975     1,592     2,108     1,889     1,998
Barbour County, West Virginia.....................  1,281     1,223     1,497     1,883     1,787
Monongalia County, West Virginia..................    803       925       917     1,288     1,743
Raleigh County, West Virginia.....................   --        --         123       641       948
Preston County, West Virginia.....................  1,175     1,272     1,021       893       886
Garrett County, Maryland..........................   --          14       156       293       300
Grant County, West Virginia(1)....................   --        --        --        --        --
Upshur County, West Virginia(1)...................   --        --        --        --        --
                                                    -----     -----     -----     -----     -----
          Total...................................  4,234     5,026     5,822     6,887     7,662
                                                    =====     =====     =====     =====     =====

------------------------------
(1) Production commenced in 1997.

     WEBSTER COUNTY, WEST VIRGINIA

     The Company produced approximately 2.0 million tons in 1996 of low sulfur steam coal and has approximately 42.1 million tons of recoverable reserves in Webster and adjacent Braxton Counties. The Company operates the Camp Creek mountaintop surface mine utilizing various techniques of surface mining. The Company sells approximately 90% of Camp Creek's production to Baltimore Gas & Electric Company ("BGE"), Delmarva Power & Light Company ("Delmarva"), AES, Atlantic City Electric Company ("ACE Company") and Salt City Energy Venture, L.P. ("Salt City"). Coal from Camp Creek's Kittanning and Upper Freeport Seams averages 0.8% sulfur, 10% ash, 12,800 Btu per pound, 6.0% moisture and 34 vol.

     A contract mining company operates the Camp Creek #2 deep mine. In 1996, the Camp Creek #2 deep mine produced approximately 976,000 tons of premium quality coal. The Company blends and sells the Camp Creek #2's production with the Camp Creek surface mine production. Coal from Camp Creek #2's Kittanning Seam averages 0.75% sulfur, 8% ash, 12,800 Btu per pound, 6.0% moisture and 34 vol.

     The Company owns and operates a computer-controlled 500 tons per hour modern preparation plant located in close proximity to Camp Creek. It also owns and operates an on-site, modern laboratory that allows for the precise blending of the Camp Creek surface and deep mined coal. This allows the Company the flexibility to sell various qualities of coal and ensures that the precise quality of coal will be shipped for each contract. The site has a 100,000 ton unprocessed coal storage capacity and a 100,000 ton processed coal storage capacity. The total cost of the Company's plant and equipment associated with its Webster County operations was approximately $8.7 million at June 30, 1997 and its net book value was approximately $7.7 million.

     BARBOUR COUNTY, WEST VIRGINIA

     The Company operates the Sentinel Deep Mine Complex in Barbour County which produced approximately 1.8 million tons in 1996 of low to medium sulfur steam coal and premium quality, high vol met coal. The Sentinel Deep Mine Complex has approximately 45 million tons of recoverable reserves. The Company sells approximately 95% of the Sentinel Mine Complex's production to Potomac Electric Power Company of Washington, D.C. ("PEPCO"), BGE, AES and Logan Generating Company L.P., formerly known as Keystone Energy Service Company, L.P. ("Logan Generating"). Coal from the Sentinel Deep Mine Complex's Kittanning Seam averages 1.3% sulfur, 8% ash, 13,200 Btu per pound, 6.0% moisture and 33 vol.

     In addition to its Sentinel Deep Mine Complex, the Company has the ability to purchase coal from surrounding smaller producers to provide additional sales at various qualities for utility and industrial customers. With the Company's preparation plant capacity, blending ability, on-site laboratory and large stockpile area, the Company has the ability to blend the purchased coal with the Sentinel Deep Mine Complex production to serve a variety of customers.

     The Company owns and operates an on-site, 1,100 tons per hour modern preparation plant. The plant is fed from a 100,000 ton open stockpile which facilitates the shipment of coal through the attached 3,000 tons per hour train loading facility. The Company also owns and operates an on-site modern laboratory that provides sampling and blending capabilities. The total cost of the Company's plant and equipment associated with its Barbour County operations was approximately $11.7 million at June 30, 1997 and its net book value was approximately $10.3 million.

     MONONGALIA COUNTY, WEST VIRGINIA

     The Monongalia County surface mine (the "Osage" mine) produced approximately 1.2 million tons of coal in 1996. Approximately 15% of Osage's production is shipped by truck to the Morgantown Energy Associates ("MEA") Power Plant in Morgantown, West Virginia to be blended with coal refuse pursuant to a long-term contract with MEA. The balance of Osage's production is shipped to the Company's Anker Rail & River Terminal ("ARRT") in Monongalia County, where it is shipped by rail and barge to various utilities. Coal from Osage's Waynesburg Seam averages 1.7% sulfur, 14% ash and 11,700 Btu per pound. The Company's Waynesburg Seam has approximately 9.0 million tons of recoverable reserves. However, the Company is currently negotiating and intends to enter into leases for additional reserves in order to meet future mining requirements.

     The Company owns and operates ARRT in Monongalia County. ARRT is situated such that the Company simultaneously is able to load trains in excess of 100 cars ("unit trains") on the Conrail rail line at a rate of 1,500 tons per hour and onto barges on the Monongahela River at a rate of 1,200 tons per hour. The loading facility will be served equally by CSX and NS after the pending merger of the two rail companies and acquisition of Conrail. The facility is equipped with modern crushing, screening and blending equipment, as well as quality control and automated sampling systems. The Company operates ARRT for coal from the Osage mine, as well as third-party brokered coal. The Company earns additional revenue from ARRT by loading coal for non-affiliated enterprises.

     The Company also owns the Rosedale and Dippel river facilities, adjacent to ARRT, which the Company uses for barge staging and additional ground storage. The total cost of the Company's plant and equipment associated with its Monongalia County operations was approximately $4.6 million at June 30, 1997 and its net book value was approximately $3.9 million.

     RALEIGH COUNTY, WEST VIRGINIA

     The Raleigh County Baybeck deep mine produced approximately 950,000 tons of premium quality, low vol met coal in 1996. The Company sells approximately 85% of the Baybeck production to LTV Steel, Citizens Gas and Coke Utility, Drummond Coal Sales, Inc., Koppers Industries, Inc. and U.S. Steel Group. Coal from Baybeck's Beckley Seam averages 0.7% sulfur, 6% ash, 6.0% moisture and 19 vol. The Baybeck mine has approximately 9.8 million tons of recoverable reserves.

     The Company has acquired approximately 29 million tons of premium quality Pocahontas #3 Seam low vol met coal reserves that are known as the Bayhill Project and are adjacent to the Baybeck mine and have already been substantially prepared for production. The project is jointly served by NS and CSX.

     The Company owns and operates a 300 tons per hour modern preparation plant, with an on-site CSX train loading facility, capable of fast-loading a unit train in four hours. The loading facility is fed by the attached 60,000 ton open stockpile area adjacent to the preparation plant. The total cost of the Company's plant and equipment associated with its Raleigh County operations was approximately $9.8 million at June 30, 1997 and its net book value was approximately $8.5 million.

     PRESTON COUNTY, WEST VIRGINIA

     The Company operates three deep mines in Preston County, West Virginia. Each of these mines uses contract mining companies which provide the labor, equipment, supplies and other materials needed to mine the coal and deliver it to a stockpile at the mine site for the production of coal. The Company pays each contract mining company a fixed price per ton for its mining services.

     In 1996, the three deep mines collectively produced approximately 886,000 tons of coal. The Company sells approximately 95% of the production of these mines to PEPCO, APS and AES. These three mines extract coal from the Upper Freeport Seam, which averages 1.5% sulfur, 11% ash, 13,300 Btu per pound, 6.0% moisture and 28 vol on a fully-washed basis. The Company controls in excess of 46 million tons of recoverable reserves in Preston County, West Virginia which will require additional development costs.

     The Company owns and operates a 250 tons per hour modern plant in Preston County, where the coal from its three contracted mines is processed. The plant has blending capabilities and a sophisticated sampling system, with coal preparation recovery averaging 80%. The Company also owns and operates a fully-equipped coal and water quality laboratory and a 1,200 tons per hour CSX unit train loading facility. The plant has a 60,000 ton storage capacity. The total cost of the Company's plant and equipment associated with its Preston County operations was approximately $4.6 million at June 30, 1997 and its net book value was approximately $3.7 million.

     The Company intends to cease operations in Preston County in 1997 due to the depletion of reserves and its ability to service its markets from lower cost mining operations currently being developed. The remaining plant and equipment located in Preston County will be used in other operations of the Company.

     GARRETT COUNTY, MARYLAND

     The Garrett County deep mine (the "Steyer" mine) produced 300,000 tons of processed coal in 1996, which were shipped primarily to MAPCO Coal Company. Coal from Steyer's Bakerstown Seam averages 0.6% sulfur, 25% ash, 10,500 Btu per pound, 5.0% moisture and 19 vol. The Steyer mine has approximately 11.4 million tons of recoverable reserves. The total cost of the Company's plant and equipment associated with its Garrett County operations was approximately $1.0 million at June 30, 1997 and its net book value was approximately $0.8 million.

     GRANT COUNTY, WEST VIRGINIA

     The Company acquired the assets of New Allegheny in February 1997, consisting of 18 million tons of recoverable reserves, a 200 tons per hour preparation plant, a long-term coal supply contract with VEPCO and an operating surface mine. The Company also acquired, in a separate transaction, long-term mining leases for an additional 32 million tons of recoverable deep mine reserves adjacent to the assets acquired from New Allegheny. The Company has expanded the surface mine and currently is increasing production in order to service recently acquired long-term contracts with VEPCO. The Company currently has two contracts with VEPCO to supply approximately 900,000 tons per year. A new deep mine has been developed in the Bakerstown seam near the preparation plant so the deep mine coal and the surface mine production can be blended to service the Company's contracts with VEPCO. The surface mine production and deep mine production will be blended to ship coal with 1.4% sulfur, 14% ash, 11,600 Btu per pound, 5.0% moisture and 19 vol. The surface and deep mines contain approximately 40.4 million tons of recoverable reserves, all of which are located within several miles of VEPCO's generating station.

     The preparation plant that was acquired in the acquisition of assets from New Allegheny has been upgraded with modern circuitry to improve the plant's performance and is being used to process and blend the surface mine and deep mine coal for the VEPCO contract shipments. The total cost of the Company's plant and equipment associated with its Grant County operations was approximately $6.8 million at June 30, 1997 and its net book value was approximately $6.6 million.

     UPSHUR COUNTY, WEST VIRGINIA

     The Company recently commenced production from its Spruce Fork deep mine complex located in Upshur County, West Virginia, which includes the development of a 15 million ton reserve in the Upper

Freeport Coal Seam and the Middle Kittanning Seam. The Company believes the deep mine will produce 1.4 million tons per year of coal. Based on preliminary estimates by the Company, coal from the Upper Freeport Coal Seam averages 1.2% sulfur, 9% ash, 13,000 Btu per pound, 6.0% moisture and 33 vol. The Company has plans to develop the nearby Spruce Fork #2 and Spruce Fork #3 deep mines in the future. These mines will be developed in the Middle Kittanning Seam in reserves currently owned by the Company. These reserves contain 28.0 million tons of recoverable coal with an average quality of 1.1% sulfur, 10% ash, 13,000 Btu per pound and 34 vol.

     The Upshur County coal from the Spruce Fork deep mine and the planned Spruce Fork #2 and #3 deep mines will be processed and loaded at the Sawmill Run preparation plant and loading facility that was recently acquired with the Spruce Fork deep mine from a subsidiary of Pittston Coal Company. The Company believes that the acquisition of these assets was made at favorable prices, which will allow it to refurbish the preparation plant and develop the deep mine at a lower cost than building a new mine complex. However, the sellers of these properties have retained certain residual interests in such properties. See "Description of Capital Stock." The 700 tons per hour preparation plant has been upgraded with modern circuitry and the loading facility has been converted to a high-speed unit-train loading facility with an automatic coal sampling system. The total cost of the Company's plant and equipment associated with its Upshur County operations was approximately $27.2 million at June 30, 1997 and its net book value was approximately $27.0 million.

  COAL TRANSPORTATION

     Transportation costs range from 10 to 15% of the cost of a customer's coal for coal trucked to power plants located in coal fields and from 25 to 40% of the cost of a customer's coal for eastern utilities supplied by rail. Customers typically directly incur the transportation costs from the mine to the place of use (e.g., a customer's power plant). Consequently, the availability and cost of transportation constitute important factors for the marketability of coal.

     In 1996, approximately 70% of the Company's tonnage travelled by rail on NS, CSX and Conrail, with the remaining 30% traveling by truck and inland waterway barges. Although all of the Company's mines are served by a single railroad, the Company believes that the freight charges it pays are competitive with the charges paid by other coal producers served by multiple railroads. The practices of and rates set by the railroad serving a particular mine might affect, either adversely or favorably, the Company's marketing efforts with respect to coal produced from the relevant mine. See "Risk Factors--CSX, Norfolk Southern ("NS") and Conrail Dependence."

  COAL MARKETING AND SALES

     The Company currently conducts its marketing and sales operations primarily in the eastern and mid-western United States.

     The Company's sales and marketing staff in Morgantown, West Virginia focuses on steam coal sales in the Northeast and mid-Atlantic region and on met coal sales across the entire United States, the Company's sales and marketing staff in Carmel, Indiana focuses on sales in the midwestern United States and the individual staff member in Knoxville, Tennessee focuses on sales in the southeastern United States. Sales of coal in 1996 were 11.6 million tons, including 4.4 million tons shipped under long-term contracts with utilities, 1.5 million tons under long-term contracts with IPPs, 1.6 million tons under spot market contracts with utilities and 1.5 million tons to metallurgical and industrial customers.

     In February 1996, the Company established a joint marketing agreement (the "CMS Agreement") with CMS Gas and CMS Electric (collectively, "CMS") pursuant to which the Company and CMS cooperatively market electricity and natural gas in the eastern United States to industrial, local distribution utility, municipal utility and other customers. CMS is the nonutility energy marketing unit of CMS Energy Corporation, an international energy company which owns a large United States electric utility, Consumers Power, as well as a natural gas pipeline and other energy-related businesses. During the first year of this arrangement, the Company's share of revenue was $50,000.

     Anker Holding, through its affiliates, purchases coal from the Company for its international trading operations. These purchases amounted to $7.2 million of coal in 1994, $11.7 million in 1995 and $16.2 million in 1996. Sales to Anker Holding and its affiliates represented 5.6% of the Company's 1996 sales. The Company believes that Anker Holding's expertise in the international arena facilitates such sales.

  LONG-TERM COAL SUPPLY CONTRACTS

     The Company supplies coal to more than fifty customers on a regular basis. The Company has entered into various long-term coal supply contracts with its customers, particularly with its regional utility and IPP customers. The Company has secured long-term coal supply contracts with a weighted average life of approximately 7.4 years as of June 30, 1997. The Company's long-term contracts have accounted for approximately 65% of the Company's coal sales revenues over the past five years. Over the same period, approximately 3.4 million tons of annual coal shipments covered by long-term contracts were up for renewal and contracts for 76% of this coal were rolled over into new long-term contracts upon their expiration. In addition, over the same period, the Company entered into new long-term contracts for 4.0 million tons of annual coal shipments. The Company believes that customers enter into such long-term contracts principally to secure a reliable source of coal at predictable prices. The Company enters into such contracts to obtain stable sources of revenues required to support the large expenditures needed to open, expand and maintain the mines servicing such contracts. The Company's long-term contracts with affiliates of AES accounted for more than 16.0% of the Company's revenues in 1996 and are expected to account for approximately 18% of revenues in 1997. In addition, the Company's long-term contracts with VEPCO accounted for approximately 6.0% of the Company's revenues in 1996 and are expected to account for approximately 8% of revenues in 1997. The loss of these and other of its long-term contracts could have a material adverse effect on the Company's financial condition and results of operations.

     The following table sets forth information regarding the Company's long-term coal supply contracts as of June 30, 1997:

                                                                            APPROXIMATE           CURRENT
                                                                              CURRENT              ANNUAL
                                        CONTINUOUS     EXPIRATION            CONTRACT             CONTRACT
                                         YEARS OF    DATE OF CURRENT           TERM               TONNAGE
               CUSTOMER                  SERVICE       CONTRACT(1)       (NUMBER OF YEARS)     (IN THOUSANDS)
BGE-Wagner Station....................       8             1997                   2                  300
APS-Harrison Power Plant..............       7             1997                   2                  960
Anker Coal Company B.V./CPPE..........      14             1997                  13                  220
BGE-Crane Station.....................       3             1997                   2                  300
Delmarva-Edge Moor Station............       5             1998                   2                  300
VEPCO-Mt. Storm Station...............       6             1998                   3                  456
PEPCO-Dickerson Station...............      15             1999                   4                  336
American Electric Power-Philip Sporn
  Station.............................       5             1999                   3                  300
PEPCO-Dickerson Station...............      15             1999                   5                  336
Delmarva-Indian River Station.........       6             1999                   3                  100
Alabama Power-Plant Gaston............       3             1999                   3                  332
Atlantic City Electric................      15             2001                   6                  200
VEPCO-Mt. Storm Station...............       6             2002                   8                  432
AES-Thames Plant......................       9             2005                  16                  600(2)
Salt City-Hydraco Plant...............       5             2007                  13                  385(2)
MEA-Beechurst Plant...................       6             2007                  15                  120(2)
AES-Shady Point Plant.................       7             2007                  18                  600(2)
Logan Generating-Keystone Plant.......       3             2014                  21                  400(2)
AES-Beaver Valley Plant...............      12             2016                  20                  576(2)
AES-Warrior Run Plant(3)..............       0             2019                  20                  650(2)

------------------------------
(1) Reflects stated term of contract and does not assume the exercise by the Company of unilateral options to extend.

(2) Reflects shipments under a "total requirements" contract. Amounts are averages of what the customer has asked for and is expected to ask for in the future. A total requirements contract is a contract whereby the seller agrees to supply all of the specific goods which the purchaser will need during a certain period at an agreed price, and the purchaser agrees to purchase all such goods exclusively from the seller.

(3) Contract commences in 1999 and the tonnage shown is expected from such date.

     The terms of long-term coal supply contracts result from applicable bidding procedures and extensive negotiations with customers. Consequently, the terms of such contracts typically vary significantly in many respects, including price adjustment features, price reopener terms, coal quality requirements, quantity parameters, flexibility and adjustment mechanics, permitted sources of supply, treatment of environmental constraints, options to extend, and force majeure, termination and assignment provisions.

     Virtually all of the Company's long-term coal supply contracts are subject to price adjustment provisions which permit an increase or decrease at specified times in the contract price to reflect changes in certain price indices or other economic indices, taxes and other charges. Three of the Company's twenty long-term coal supply contracts also contain price reopener provisions which provide for the contract price to be adjusted upward or downward at specified times on the basis of market factors. Price reopener provisions might specify an index or other market pricing mechanism on which a new contract price is to be based. Frequently, bid solicitations are sent by the customer to other suppliers for use in establishing a new price or for the purpose of establishing a right of first refusal. Some price reopener provisions contain limitations on the magnitude of the price change that may result from application of the provisions. Contract prices under long-term coal supply agreements frequently vary from the price at which a customer could acquire and take delivery of coal of similar quality in the spot market.

     The Company's long-term coal supply contracts specify Btu, sulfur, ash, moisture, volatility and other qualities. Most of the Company's contracts specify the approved seams and/or approved locations from which the coal is to be mined.

     The Company's long-term coal supply contracts contain force majeure provisions allowing suspension of performance by the Company and/or the customer to the extent necessary during the duration of certain events beyond the reasonable control of the affected party.

     From time to time, the Company has become involved in contract disputes relating to, among other things, coal quality, pricing and quantity. While customer disputes, if unresolved, could result in the termination or cancellation of the applicable contract, the Company's experience has been that curative and/or dispute resolution measures decrease the likelihood of termination or cancellation. In addition, the Company's development of long-term business relationships with many of its customers has generally permitted it to resolve business disputes in a mutually acceptable manner. Nonetheless, the Company from time to time has been involved in arbitration and other legal proceedings regarding its long-term contracts, and there can be no assurance that existing and future disputes can be resolved in a mutually satisfactory manner. See "--Legal Proceedings."

     Operating profit margins realized by the Company under its long-term coal supply contracts vary from contract to contract and depend upon a variety of factors, including, without limitation, price reopener and other price adjustment provisions and the Company's production costs. Termination or suspension of deliveries under a high-price contract could have a material adverse effect on earnings and operating cash flow disproportionate to the percentage of production represented by the tonnage delivered under contract.

     Anker is party to a coal purchase agreement with Salt City under which it supplies Salt City with all of its coal requirements at its co-generation plant near Syracuse, New York. Under this contract, Anker shipped 340,000 tons in 1994, 349,600 tons in 1995, and 319,800 tons in 1996. Salt City sells the electricity produced to Niagara Mohawk Power Corporation ("Niagara Mohawk"). Recent published reports indicate that Niagara Mohawk has reached a preliminary agreement with several IPPs to buy out or restructure the current electric and steam sales agreements between certain co-generation plants and Niagara Mohawk, and that Salt City is among the co-generation plants that may be closed as a result of the Niagara Mohawk offer. If the Salt City plant is closed, Salt City has indicated that it will seek to terminate the contract with Anker.

     Anker is party to a coal supply agreement with Logan Generating, under which it supplies Logan Generating with all of its coal requirements at its Logan Township, New Jersey co-generation facility. Under this contract, Anker shipped 170,000 tons in 1994, 388,354 tons in 1995, and 415,113 tons in 1996.
Logan Generating sells the electricity that is generated at the Logan Township plant to ACE Company. ACE Company and the Company are discussing the possible restructuring of the contract pursuant to which a lump-sum payment would be made in advance in exchange for a reduction in per ton pricing for the remaining term of the contract. No assurance can be given that the parties will reach an agreement, and any such agreement must be approved by the New Jersey Board of Public Utilities. The Company is unable to predict what impact, if any, resolution of this situation will have on the Company's results of operations and financial condition.

OTHER

     In addition to its mining operations, the Company provides ash handling and utilization services. The Company believes that its customers afford a high priority to the disposal and recycling of combustion by-products in a careful and environmentally sound manner. In 1996, ash disposal services generated $4.3 million, or 1% of the Company's total revenues. The Company also makes small, non-coal investments exclusively in West Virginia through its wholly owned subsidiary Anker Capital Corporation ("Anker Capital"). Under West Virginia's tax code, the Company is entitled to a 50% state tax credit for each dollar invested in Anker Capital provided that Anker Capital invests exclusively in West Virginia. Anker Capital will be an Unrestricted Subsidiary (as defined) for purposes of the Indenture. As of December 31, 1996, the aggregate amount of investments made by Anker through Anker Capital was $5.0 million. The Company does not intend to make any additional investments through Anker Capital.

REGULATION AND LAWS

     The coal mining industry is subject to regulation by federal, state and local authorities on matters such as employee health and safety, permitting and licensing requirements, air quality standards, water pollution, the reclamation and restoration of mining properties after mining is completed, the discharge of materials into the environment, surface subsidence from underground mining and the effects that mining has on groundwater quality and availability. In addition, the industry is affected by significant legislation mandating certain benefits for current and retired coal miners. Numerous federal, state and local governmental permits and approvals are required for mining operations. The Company believes that all permits currently required to conduct its present mining operations have been obtained. The Company may be required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that a proposed exploration for or production of coal may have on the environment. Such requirements could prove costly and time-consuming, and could delay commencement or continuation of exploration or production operations. Future legislation and administrative regulations may emphasize the protection of the environment and, as a consequence, the activities of the Company may be more closely regulated. Such legislation and regulations, as well as future interpretations and more rigorous enforcement of existing laws, may require substantial increases in equipment and operating costs to the Company and delays, interruptions or a termination of operations, the extent of which cannot be predicted. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business--Employees and Labor Relations."

     The Company's independent operating subsidiaries endeavor to conduct mining operations in compliance with all applicable federal, state and local laws and regulations. However, because of extensive and comprehensive regulatory requirements, violations during mining operations occur from time to time in the industry. Notwithstanding compliance efforts, the Company does not believe such violations can be completely eliminated. None of the violations to date or the monetary penalties assessed upon the Company's subsidiaries have been material.

     While it is not possible to quantify the costs of compliance with all applicable federal and state laws, those costs have been and are expected to continue to be significant.

     The remainder of the "Regulation and Laws" section provides a brief description of the general purpose and impact of the principal federal, state and local laws and regulations that affect the coal mining industry. These descriptions do not address every material aspect or possible impact of the applicable law or regulation.

  MINING HEALTH AND SAFETY STANDARDS

     Stringent safety and health standards have been imposed by federal legislation since 1969 when the federal Coal Mine Health and Safety Act of 1969 (the "1969 Act") was adopted. The 1969 Act resulted in increased operating costs and reduced productivity. The Federal Mine Safety and Health Act of 1977 (the "1977 Act") significantly expanded the enforcement of health and safety standards. The 1977 Act imposes safety and health standards on all mining operations. Regulations are comprehensive and affect numerous aspects of mining operations, including training of mine personnel, mining procedures, blasting, the equipment used in mining operations and other matters. The Mine Safety and Health Administration ("MSHA") monitors compliance with these federal laws and regulations. The Black Lung Benefits Act of 1969 and the Black Lung Benefits Reform Act of 1977 constitute parts of the 1969 Act and the 1977 Act. See "Regulation and Laws--Black Lung Benefits." In addition to the federal framework, most of the states in which the Company operates impose regulatory and legal parameters for mine safety and health.

     One of the Company's long-term goals is to achieve excellent health and safety performance as measured by accident frequency rates and other measures. The Company believes that attainment of this goal is inherently tied to the attainment of productivity and financial goals. The Company seeks to implement this goal by, among other measures, training employees in safe work practices; openly communicating with employees; establishing, following and improving safety standards; involving employees in establishing safety standards; and recording, reporting and investigating all accidents, incidents and losses to avoid reoccurrences. As evidence of the effectiveness of the Company's safety program, the Company's Osage operation was awarded the Bart Lay Award by the West Virginia Office of Miners' Health, Safety and Training as the safest coal mine in West Virginia during 1996.

  BLACK LUNG BENEFITS

     In order to compensate miners who were last employed as miners prior to 1970, the Black Lung Benefits Revenue Act of 1977 and the Black Lung Benefits Reform Act of 1977, as amended by the Black Lung Benefits Revenue Act of 1981 and the Black Lung Benefits Amendments of 1981 (the "1981 Acts"), levy a tax on production of $1.10 per ton for deep-mined coal and $0.55 per ton for surface-mined coal, neither amount to exceed 4.4% of the sales price. In addition, the 1981 Acts provide that certain claims for which coal operators had previously been responsible will be obligations of a government trust funded by the tax. The Revenue Act of 1987 extended the termination date of the tax from January 1, 1996 to the earlier of January 1, 2014 or the first January on which the government trust becomes solvent. The Company maintains a fully insured program covering all black lung claims through the West Virginia Workers Compensation and the West Virginia Coal Workers' Pneumoconiosis Funds. The Company has not received any notice of claims for black lung disease which would not be covered by the plans.

     Legislation is currently pending in Congress on black lung reform. A bill is currently pending in Congress that would restrict the evidence that can be offered by a mining company, establish a standard for evaluation of evidence that greatly favors black lung claimants, allow claimants who have been denied benefits at any time since 1981 to refile their claims for consideration under the new law, make surviving spouse benefits significantly easier to obtain and retroactively waive repayment of preliminarily awarded benefits that are later determined to have been improperly paid. If this or similar legislation is passed, the number of claimants who are awarded benefits could significantly increase. There can be no assurance that such proposed legislation or other proposed changes in black lung legislation will not have an adverse effect on the Company.

     The United States Department of Labor has issued proposed amendments to the regulations implementing the federal black lung laws which, among other things, establish a presumption in favor of a claimant's treating physician and limit a coal operator's ability to introduce medical evidence regarding the claimant's medical condition. If adopted, the amendments could have an adverse impact on the Company, the extent of which cannot be accurately predicted.

     COAL INDUSTRY RETIREE HEALTH BENEFIT ACT OF 1992

     The Coal Industry Retiree Health Benefit Act of 1992 (the "Health Benefits Act") was enacted in October 1992 to provide for the funding of health benefits for United Mine Workers Association ("UMWA") retirees. The Health Benefits Act was enacted to eliminate the funding deficits of the 1950 and 1974 UMWA Benefit Trusts by establishing a trust fund to which "signatory operators," are obligated to pay annual premiums for assigned beneficiaries, together with a pro rata share for certain beneficiaries ("unassigned beneficiaries") who never worked for such employers, in amounts to be determined by the Secretary of Health and Human Services on the basis set forth in the Health Benefits Act. "Signatory operators" include operators who are signatory to the current NBCWA or prior NBCWA's, and "related persons," including entities at one time owned by the Company which were signatory operators. The Company's cash cost under the Health Benefits Act amounts to approximately $470,000 per year. In 1996, the Company contributed approximately $1.2 million under this legislation, which represented payments which accrued and were owing in respect of prior years. Based upon independent actuarial estimates, the Company believes that the amount of its obligation under the new plan will be approximately $5.5 million as of December 31, 1996, using a 10% discount rate, and this amount is recorded on the Consolidated Financial Statements.

  ENVIRONMENTAL LAWS

     The Company is subject to various Federal environmental laws, including the Surface Mining Control and Reclamation Act, the Clean Air Act, the Comprehensive Environmental Response Compensation and Liability Act, the Clean Water Act and the Resource Conservation Recovery Act, as well as state laws of similar scope in each state in which the Company operates. These laws require approval of many aspects of coal mining operations, and both federal and state inspectors regularly visit the Company's mines and other facilities in order to assure compliance.

     SURFACE MINING CONTROL AND RECLAMATION ACT. The federal Surface Mining Control and Reclamation Act of 1977 ("SMCRA"), administered by the Office of Surface Mining ("OSM"), establishes mining and reclamation standards for all aspects of surface mining as well as many aspects of deep mining. SMCRA and similar state statutes, among other things, require that mined property be restored in accordance with specified standards and an approved reclamation plan. In addition, the Abandoned Mine Lands Act ("AML"), which is part of SMCRA, imposes a tax on all current mining operations the proceeds of which are used to restore mines closed before 1977. The maximum tax is $0.35 per ton on surface-mined coal and $0.15 per ton on underground-mined coal.

     SMCRA also requires that comprehensive environmental protection and reclamation standards be met during the course of and upon completion of mining activities. For example, SMCRA requires the Company to restore a surface mine to approximate original contour as contemporaneously as practicable with surface coal mining operations. The mine operator must submit a bond or otherwise secure the performance of these reclamation obligations. Permits for surface mining operations must be obtained from the federal Office of Surface Mining Reclamation and Enforcement or, where state regulatory agencies have adopted federally approved state programs under SMCRA, the appropriate state regulatory authority. The Company accrues for the liability associated with all end of mine reclamation on a ratable basis as the coal reserve is being mined. The estimated cost of reclamation, and the corresponding accrual on the Company's financial statements, is updated periodically. The earliest a reclamation bond can be released is five years after reclamation to the approximate original contour has been achieved. The Company recently received an award for its reclamation efforts at the Company's Osage operation in 1996 and has received other similar awards in previous years.

     All states in which the Company's active mining operations are located have achieved primary jurisdiction for SMCRA enforcement through approved state programs. Under SMCRA, responsibility for any coal operator which is currently in violation of SMCRA can be imputed to other companies which are deemed, according to regulations, to "own or control" the coal operator. Sanctions can include being blocked from receiving new permits and rescission or suspension of existing permits. Because of a recent federal court action invalidating the SMCRA ownership and control regulations, the scope and potential impact of the "ownership and control" requirements on the Company are unclear. OSM has responded to the court action by promulgating interim regulations, which more narrowly apply the ownership and control standards to coal companies. Although the federal action should have a precedential effect on state regulations dealing with "ownership and control," which are in many instances similar to the invalidated federal regulations, it is not certain what impact the federal court decision will have on these state regulations.

     CLEAN AIR ACT. The Clean Air Act, including the Clean Air Act Amendments, and corresponding state laws which regulate the emissions of materials into the air, affect coal mining operations both directly and indirectly. Coal mining and processing operations may be directly affected by Clean Air Act permitting requirements and/or emissions control requirements relating to particulate matter (e.g., "fugitive dust"). Coal mining and processing may also be impacted by future regulation of fine particulate matter measuring 2.5 micrometers in diameter or smaller. Regulations relating to fugitive dust and coal emissions may restrict the Company's ability to develop new mines or require the Company to modify its existing operations. The Clean Air Act indirectly affects coal mining operations by extensively regulating the air emissions of coal-fueled electric power generating plants. Title IV of the Clean Air Act Amendments places limits on sulfur dioxide emissions from electric power generation plants. The limits set baseline emission standards for such facilities. Reductions in such emissions will occur in two phases: Phase I began in 1995 (applicable to certain identified facilities) and Phase II will begin in 2000 (applicable to all facilities, including those subject to the 1995 restrictions). The affected utilities may be able to meet these requirements by, among other things, switching to lower sulfur fuels, installing pollution control devices such as scrubbers, reducing electricity generating levels or by purchasing or trading "pollution credits." Specific emissions sources will receive these credits which utilities and industrial concerns can trade or sell to allow other units to emit higher levels of sulfur dioxide.

     The effect of the Clean Air Act Amendments cannot be completely ascertained at this time. Although it was generally anticipated that Phase I of the Clean Air Act Amendments would increase prices for low sulfur coal, because of over-investment in low sulfur production capacity and related transportation facilities in the western United States (and to a lesser degree in Central Appalachia) in reaction to the anticipated price increase, this effect did not materialize. When the Clean Air Act Amendments were enacted, many plants switched to low sulfur coal supplied from the Powder River Basin, located predominately in Wyoming. This compliance strategy generated an unexpectedly large number of pollution credits, which were then marketed together with lower cost, higher sulfur coal and sold in competition with Central Appalachian production. The Company believes these factors reduced or capped the anticipated price increase for Central Appalachian low sulfur coal in Phase I.

     The Company believes that in Phase II the price for low sulfur coal is more likely to increase, and the price for high sulfur coal to decrease, because additional coal-burning electric power plants will be affected by Phase II. However, this is not expected to occur until well into Phase II, after the large bank of pollution credits which has developed in connection with Phase I has been reduced and before utilities electing to comply with Phase II by installing scrubber sulfur-reduction technologies are able to implement this compliance strategy. The Company does not believe that compliance strategies utilizing scrubbers will result in significant downward pressure on compliance coal prices during initial phases of Phase II. However, if the prices of compliance coal and/or pollution credits rise, scrubber compliance strategies may become more competitive. The expected reduction of the existing bank of pollution credits during Phase II should also help to rationalize the market for compliance coal during the long-term to the extent utilities are unable to utilize strategies to create a new bank of pollution credits.

     The Clean Air Act Amendments also require that existing major sources of nitrogen oxides in moderate or higher ozone non-attainment areas install RACT for nitrogen oxides, which are precursors of ozone. In addition, stricter ozone standards are expected to be implemented by the EPA by 2003. The area from northern Virginia through Maine was designated as an OTR. OTAG, formed to make recommendations to the EPA for addressing ozone problems in the eastern United States, submitted its final recommendations to the EPA in June 1997. OTAG's recommendations regarding strategies for reducing ozone and precursor emissions may result in even more stringent emissions limits for eastern states such as West Virginia. Installation of RACT, and any control measures beyond RACT, that the Ozone Transport Commission, states and the EPA may require will make it more costly to operate coal fired power plants and, depending on the requirements of individual state attainment plans and the development of revised new source performance standards, could make coal a less attractive fuel alternative in the planning and building of power plants in the future. If coal's share of the capacity for power generation were to be reduced, a material adverse effect on the Company's financial condition and results of operations could result. The effect such legislation or other legislation that may be enacted in the future could have on the coal industry in general and on the Company in particular cannot be predicted with certainty. Such legislation limits the ability of some of the Company's customers to burn higher sulfur coals unless these customers have or are willing to install scrubbers, to blend coal or to bear the cost of acquiring emission credits which permit them to burn higher sulfur coal. The Company has endeavored to mitigate the potential adverse effects of the legislation's limitations on sulfur dioxide emissions through the acquisition and development of compliance and low sulfur coal reserves and operations in Appalachia. No assurance can be given that the implementation of the Clean Air Act Amendments will not adversely affect the Company.

     COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT. The federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") and similar state laws affect coal mining operations by imposing clean-up requirements for threatened or actual releases of hazardous substances that may endanger public health or welfare or the environment. Under CERCLA, joint and several liability may be imposed on waste generators, site owners and operators and others regardless of fault or the legality of the original disposal activity. Waste substances generated by coal mining and processing are generally not regarded as hazardous substances for purposes of CERCLA.

     CLEAN WATER ACT. Both the federal Clean Water Act and corresponding state statutes affect coal mining operations by imposing restrictions on effluent discharge, including acid mine drainage, into waters. Permits for such discharges must be obtained from the EPA and/or similar state agencies. Regular monitoring, as well as compliance with reporting requirements and performance standards, are requirements under the Clean Water Act and preconditions for the renewal of such permits. In addition, to the extent not otherwise regulated by applicable law, West Virginia's Groundwater Protection Act may affect coal mining operations by imposing restrictions on groundwater quality.

     RESOURCE CONSERVATION RECOVERY ACT. The federal Resource Conservation Recovery Act ("RCRA"), and corresponding state statutes, affects coal mining operations by imposing requirements for the treatment, storage and disposal of hazardous wastes. Although many mining wastes are excluded from the regulatory definition of hazardous waste, and coal mining operations covered by SMCRA permits are exempted from regulation under RCRA by statute, the EPA is studying the possibility of expanding regulation of mining wastes under RCRA.

     TOXIC SUBSTANCES CONTROL ACT. The Toxic Substances Control Act ("TSCA") regulates, among other things, the use and disposal of polychlorinated biphenyls ("PCBs"), a substance which in the past was commonly found in coolants and hydraulic fluids utilized by the mining industry. The penalties imposed under TSCA for the improper disposal of PCBs can be significant.

COMPETITION

     The United States coal industry is highly competitive, with numerous producers in all coal producing regions. The Company competes with other large producers and hundreds of small producers in the United States and abroad. Many of the Company's customers are also customers of the Company's competitors. The markets in which the Company sells its coal are highly competitive and affected by factors beyond the Company's control. Continued demand for the Company's coal and the prices that the Company will be able to obtain will depend primarily on coal consumption patterns of the domestic electric utility industry, which in turn are affected by the demand for electricity, coal transportation costs, environmental and other governmental regulations and orders, technological developments and the availability and price of competing coal and alternative fuel supply sources such as oil, natural gas, nuclear energy and hydroelectric energy. See "--Regulation and Laws." In addition, during the mid-1970's and early 1980's, a growing coal market and increased demand attracted new investors to the coal industry and spurred the development of new mines and added production capacity throughout the industry. Although demand for coal has grown over the recent past, the industry has since been faced with over-capacity, which in turn has increased competition and lowered prevailing coal prices. Moreover, because of greater competition for electricity and increased pressure from customers and regulators to lower electricity prices, public utilities are lowering fuel costs by buying higher percentages of spot coal through a competitive bidding process and by only buying the amount of coal necessary to meet their requirements.

EMPLOYEES AND LABOR RELATIONS

     As of June 30, 1997, the Company and its subsidiaries employed approximately 705 non-union employees, with an average employee age of 42 years. The Company is not a party to any collective bargaining agreement and considers its relations with its employees to be good. If some or all of the Company's currently non-union operations were to become unionized, the Company could incur higher labor costs and an increased risk of work stoppages. There can be no assurance that the Company's workforce will not unionize in the future.

LEGAL PROCEEDINGS

     In the ordinary course of its business, the Company is involved in certain pending or threatened legal proceedings. The Company believes that none of such proceedings of which it currently is aware will have a material adverse effect on the financial position or results of operations of the Company.

                                   MANAGEMENT

     Set forth below are the names, ages (as of November 1, 1997) and positions of the directors and executive officers of the Company. The terms of each of the directors will expire annually upon the election and qualification of his successor at the annual meeting of stockholders.

NAME                          AGE     POSITION
Bruce Sparks................  42      President, Director
Michael M. Matesic..........  31      Treasurer
B. Judd Hartman.............  34      Vice President of Legal Affairs, Secretary
James A. Walls..............  35      General Counsel, Assistant Secretary
John Shober.................  64      Chairman of the Board
Willem G. Rottier...........  58      Director
William Macaulay............  51      Director
Bruce Rothstein.............  45      Director
John Hill...................  55      Director

     On October 12, 1997, John J. Faltis, the Company's President, Chief Executive Officer and Chairman of the Board, was killed in a helicopter accident in West Virginia. On October 28, 1997, the Company's Board of Directors elected John Shober, presently a director, to succeed Mr. Faltis as Chairman of the Board. The Company's Board also elected Bruce Sparks, formerly Executive Vice President, Treasurer and Secretary to succeed Mr. Faltis as President. The Board also elected Michael M. Matesic as Treasurer and B. Judd Hartman as Secretary. As of November 1, 1997, the seat on the Board of Directors held by Mr. Faltis was vacant. See "Prospectus Summary -- Recent Developments."

MANAGEMENT BIOGRAPHIES

     P. BRUCE SPARKS. Mr. Sparks has been President of Anker since October 28, 1997, and has been a stockholder of the Company since 1996. From 1988 to October 1997, he was Executive Vice President of Anker. Prior to 1988, Mr. Sparks was the Vice President of Administration and Chief Financial Officer from 1985 until 1988. A 1976 business graduate from Concord College, he spent seven years in various management positions with CoalARBED, Inc. (a coal company), the last of which was as Vice President and Chief Financial Officer before joining Anker. Mr. Sparks has been with Anker for 12 years.

     MICHAEL M. MATESIC. Mr. Matesic is a Certified Public Accountant and has been Treasurer of Anker since October 28, 1997 and Secretary/Treasurer of certain of its subsidiaries since 1996. From 1990 to October 1997, he was Controller of Anker. A 1987 graduate of Duquesne University with a B.S. in Business Administration, he spent two years on the audit staff of Ernst & Young LLP (certified public accountants). Mr. Matesic's responsibilities include accounting, tax, financial administration, human resources and risk management. Mr. Matesic is a member of the American Institute of Certified Public Accountants, Pennsylvania Institute of Certified Public Accountants, and the West Virginia Society of Certified Public Accountants. Mr. Matesic has been with Anker for 8 years.

     B. JUDD HARTMAN. Mr. Hartman was appointed Vice President of Legal Affairs and Secretary effective November 1, 1997. He graduated from Washington and Lee University in 1985 with a B.A. in Economics and received his J.D. Degree in 1989 from the Wake Forest University School of Law. Prior to November 1997, Mr. Hartman was employed by Spilman, Thomas and Battle (a law firm) in Charleston, West Virginia.

     JAMES A. WALLS. Mr. Walls has been General Counsel of Anker since 1993. He graduated from West Virginia University with a B.S./B.A. and J.D. Degree in 1989. Prior to March of 1993, he was employed by Spilman, Thomas and Battle in Charleston, West Virginia. Mr. Walls has been with Anker for 4 years.

     JOHN SHOBER. Mr. Shober was elected Chairman of the Board on October 28, 1997 and has served as a Director of the Company since 1996. Mr. Shober is a private investor and corporate director. Mr. Shober serves as a director of Penn Virginia Corporation (a natural resources company), Airgas, Inc. (a distributor of industrial gas and industrial gas supplies), BetzDearborn, Inc. (a manufacturer of performance chemicals), C&D Technologies, Inc. (a manufacturer of stored power systems), Ensign-Bickford Industries, Inc. (a manufacturer of detonation devices) and MIBRAG mbH (a German coal mining company). He serves as a member of the Advisory Board of First Reserve, which oversees the investment activities and decisions of First Reserve acting in its capacity as manager for the Funds' investment portfolios.

     WILLEM G. ROTTIER. Mr. Rottier has served as a Director of the Company since 1996. Mr. Rottier was a director of Anker Group from 1982 to 1996, and Chairman of the Board of Anker Group from 1988 to 1996. Mr. Rottier also serves as a managing director of Anker Holding.

     WILLIAM MACAULAY. Mr. Macaulay has served as a Director of the Company since 1996. Mr. Macaulay has been the President and Chief Executive Officer of First Reserve since 1983. Mr. Macaulay serves as a director of Weatherford Enterra, Inc. (an oilfield service company), Maverick Tube Corporation (a manufacturer of steel pipe and casing), TransMontaigne Oil Company (an oil products distribution and refining company), National-Oilwell, Inc. (a manufacturer and distributor of equipment and products used in oil and gas drilling and production), Hugoton Energy Corporation (an independent oil and gas exploration and production company), Cal Dive International, Inc. (a provider of subsea services in the Gulf of Mexico), James River Coal Corporation (a coal producer) and Domain Energy Corporation (an oil and gas exploration company).

     BRUCE ROTHSTEIN. Mr. Rothstein has served as a Director of the Company since 1996. Mr. Rothstein has been a Managing Director of First Reserve since 1996 and served as a Vice-President of First Reserve from 1991 to 1996. Mr. Rothstein serves as a director of National-Oilwell, Inc.

     JOHN HILL. Mr. Hill has served as a Director of the Company since 1996. Mr. Hill has been Chairman of First Reserve since 1983. Mr. Hill serves as a director of Weatherford Enterra, Inc., a director of TransMontaigne Oil Company, a director of James River Coal Corporation, a director of Snyder Oil (an independent oil and gas company) and a director of Putnam Mutual Funds (an investment manager of mutual funds and institutional accounts).

     The following directors have been appointed to serve on the Company's Executive Committee during 1997: Messrs. Shober and Macaulay. The following directors have been appointed to serve on the Company's newly created Audit Committee during 1997: Messrs. Sparks and Rothstein.

BOARD COMPENSATION

     All directors are reimbursed for their usual and customary expenses incurred in attending all Board and committee meetings. Each director receives an aggregate annual fee of $12,000 for serving on the Company's Board of Directors.

EXECUTIVE COMPENSATION

     The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities for the year ended December 31, 1996 for (i) the chief executive officer of the Company and (ii) each of the four other most highly compensated executive officers of the Company, determined as of December 31, 1996 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                                                      AWARDS
                                                                      --------------------------------------
                                        ANNUAL COMPENSATION                          SECURITIES
                                 ----------------------------------   RESTRICTED     UNDERLYING
NAME AND                FISCAL                         OTHER ANNUAL     STOCK       OPTIONS/SARS      LTIP      ALL OTHER
PRINCIPAL POSITION       YEAR     SALARY      BONUS    COMPENSATION     AWARDS          (#)         PAYMENTS   COMPENSATION
John J. Faltis........   1996    $ 311,371  $ 138,257     $4,116        --            --               --          --
President and Chief
Executive Officer(1)
P. Bruce Sparks.......   1996    $ 210,005  $ 157,757     $1,600        --            --             --         $2,885,000(2)
Executive Vice
President, Chief
Financial Officer and
Secretary
Terrence J. Jackson...   1996    $  61,250  $  22,500     $  268        --            --             --            --
Senior Vice
President(3)
Kim A. Burke..........   1996    $ 136,615  $  35,000     $4,841        --            --             --            --
Senior Vice President
Richard A. Bolen......   1996    $ 152,000  $  20,000     $3,036        --            --             --            --
Senior Vice President

------------------------------

(1) On October 12, 1997, Mr. Faltis was killed in a helicopter accident in West Virginia. See "Prospectus Summary -- Recent Developments."

(2) In 1996, Mr. Sparks received a one-time bonus. Such amount consists of $1,385,000 cash and $1,500,000 recognized compensation for stock received pursuant to the Recapitalization.

(3) Mr. Jackson was hired by the Company on July 11, 1996. The listed amounts represent only compensation received from July 11, 1996 through December 31, 1996. His annual compensation for the full year would have been: salary, $175,000; bonus, $22,500; other annual compensation, $4,841.

EMPLOYMENT AGREEMENTS

     Mr. Faltis had employment agreements with each of the Company, Anker Group, Inc. ("Anker Group"), Anker Energy Corporation ("Anker Energy") and Simba Group, Inc. ("Simba"). The agreement with Anker Energy is dated as of August 1, 1996 and was due to expire on July 31, 2001 (the "Anker Energy Agreement"). The Anker Energy Agreement provides for Mr. Faltis' employment as President and Chief Executive Officer of Anker Energy at an annual salary of $330,000 for the period August 1, 1996 through July 31, 1997, $339,900 for the period August 1, 1997 through July 31, 1998, $350,100 for the period August 1, 1998 through July 31, 1999, $360,600 for the period August 1, 1999 through July 31, 2000, and $371,400 for the period August 1, 2000 through July 31, 2001, a quarterly bonus of $10,000 for each calendar quarter for its duration, and a yearly bonus based on the financial performance of the Company. Mr. Faltis' yearly bonus for the period August 1, 1996 through July 31, 1997 was $124,410.

     Upon Mr. Faltis' death, the Anker Energy Agreement terminated. Such agreement provided for the payment to Mr. Faltis' estate of any accrued but unpaid salary, any amounts Mr. Faltis was entitled to receive under applicable employee benefit plans, and any amounts due pursuant to the reimbursement provisions of such agreement. Payments made to Mr. Faltis' estate pursuant to
such provisions amount to approximately $       . Except for the indemnification
provisions of such agreement, which survive the termination of the Agreement without limit, the Company is not required to make further payments to Mr. Faltis' estate. Each of the employment agreements with Anker Group and Simba Group terminated upon the termination of the Anker Energy Agreement, and neither one of such agreements provided for compensation or benefits upon Mr. Faltis' death.

     Mr. Sparks has an employment agreement with each of the Company, Anker Group, Anker Energy and Simba. The agreement with Anker Energy is dated as of August 1, 1996 and expires on July 31, 2002 (the "Sparks Anker Energy Agreement"). The Sparks Anker Energy Agreement provides for Mr. Sparks' employment as Executive Vice-President of Anker Energy at an annual salary of $250,000 for the period August 1, 1996 through July 31, 1997, $257,500 for the period August 1, 1997 through July 31, 1998, $265,200 for the period August 1, 1998 through July 31, 1999, $273,200 for the period August 1, 1999 through July 31, 2000, $281,200 for the period August 1, 2000 through July 31, 2001, and $289,600 for the period August 1, 2001 through July 31, 2002, a quarterly bonus of $3,750 for each calendar quarter during its duration, and a yearly bonus based on the financial performance of the Company. Mr. Sparks' yearly bonus for the period August 1, 1996 through July 31, 1997 was $75,400. Mr. Sparks' employment may be terminated by him upon 30 days' notice. In the event Anker Energy were to terminate Mr. Sparks other than for cause at any time prior to August 1, 2000, Mr. Sparks would be entitled to receive the annual salary, bonuses, and benefits which he would have received under the Sparks Anker Energy Agreement through July 31, 2002, had Anker Energy not terminated his employment. In the event Anker Energy were to terminate Mr. Sparks other than for cause at any time on or after August 1, 2000, Mr. Sparks would have the option to receive either (i) 250% of his then current annual salary or (ii) the compensation, bonuses and other benefits he would have been entitled to receive pursuant to the Sparks Anker Energy Agreement, had Anker Energy not terminated him, for a period of two years. In addition, Mr. Sparks is entitled to participate in any of Anker Energy's pension plans for which he is eligible. The Sparks Anker Energy Agreement also provides that Mr. Sparks will not compete with Anker Energy during the employment term and for a period of one year following its termination. Mr. Sparks also has employment agreements, each without compensation, with the Company, providing for his employment as a member of the Board of Directors of Anker Group and Simba and as the Executive Vice-President of the Company; with Anker Group, providing for his employment as a member of the Board of Directors of Anker Energy and as Executive Vice-President of Anker Group; and with Simba, providing for his employment as the Executive Vice-President of Simba.

1997 OMNIBUS STOCK INCENTIVE PLAN

     The Company adopted the 1997 Omnibus Stock Incentive Plan (the "Plan"), providing for the issuance to certain officers and key employees of the Company or an Affiliate (as defined therein) of the Company (the "Optionees") of up to 300 shares of authorized but unissued or reacquired shares of Common Stock of the Company, subject to adjustment to reflect certain events such as stock dividends, stock split-ups, subdivisions or consolidations of shares or other events that, in the judgment of the Board of Directors, necessitates a similar adjustment. The Plan is intended to, among other things, motivate, reward and retain officers and key employees of the Company or an Affiliate (as defined therein) for contributing to its long-term success by providing an opportunity for meaningful capital accumulation linked to the future success of the Company and appreciation in shareholder value.

     The President and Executive Vice President of the Company will administer the Plan. The President and Executive Vice President have the authority to determine the forms and awards made to Optionees (each, a "Grant"). Such Grants are subject to various limitations and conditions specified in the Plan (including certain legal restrictions), and may take the form of restricted stock or stock options subject to certain restrictions.

     All key employees of the Company or an Affiliate (as defined therein) are eligible to be granted awards under the Plan. The President and Executive Vice President have the authority to designate the employees to whom shares of Restricted Stock are to be awarded and to whom Options are to be granted and will specify the number of shares of Common Stock subject to each award or grant.

     The President and Executive Vice President jointly have the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with the Plan, except that no modification shall become effective without prior approval of the Optionees if such approval is necessary and comply with any tax or regulatory requirement or rule of any exchange or system upon which the stock may be listed. No amendment shall, without an Optionee's consent, adversely affect any rights of such Optionee under any Grant outstanding at the time such amendment is made.

     None of the Company's employees have been granted any options pursuant to a Stock Option Grant Agreement or any shares of Common Stock pursuant to a Restricted Stock Award Agreement.

STOCK OPTION GRANT AGREEMENTS

     The exercise price of any options granted in the future would be determined by the Stock Option Grant Agreement. In addition, such options would be exercised based upon a schedule which referred to a date set forth in each Optionee's Stock Option Grant Agreement (the "Option Trigger Date"). Generally, an Optionee's options would vest 100% on the third anniversary date of such Optionee's Option Trigger Date. Each Stock Option Grant Agreement will provide for acceleration of exercisability of some or all of an Optionee's options upon termination of employment because of death, permanent disability or retirement of the Optionee, the Optionee's involuntary termination of employment with the Company or an Affiliate (as defined therein) during the 90-day period immediately following the date the Company merges with another entity, the Optionee's voluntary termination of employment at any time after the expiration of the 1-year period immediately following the date the Company merges with another entity or a "change of control." A "change of control" will occur if any person or group becomes the beneficial owner, directly or indirectly, in the aggregate of securities of the Company representing seventy-five percent (75%) or more of the total combined voting power of all classes of the Company's then outstanding securities.

     Options granted under the Plan pursuant to a Stock Option Agreement expire at 5:00 p.m. Eastern Time on the day prior to the tenth (10th) anniversary of its Grant Date.

RESTRICTED STOCK AWARD AGREEMENT

     Pursuant to each Restricted Stock Award Agreement, the Award Recipient may not transfer any shares of Common Stock acquired thereby or upon exercise of vested options granted under the Plan (collectively, the "Plan Shares") within five years after the date set forth in his or her Restricted Stock Award Agreement (the "Purchase Trigger Date"), except as described below and except for transfers to an Award Recipient's estate upon his or her death and transfers to a trust whose beneficiaries are the Award Recipient, his or her spouse and his or her lineal descendants (an "Award Recipient Trust").

     Each Restricted Stock Award Agreement also provides the Company with the right of first refusal to buy Plan Shares owned by each Award Recipient on essentially the same terms and conditions as such Award Recipient proposes in a sale of his or her Plan Shares to another bona fide third party purchaser.

     Upon a change of control, the transfer restrictions, right of first refusal, and certain other rights with respect to sale and repurchase of the Plan Shares and cancellation of Options as described above will lapse.

MANAGEMENT INCENTIVE BONUSES

     Certain members of management of the Company and its subsidiaries, including the Named Executive Officers, are eligible to receive cash bonuses in addition to their annual salary compensation. Such awards are based on the performance of such individuals as determined by their direct supervisors and other senior management and the financial performance of the Company and its subsidiaries.

COMMON STOCK PURCHASED BY MANAGEMENT

     Mr. Faltis and Mr. Sparks, in connection with the Recapitalization, purchased 3,039 and 514 shares of Common Stock, respectively, by exchanging shares they owned in Anker Group for shares in the Company. See "The Company."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     At a meeting of the Company's Board of Directors on May 22, 1997, Mr. Shober and Mr. Macaulay were appointed to serve on the newly created Compensation Committee. Mr. Shober was appointed the chairman of such committee. At the same meeting, Mr. Rothstein and Mr. Sparks were appointed to serve on the newly created Audit Committee.

                           OWNERSHIP OF COMMON STOCK

     The following table sets forth, as of November 1, 1997, certain information concerning the ownership of shares of Common Stock of the Company by: (i) persons who own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each person who is a director or a nominee of the Company; (iii) each person who is a Named Executive Officer; and (iv) all directors and executive officers of the Company as a group. As of June 30, 1997, there were 10,000 shares of Common Stock outstanding.

                                                                        AMOUNT AND          PERCENT
                                                                   NATURE OF BENEFICIAL    OF SHARES
                        NAME AND ADDRESS                                OWNERSHIP         OUTSTANDING
First Reserve Corporation
  475 Steamboat Road, Greenwich, Connecticut 06830(1)............          5,407              54.07%
William Macaulay(2)..............................................          5,407              54.07
John Hill(2).....................................................          5,407              54.07
Bruce Rothstein..................................................             --                 --
John Shober......................................................             --                 --
JJF Group Limited Liability Company(3)...........................          3,039              30.39
Anker Holding B.V................................................          1,040              10.40
PPK Group Limited Liability Company(4)...........................            514               5.14
Estate of John J. Faltis(5)......................................          3,039              30.39
Bruce Sparks(6)..................................................            514               5.14
Michael M. Matesic...............................................             --                 --
B. Judd Hartman..................................................             --                 --
James A. Walls...................................................             --                 --
Terence J. Jackson...............................................             --                 --
Kim A Burke......................................................             --                 --
Richard A. Bolen.................................................             --                 --
Willem G. Rottier(7).............................................          1,040              10.40
All executive officers and directors as a group ((9)
  persons)(8)....................................................         10,000             100.00%

------------------------------

(1) Shares of Common Stock shown as owned by First Reserve are owned of record by American Oil & Gas Investors, Limited Partnership ("American Oil & Gas"), AmGO II, Limited Partnership ("AmGO II"), First Reserve Fund V, Limited Partnership ("First Reserve Fund V"), First Reserve Fund V-2, Limited Partnership ("First Reserve Fund V-2"), First Reserve Fund VI, Limited Partnership ("First Reserve Fund VI") and First Reserve Fund VII, Limited Partnership ("First Reserve Fund VII", and together with American Oil & Gas, AmGO II, First Reserve Fund V, First Reserve Fund V-2, First Reserve Fund VI, and First Reserve Fund VII, the "Funds") each of which First Reserve is the sole general partner and as to which it possesses sole voting and investment power.

(2) Messrs. Macaulay and Hill may be deemed to share beneficial ownership of the shares shown as beneficially owned by First Reserve as a result of their ownership of common stock of First Reserve. Messrs. Macaulay and Hill disclaim beneficial ownership of such shares. Their addresses are c/o First Reserve Corporation, 475 Steamboat Road, Greenwich, Connecticut 06830.

(3) JJF Group is a limited liability company controlled by the estate of Mr. Faltis. The estate of Mr. Faltis has the sole authority to exercise all rights and remedies of JJF Group and all voting rights of the shares owned by JJF Group.

(4) PPK Group is a limited liability company controlled solely by Mr. Sparks. Mr. Sparks has the sole authority to exercise all rights and remedies of PPK Group and all voting rights of the shares owned by PPK Group.

(5) The estate of Mr. Faltis may be deemed to share beneficial ownership of the shares shown as being owned by JJF Group as a result of its ownership of membership interests therein.

(6) Mr. Sparks may be deemed to share beneficial ownership of the shares shown as being owned by PPK Group as a result of his ownership of common stock therein.

(7) Mr. Rottier may be deemed to share beneficial ownership of the shares shown as owned by Anker Holding B.V. as a result of his ownership of common stock of Anker Holding. Mr. Rottier disclaims beneficial ownership of such shares. His address is c/o Anker Holding B.V., Vasteland 4, 3011 BK, Rotterdam, The Netherlands.

(8) Includes 5,407 shares beneficially owned by First Reserve.

STOCKHOLDERS' AGREEMENT

     In connection with the Recapitalization, the Company, Mr. Faltis, JJF Group, Mr. Sparks, PPK Group, Anker Holding and First Reserve and the Funds entered into a Stockholders' Agreement, dated as of August 12, 1996 (the "Stockholders' Agreement"). Pursuant to the Stockholders' Agreement, the parties thereto agreed, among other things, as follows:

     NOMINATION OF DIRECTORS. The Funds shall nominate (i) four of the seven members of the Board of Directors for so long as they hold in the aggregate more than 50% of the issued and outstanding Common Stock of the Company, (ii) three of the seven members of the Board of Directors, for so long as they hold in the aggregate more than 10% of the issued and outstanding Common Stock of the Company or (iii) one of the seven members of the Board of Directors for so long as they hold in the aggregate more than 2% of the issued and outstanding Common Stock of the Company. The Stockholders' Agreement also provides that each of JJF Group, PPK Group and Anker Holding shall nominate one director for so long as such stockholder holds at least 2% of the issued and outstanding Common Stock of the Company.

     FUNDAMENTAL ISSUES. So long as the Funds in the aggregate own 10% or more of the issued and outstanding Common Stock, or so long as JJF Group and PPK Group in the aggregate own 10% or more of the issued and outstanding Common Stock, the Company shall not take, and the Company and the Stockholders (as defined below) shall not permit to be taken any actions constituting a "Fundamental Issue" without the favorable vote or written consent of at least five-sevenths of the whole number of the Directors of the Company. Fundamental Issues include, but are not limited to, the sale, lease or exchange of 50% or more of the assets of the Company, any merger or consolidation of the Company, any amendment to the Certificate of Incorporation of the Company and the authorization, issuance or sale of shares of capital stock, any other type of equity or debt securities or options, warrants or other rights to acquire equity or debt securities of the Company.

     ANTI-DILUTION. The Company shall not issue any additional shares of Common Stock unless all Stockholders are offered on identical terms and conditions such percentage of each type or class of such shares being offered in the aggregate, subject to certain provisions of the Stockholders' Agreement.

     RESTRICTIONS ON DISPOSITIONS OF STOCK. JJF Group, PPK Group, Anker Holding and the Funds (each, a "Stockholder" and collectively, the "Stockholders") shall not transfer any shares of Common Stock except pursuant to the Stockholders' Agreement. Restrictions on dispositions of stock include, but are not limited to, the following provisions:

          LOCK-UP PERIOD. Prior to August 12, 2001, except as set forth in the Stockholders' Agreement, no Stockholder shall transfer any shares without the prior written approval of all of the other Stockholders.

          RIGHT OF FIRST REFUSAL. Beginning on August 12, 2001, if a Stockholder receives a bona fide offer (a "Purchase Offer") to purchase any or all of its shares of Common Stock, the Company and the remaining Stockholders shall have the opportunity to purchase such shares at the same price per share and on the same terms and conditions as the Stockholder's Purchase Offer.

          TAG-ALONG RIGHTS. Each Stockholder has the right to participate in the sale of Common Stock by another Stockholder (the "Initiating Stockholder") to any third party at the same price per share and on the same terms and conditions as the Initiating Stockholder.

     REGISTRATION RIGHTS. Upon the written request of JJF Group, PPK Group, Anker Holding or the Funds, the Company shall, as expeditiously as possible, use its best efforts to effect the registration, pursuant to the Securities Act, of the shares of Common Stock outstanding as of August 12, 1996 or acquired thereafter by any of JJF Group, PPK Group, Anker Holding or the Funds.

                           RELATED PARTY TRANSACTIONS

     Anker Holding, through its affiliates, purchases coal from the Company for its trading operations at prices which the Company believes are no less favorable to the Company than those that would have been obtained in a comparable transaction with an unrelated person. These purchases amounted to $7.2 million of coal in 1994, $11.7 million in 1995 and $16.2 million in 1996. See "Business--Mining Operations--Coal Marketing and Sales."

     Mr. Faltis, owned 100% of an investment company, Resource Venture Analysis, Inc., ("Resource Venture") which purchased the stock of University Tire Company ("University Tire") in August 1997. The Company has purchased off-road tires for its mining operations from University Tire in the past, amounting to $738,197 in 1994, $632,167 in 1995 and $244,697 in 1996. Anker expects to continue buying off-road tires from University Tire at prices which the Company believes are no less favorable to the Company than those that would have been obtained in a comparable transaction with an unrelated person. Pursuant to his employment agreement with the Company, Mr. Faltis devoted substantially all of his time to the Company. See "Management--Employment Agreements."

     In addition, the Company made a $100,000 interest-free loan to Mr. Faltis, the proceeds of which were used by Resource Venture in connection with certain investments. The loan matures on December 31, 1999.

                               THE EXCHANGE OFFER

GENERAL

     The Company hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), to exchange up to $125 million aggregate principal amount of Exchange Notes for a like aggregate principal amount of Old Notes properly tendered on or prior to the Expiration Date and not withdrawn as permitted pursuant to the procedures described below. The Exchange Offer is being made with respect to all of the Old Notes.

     As of the date of this Prospectus, $125 million aggregate principal amount of the Old Notes is outstanding. This Prospectus, together with the Letter of
Transmittal, is first being sent on or about               , 1997, to all
holders of Old Notes known to the Company. The Company's obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions set forth under "Certain Conditions to the Exchange Offer" below. The Company currently expects that each of the conditions will be satisfied and that no waivers will be necessary.

PURPOSE OF THE EXCHANGE OFFER

     The Old Notes were issued on September 25, 1997 in a transaction exempt from the registration requirements of the Securities Act. Accordingly, the Old Notes may not be reoffered, resold, or otherwise transferred unless so registered or unless an applicable exemption from the registration and prospectus delivery requirements of the Securities Act is available.

     In connection with the issuance and sale of the Old Notes, the Company entered into the Registration Rights Agreement, which requires the Company to file with the Commission a registration statement relating to the Exchange Offer and to use its reasonable best efforts to cause the registration statement relating to the Exchange Offer to become effective under the Securities Act within 180 days after the date of issuance of the Old Notes. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     The Exchange Offer is being made by the Company to satisfy its obligations with respect to the Registration Rights Agreement. The term "holder," with respect to the Exchange Offer, means any person in whose name Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Notes are held of record by The Depository Trust Company. Other than pursuant to the Registration Rights Agreement, the Company is not required to file any registration statement to register any outstanding Old Notes. Holders of Old Notes who do not tender their Old Notes or whose Old Notes are tendered but not accepted would have to rely on exemptions from registration requirements under the securities laws, including the Securities Act, if they wish to sell their Old Notes.

     The Company is making the Exchange Offer in reliance on the position of the staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the staff would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a Holder (other than any Holder who is a broker-dealer or an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such Holder's business and that such Holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities
Act) of such Exchange Notes. See "-- Resale of Exchange Notes." Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

TERMS OF THE EXCHANGE

     The Company hereby offers to exchange, subject to the conditions set forth herein and in the Letter of Transmittal accompanying this Prospectus, $1,000 in principal amount of Exchange Notes for each $1,000 in principal amount of the Old Notes. The terms of the Exchange Notes are identical in all material respects to the terms of the Old Notes for which they may be exchanged pursuant to this Exchange Offer, except that the Exchange Notes will generally be freely transferable by holders thereof and will not be subject to any covenant regarding registration. The Exchange Notes will evidence the same indebtedness as the Old Notes and will be entitled to the benefits of the Indenture. See "Description of Senior Notes."

     The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.

     The Company has not requested, and does not intend to request, an interpretation by the staff of the Commission with respect to whether the Exchange Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Instead, based on an interpretation by the staff of the Commission set forth in a series of no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for sale, resold and otherwise transferred by any holder of such Exchange Notes (other than any such holder that is a broker-dealer or is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes and neither such holder nor any other such person is engaging in or intends to engage in a distribution of such Exchange Notes. Since the Commission has not considered the Exchange Offer in the context of a no action letter, there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Any holder who is an affiliate of the Company or who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes cannot rely on such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

     Interest on the Exchange Notes will accrue from the last Interest Payment Date on which interest was paid on the Old Notes so surrendered or, if no interest has been paid on such Notes, from September 25, 1997.

     Tendering holders of the Old Notes shall not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of the Old Notes pursuant to the Exchange Offer.

EXPIRATION DATE; EXTENSION; TERMINATION; AMENDMENT

     The Exchange Offer will expire at 5:00 p.m., New York City time, on
              , 1997, unless the Company, in its sole discretion, has extended the period of time for which the Exchange Offer is open (such date, as it may be extended, is referred to herein as the "Expiration Date"). The Expiration Date will be at least 20 business days after the commencement of the Exchange Offer in accordance with Rule 14e-1(a) under the Exchange Act. The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Old Notes, by giving oral or written notice to the Exchange Agent and by timely public announcement no later than 9:00 a.m. New York City time, on the next business day after the previously scheduled Expiration Date. During any such extension, all Old Notes previously tendered will remain subject to the Exchange Offer unless properly withdrawn.

     The Company expressly reserves the right to (i) terminate or amend the Exchange Offer and not to accept for exchange any Old Notes not theretofore accepted for exchange upon the occurrence of any of the events specified below under "--Certain Conditions to the Exchange Offer" which have not been waived by the Company and (ii) amend the terms of the Exchange Offer in any manner which, in its good faith judgment, is advantageous to the holders of the Old Notes, whether before or after any tender of the Notes. If any such termination or amendment occurs, the Company will notify the Exchange Agent and will either issue a press release or give oral or written notice to the holders of the Old Notes as promptly as practicable.

     For purposes of the Exchange Offer, a "business day" means any day other than Saturday, Sunday or a date on which banking institutions are required or authorized by New York State law to be closed, and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time. Unless the Company terminates the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date, the Company will exchange the Exchange Notes for the Old Notes on the Exchange Date.

PROCEDURES FOR TENDERING OLD NOTES

     The tender to the Company of Old Notes by a holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal.

     A holder of Old Notes may tender the same by (i) properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the Old Notes being tendered and any required signature guarantees and any other documents required by the Letter of Transmittal, to the Exchange Agent at its address set forth below on or prior to the Expiration Date (or complying with the procedure for book-entry transfer described below) or (ii) complying with the guaranteed delivery procedures described below.

     THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO INSURE TIMELY DELIVERY. NO OLD NOTES OR LETTERS OF TRANSMITTAL SHOULD BE SENT TO THE COMPANY.

     If tendered Old Notes are registered in the name of the signer of the Letter of Transmittal and the Exchange Notes to be issued in exchange therefor are to be issued (and any untendered Old Notes are to be reissued) in the name of the registered holder (which term, for the purposes described herein, shall include any participant in The Depository Trust Company (also referred to as a "book-entry transfer facility") whose name appears on a security listing as the owner of Old Notes), the signature of such signer need not be guaranteed. In any other case, the tendered Old Notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Company and duly executed by the registered holder, and the signature on the endorsement or instrument of transfer must be guaranteed by a bank, broker, dealer, credit union, savings association, clearing agency or other institution (each an "Eligible Institution") that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act. If the Exchange Notes and/or Old Notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the Old Notes, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution.

     The Exchange Agent will make a request within two business days after the date of receipt of this Prospectus to establish accounts with respect to the Old Notes at the book-entry transfer facility for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of Old Notes by causing such book-entry transfer facility to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with the book-entry transfer facility's procedures for such transfer. Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at the book-entry transfer facility, an appropriate Letter of Transmittal with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

     If a holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Old Notes to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its address set forth below on or prior to the Expiration Date, a letter, telegram or facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) from an Eligible Institution setting forth the name and address of the tendering holder, the names in which the Old Notes are registered and, if possible, the certificate numbers of the Old Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within three business days after the Expiration Date, the Old Notes in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the book-entry transfer facility), will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Old Notes being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Company may, at its option, reject the tender. Copies of the notice of guaranteed delivery ("Notice of Guaranteed Delivery") which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

     A tender will be deemed to have been received as of the date when (i) the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the book-entry transfer facility) is received by the Exchange Agent, or (ii) a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) from an Eligible Institution is received by the Exchange Agent. Issuances of Exchange Notes in exchange for Old Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Old Notes.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or not to accept any particular Old Notes which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

     If the Letter of Transmittal is signed by a person or persons other than the registered holder or holders of Old Notes, such Old Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders appear on the Old Notes.

     If the Letter of Transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

     By tendering, each holder will represent to the Company that, among other things, the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, that neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company, or if it is an affiliate it will comply with the registration and prospectus requirements of the Securities Act to the extent applicable.

     Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

     The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer.

     The party tendering Notes for exchange (the "Transferor") exchanges, assigns and transfers the Old Notes to the Company and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Old Notes to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Old Notes and to acquire Exchange Notes issuable upon the exchange of such tendered Notes, and that, when the same are accepted for exchange, the Company will acquire good and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the exchange, assignment and transfer of tendered Old Notes or transfer ownership of such Old Notes on the account books maintained by a book-entry transfer facility. The Transferor further agrees that acceptance of any tendered Old Notes by the Company and the issuance of Exchange Notes in exchange therefor shall constitute performance in full by the Company of certain of its obligations under the Registration Rights Agreement. All authority conferred by the Transferor will survive the death or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

     The Transferor certifies that it is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act and that it is acquiring the Exchange Notes offered hereby in the ordinary course of such Transferor's business and that such Transferor has no arrangement with any person to participate in the distribution of such Exchange Notes. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. Each Transferor which is a broker-dealer receiving Exchange Notes for its own account must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company will make available, for a period equal to the lesser of
(i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective or (ii) the period ending on the date when all broker dealers holding Old Notes have sold all Old Notes held by them, this Prospectus to any Participating Broker-Dealer and any other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of Exchange Notes.

WITHDRAWAL RIGHTS

     Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date.

     For a withdrawal to be effective, a written notice of withdrawal sent by telegram, facsimile transmission (receipt confirmed by telephone) or letter must be received by the Exchange Agent at the address set forth herein prior to the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having tendered the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) specify the principal amount of Notes to be withdrawn, (iv) include a statement that such holder is withdrawing his election to have such Old Notes exchanged, (v) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered or as otherwise described above (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee under the Indenture register the transfer of such Old Notes into the name of the person withdrawing the tender and (vi) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. The Exchange Agent will return the properly withdrawn Old Notes promptly following receipt of notice of withdrawal. If Old Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Old Notes or otherwise comply with the book-entry transfer facility procedure. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by the Company and such determination will be final and binding on all parties.

     Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account with such book-entry transfer facility specified by the holder) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "--Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly on the Exchange Date, all Old Notes properly tendered and will issue the Exchange Notes promptly after such acceptance. See "--Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent.

     For each Old Note accepted for exchange, the holder of such Old Note will receive an Exchange Note having a principal amount equal to that of the surrendered Old Note.

     In all cases, issuance of Exchange Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely book-entry confirmation of such Old Notes into the Exchange Agent's account at the book-entry transfer facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, such non-exchanged Old Notes will be credited to an account maintained with such book-entry transfer facility) as promptly as practicable after the expiration of the Exchange Offer.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Old

Notes and may terminate or amend the Exchange Offer (by oral or written notice to the Exchange Agent or by a timely press release) if at any time before the acceptance of such Old Notes for exchange or the exchange of the Exchange Notes for such Old Notes, any of the following conditions exist:

          (a) any law, statute, rule or regulation or applicable interpretation of the staff of the Commission is issued or promulgated which, in the good faith determination of the Company, does not permit the Company to effect the Exchange Offer; or

          (b) there shall occur a change in the current interpretation by the staff of the Commission which permits the Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes to be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such Exchange Notes; or

          (c) any action or proceeding is instituted or threatened in any court or by or before any governmental agency or regulatory authority or any injunction, order or decree is issued with respect to the Exchange Offer which, in the sole judgment of the Company, would prohibit the Company from proceeding with or consummating the Exchange Offer.

     The Company expressly reserves the right to terminate the Exchange Offer and not accept for exchange any Old Notes upon the occurrence of any of the foregoing conditions (which represent all of the material conditions to the acceptance by the Company of properly tendered Old Notes). In addition, the Company may amend the Exchange Offer at any time prior to the Expiration Date if any of the conditions set forth above occur. Moreover, regardless of whether any of such conditions has occurred, the Company may amend the Exchange Offer in any manner which, in its good faith judgment, is advantageous to holders of the Old Notes.

     The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. If the Company waives or amends the foregoing conditions, it will, if required by law, extend the Exchange Offer for a minimum of five business days from the date that the Company first gives notice, by public announcement or otherwise, of such waiver or amendment, if the Exchange Offer would otherwise expire within such five business-day period. Any determination by the Company concerning the events described above will be final and binding upon all parties.

     In addition, the Company will not accept for exchange any Old Notes tendered, and no Exchange Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended. In any such event the Company is required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

     The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange.

EXCHANGE AGENT

     Marine Midland Bank has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at one of the addresses set forth below:

By Hand/Overnight Courier:        By Mail:
Marine Midland Bank               Marine Midland Bank
Attention:                        Attention:
Corporate Trust Department        Corporate Trust Department
140 Broadway, Level A             140 Broadway, Level A
New York, New York 10005-1180     New York, New York 10005-1180

                                 By Facsimile:
                                  212-658-2292

                     Attention: Corporate Trust Department

Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent at the address and telephone number set forth in the Letter of Transmittal.

     DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ON THE LETTER OF TRANSMITTAL, OR TRANSMISSIONS OF INSTRUCTIONS VIA A FACSIMILE OR TELEX NUMBER OTHER THAN THE ONES SET FORTH ON THE LETTER OF TRANSMITTAL, WILL NOT CONSTITUTE A VALID DELIVERY.

SOLICITATION OF TENDERS; FEES AND EXPENSES

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this and other related documents to the beneficial owners of the Old Notes and in handling or forwarding tenders for their customers.

     The estimated cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be
approximately $          , which includes fees and expenses of the Exchange
Agent, Trustee, registration fees, accounting, legal, printing and related fees and expenses.

     No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Old Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Company may, at its discretion, take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction and extend the Exchange Offer to holders of Old Notes in such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws of which require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer is being made on behalf of the Company by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

TRANSFER TAXES

     The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing Exchange Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the carrying value of the Old Notes as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company upon the exchange of Exchange Notes for Old Notes. Expenses incurred in connection with the issuance of the Exchange Notes will be amortized over the term of the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Old Notes who do not exchange their Old Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon. Old Notes not exchanged pursuant to the Exchange Offer will continue to remain outstanding in accordance with their terms. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act.

     Participation in the Exchange Offer is voluntary, and holders of Old Notes should carefully consider whether to participate. Holders of Old Notes are urged to consult their financial and tax advisors in making their own decision on what action to take.

     As a result of the making of, and upon acceptance for exchange of all validly tendered Old Notes pursuant to the terms of, this Exchange Offer, the Company will have fulfilled a covenant contained in the Registration Rights Agreement. Holders of Old Notes who do not tender their Old Notes in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and limitations applicable thereto under the Indenture, except for any such rights under the Registration Rights Agreement that by their terms terminate or cease to have further effectiveness as a result of the making of this Exchange Offer. All untendered Old Notes will continue to be subject to the restrictions on transfer set forth in the Indenture. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered Old Notes could be adversely affected.

     The Company may in the future seek to acquire, subject to the terms of the Indenture, untendered Old Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company has no present plan to acquire any Old Notes which are not tendered in the Exchange Offer.

RESALE OF EXCHANGE NOTES

     The Company is making the Exchange Offer in reliance on the position of the staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff, the Company believes that the Exchange Notes issued pursuant to the

Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a Holder (other than any Holder who is a broker-dealer or an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such Holder's business and that such Holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities
Act) of such Exchange Notes. However, any holder who is an "affiliate" of the Company or who has an arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, or any broker-dealer who purchased Old Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act
(i) could not rely on the applicable interpretations of the staff and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act. A broker-dealer who holds Old Notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes. Each such broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

     In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Exchange Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Company has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the Exchange Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Exchange Notes reasonably requests. Such registration or qualification may require the imposition of restrictions or conditions (including suitability requirements for offerees or purchasers) in connection with the offer or sale of any Exchange Notes.

                          DESCRIPTION OF SENIOR NOTES

GENERAL

     The Old Notes were issued and the Exchange Notes offered hereby will be issued under an indenture dated as of September 25, 1997 (the "Indenture") between the Company, as issuer, the Subsidiary Guarantors and Marine Midland Bank, as trustee (the "Trustee"). The terms of the Exchange Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Exchange Notes are subject to all such terms, and holders of the Exchange Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. Each of the Indenture and the Registration Rights Agreement is an exhibit to the Registration Statement of which this Prospectus is a part. The following summary of the material provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. Copies of the proposed form of Indenture and Registration Rights Agreement are available as set forth herein under "--Available Information." The definitions of certain terms used in the following summary are set forth under "--Certain Definitions." For purposes of this summary, the term "Company" refers only to Anker Coal Group, Inc. and not to any of its Subsidiaries.

     On September 25, 1997, the Company issued $125 million aggregate principal amount of Old Notes under the Indenture. The terms of the Exchange Notes are identical in all material respects to the Old Notes, except for certain transfer restrictions and registration and other rights relating to the exchange of the Old Notes for Exchange Notes. The Trustee will authenticate and deliver Exchange Notes for original issue only in exchange for a like principal amount of Old Notes. Any Old Notes that remain outstanding after the consummation of the Exchange Offer, together with the Exchange Notes, will be treated as a single class of securities under the Indenture. Accordingly, all references herein to specified percentages in aggregate principal amount of the outstanding Senior Notes shall be deemed to mean, at any time after the Exchange Offer is consummated, such percentage in aggregate principal amount of the Old Notes and Exchange Notes then outstanding.

     The indebtedness evidenced by the Senior Notes are senior unsecured obligations of the Company, ranking pari passu in right of payment with all existing and future senior indebtedness of the Company and ranking senior in right of payment to all existing and future indebtedness of the Company that is, by its terms, expressly subordinated to the Senior Notes.

     Holders of secured indebtedness of the Company, including the lenders under the Amended and Restated Revolving Credit Facility, will have claims with respect to the assets constituting collateral for such indebtedness that are prior to the claims of holders of the Senior Notes. In the event of a default on the Senior Notes, or a bankruptcy, liquidation or reorganization of the Company, such assets will be available to satisfy obligations with respect to the indebtedness secured thereby before any payment therefrom could be made on the Senior Notes. To the extent that the value of such collateral is not sufficient to satisfy the indebtedness secured thereby, amounts remaining outstanding on such indebtedness would be entitled to share with the Senior Notes and their claims with respect to any other assets of the Company. As of June 30, 1997, on a pro forma basis, after giving effect to the offering of the Old Notes and the application of the net proceeds therefrom, the Company and its Restricted Subsidiaries would have had secured indebtedness of approximately $1.9 million outstanding. The Company's and the Guarantors' obligations under the Company's Amended and Restated Revolving Credit Facility are secured by substantially all of the assets of the Company and the Guarantors. On the Issue Date of the Old Notes, on a pro forma basis, the Company had approximately $25.0 million of undrawn availability (which availability may be increased to up to $75.0 million upon the achievement of certain financial tests) under the Amended and Restated Revolving Credit Facility. The Indenture permits the Company and its Restricted Subsidiaries to incur additional Indebtedness, including secured Indebtedness, subject to certain limitations.

     Under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to the restrictive covenants set forth in the Indenture. As of the date of the Indenture, (i) all of the Company's Subsidiaries other than Anker Capital Corporation, Anker Alabama L.L.C., Simba Group, Inc., U.S. Coal Sales Company, L.L.C. and Oak

Mountain Group, Inc. and (ii) Sycamore Group, L.L.C., a joint venture in which the Company owns a 50% interest, were Restricted Subsidiaries.

PRINCIPAL, MATURITY AND INTEREST

     $125.0 million in aggregate principal amount of Senior Notes were issued in the Offering of the Old Notes. The Senior Notes mature on October 1, 2007. Interest on the Senior Notes accrues at the rate of 9 3/4% per annum and is payable semi annually in arrears on April 1 and October 1, commencing on April 1, 1998, to Holders of record on the immediately preceding March 15 and September 15, respectively. Interest on the Senior Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest and Liquidated Damages, if any, on the Senior Notes is payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders of the Senior Notes at their respective addresses set forth in the register of Holders of Senior Notes; provided that all payments of principal, premium, if any, interest and Liquidated Damages, if any, with respect to Senior Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The Senior Notes will be issued in denominations of $1,000 and integral multiples thereof.

SUBSIDIARY GUARANTEES

     The Company's payment obligations under the Senior Notes are jointly and severally guaranteed (the "Subsidiary Guarantees"), on a senior unsecured basis, by the Guarantors. Each of the Guarantors has guaranteed the Company's indebtedness under the Amended and Restated Revolving Credit Facility on a senior secured basis. The Subsidiary Guarantee of each Guarantor is effectively subordinated to the prior payment in full of all secured indebtedness of such Guarantors, including secured indebtedness under the Amended and Restated Revolving Credit Facility. The obligations of each Guarantor under its Subsidiary Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable law. See, however, "Risk Factors--Fraudulent Conveyance Considerations."

     The Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation (other than the Company or any other Guarantor), Person or entity unless (i) subject to the provisions described in the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Senior Notes, the Indenture, the Subsidiary Guarantee and the Registration Rights Agreement; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described below under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock."

     The Indenture provides that in the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee and the Indenture; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "--Repurchase at the Option of Holders--Asset Sales."

OPTIONAL REDEMPTION

     The Senior Notes are not redeemable at the Company's option prior to October 1, 2002. Thereafter, the Senior Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

                                        YEAR                      PERCENTAGE
                    2002........................................    104.875%
                    2003........................................    103.250%
                    2004........................................    101.625%
                    2005 and thereafter.........................    100.000%

     Notwithstanding the foregoing, at any time on or prior to October 1, 2000, the Company may (but shall not have the obligation to) redeem, on one or more occasions, up to an aggregate of 35% of the aggregate principal amount of Senior Notes originally issued at a redemption price equal to 109.75% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that at least 65% of the aggregate principal amount of Senior Notes originally issued remain outstanding immediately after the occurrence of such redemption; and provided further, that such redemption shall occur within 45 days of the date of the closing of such Equity Offering.

SELECTION AND NOTICE

     If less than all of the Senior Notes are to be redeemed or repurchased in an offer to purchase at any time, selection of Senior Notes for redemption or repurchase will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Senior Notes are listed, or, if the Senior Notes are not so listed, on a pro rata basis; provided that no Senior Notes of $1,000 or less shall be redeemed or repurchased in part. Notices of redemption or repurchase shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date or repurchase date to each Holder of Senior Notes to be redeemed or repurchased at its registered address. If any Senior Note is to be redeemed or repurchased in part only, the notice of redemption or repurchase that relates to such Senior Note shall state the portion of the principal amount thereof to be redeemed or repurchased. A new Senior Note in principal amount equal to the unredeemed or unrepurchased portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Senior Note. On and after the redemption or repurchase date, interest ceases to accrue on Senior Notes or portions of them called for redemption or repurchase.

MANDATORY REDEMPTION

     Except as set forth below under "Repurchase at the Option of Holders," the Company is not required to make mandatory redemption or sinking fund payments with respect to the Senior Notes.

REPURCHASE AT THE OPTION OF HOLDERS

  CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each Holder of Senior Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof), of such Holder's Senior Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Senior Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Notes as a result of a Change of Control.

     On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all Senior Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Senior Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Senior Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Senior Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Senior Notes so tendered the Change of Control Payment for such Senior Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Senior Note equal in principal amount to the unpurchased portion of the Senior Notes surrendered, if any; provided that each such new Senior Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Senior Notes to require that the Company repurchase or redeem the Senior Notes in the event of a takeover, recapitalization or similar transaction.

     The Amended and Restated Revolving Credit Facility prohibits the Company from purchasing any Senior Notes, and also provides that certain change of control events with respect to the Company would constitute a default thereunder. Any future credit agreements or other agreements to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Senior Notes, the Company could seek the consent of its lenders to the purchase of Senior Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Senior Notes. In such case, the Company's failure to purchase tendered Senior Notes would constitute an Event of Default under the Indenture, which would, in turn, constitute a default under the Amended and Restated Revolving Credit Facility.

     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Senior Notes validly tendered and not withdrawn under such Change of Control Offer.

     "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), other than to the Permitted Holders, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Permitted Holders, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of 50% or more of the Voting Stock of the Company (measured by voting power rather than number of shares), (iv) at any time during any period of 12 consecutive months, the individuals who at the beginning of any such 12-month period were Continuing Directors cease to constitute a majority of the members of the Board of Directors of the Company or
(v) the Company consolidates with, or merges with or into, any Person, other than the Permitted Holders, or any Person, other than the Permitted Holders, consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately

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

prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee person (immediately after giving effect to such issuance).

     "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "PERMITTED HOLDERS" means First Reserve Corporation, Anker Holding B.V., John J. Faltis, P. Bruce Sparks and any of their respective Affiliates.

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Senior Notes to require the Company to repurchase such Senior Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

  ASSET SALES

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Board of Directors) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of (a) cash or Cash Equivalents or (b) property or assets referred to in clause (b) or (c) of the following paragraph; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Senior Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to an agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days after such Asset Sale (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

     Within 270 days after the receipt of any Net Proceeds from an Asset Sale, the Company or such Restricted Subsidiary may apply such Net Proceeds, at its option, (a) to repay Senior Indebtedness or Guarantor Senior Indebtedness (and to correspondingly permanently reduce commitments with respect thereto in the case of revolving borrowings), or (b) to the acquisition of a controlling interest in another Person primarily engaged in a Permitted Business, or (c) to the making of a capital expenditure in a Permitted Business or the acquisition of other long-term assets, to be used in a Permitted Business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Indebtedness under the Credit Facilities or invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer to all Holders of Senior Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Senior Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Senior Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Senior Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Notes to be

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

purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

CERTAIN COVENANTS

     RESTRICTED PAYMENTS

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any dividend or distribution in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company; (iii) make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Senior Notes, except a scheduled repayment of principal or a payment of principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under caption "--Incurrence of Indebtedness and Issuance of Disqualified Stock"; and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and
     (x)) is less than the sum (without duplication) of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus
     (ii) 100% of the aggregate net cash proceeds and the fair market value of marketable securities (as determined in good faith by the Company) received by the Company from the issue or sale since the date of the Indenture of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Restricted Subsidiary of the Company, other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock, in each case pursuant to the terms of such securities, and other than Equity Interests to the extent the cash proceeds of which have been applied to the making of Restricted Payments by virtue of clause (v)(A) of the next succeeding paragraph), plus (iii) 100% of the aggregate net cash proceeds and the fair market value of marketable securities (as determined in good faith by the Company) received by the Company as an equity contribution from a holder or holders of Equity Interests of the Company (other than Disqualified Stock), plus (iv) to the extent that any Restricted Investment that was made after the date of the Indenture is sold or otherwise liquidated or repaid, the aggregate amount of cash and the fair market value of marketable securities (as determined in good faith by the Company), received as the return of capital with respect to such Restricted Investment (less the cost of disposition, if any), plus (v) the amount resulting from redesignations of Unrestricted Subsidiar-ies, such amount not to exceed the amount of Investments made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary since the date of the Indenture that was treated as a Restricted Payment under the Indenture, plus (vi) the amount of the net reduction in Investments in Unrestricted Subsidiaries resulting from the payment of cash dividends received by the Company or any Restricted Subsidiary of the Company from such Unrestricted Subsidiaries, plus (vii) $5.0 million.

     The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of Subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend by a Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis; (v) the repurchase, retirement or other acquisition or retirement for value of common Equity Interests of the Company held by any future, present or former employee or director of the Company or any of the Company's Restricted Subsidiaries or the estate, heirs or legatees of, or any entity controlled by, any such employee or director, pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement in connection with the termination of such person's employment for any reason (including by reason of death or disability); provided, however, that the aggregate Restricted Payments made under this clause (v) does not exceed in any calendar year $2.5 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $7.5 million in any calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds received by the Company from the sale of Equity Interests of the Company to members of management or directors of the Company and its Restricted Subsidiaries that occurs after the Issue Date (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of the preceding paragraph (c)), plus
(B) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date, less (C) the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this subparagraph (v); (vi) so long as no Default or Event of Default shall have occurred and be continuing, the declaration and payment of dividends to the extent permitted thereby on, and the making of scheduled mandatory redemptions commencing on May 31, 2006 of, the Company's Class A Preferred Stock, par value $2,500 per share (the "Class A Preferred Stock"), in accordance with the terms thereof as in effect on the Issue Date; (vii) in the event of a Change of Control under the Indenture, the making of mandatory redemptions on the Company's Class A Preferred Stock and the Company's Class B Preferred Stock, par value $1,000 per share, in each case in accordance with the terms of the change of control provisions thereof as in effect on the Issue Date; provided, however, that (A) no such redemption shall be made until after the applicable Change of Control Payment Date and (B) on the applicable Change of Control Payment Date no restrictions shall exist on the repurchase of Senior Notes pursuant to a Change of Control Offer; (viii) the declaration and payment of dividends on, and the making of scheduled mandatory redemptions of, the Company's Coal Acquisition Preferred Stock in accordance with the terms thereof; (ix) so long as no Default or Event of Default shall have occurred and be continuing, the declaration and payment of dividends to holders of any such class or series of Disqualified Stock of the Company issued in accordance with the covenant entitled
"-- Incurrence of Indebtedness and Issuance of Disqualified Stock", (x) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options; and (xi) so long as no Default or Event of Default shall have occurred and be continuing, the payment of dividends on the Company's Common Stock, following the first public offering of the Company's Common Stock after the Issue Date, of up to 6% per annum of the net proceeds received by the Company in such public offering, other than public offerings with respect to the

Company's Common Stock registered on Form S-8 in connection with employee benefit plans or Form S-4 in connection with an acquisition.

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation is permitted by this covenant and otherwise would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be based on the good faith determination of the Board of Directors. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "--Restricted Payments" were computed.

  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not, and will not permit any of its Restricted Subsidiaries to issue any shares of Disqualified Stock; provided, however, that the Company or any Guarantor may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.00 to 1, if such incurrence or issuance is on or prior to the second anniversary of the Issue Date or 2.25 to 1, if such incurrence or issuance is thereafter, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The Indenture also provides that neither the Company and nor any Guarantor will incur any Indebtedness (other than Existing Indebtedness) that is contractually subordinated to any other Indebtedness of the Company or such Guarantor, respectively, unless such Indebtedness is also contractually subordinated to the Senior Notes or the Subsidiary Guarantee of such Guarantor, respectively, on substantially identical terms; provided, however, that no Indebtedness of the Company or any Guarantor shall be deemed to be contractually subordinated to any other Indebtedness of the Company or such Guarantor, respectively, solely by virtue of being unsecured.

     The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (i) the incurrence by the Company (and the guarantee thereof by Guarantors) of Indebtedness and letters of credit (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Guarantors thereunder) under all Credit Facilities; provided that the aggregate principal amount of all Indebtedness and letters of credit outstanding under all Credit Facilities after giving effect to such incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (i), does not exceed an amount equal to the greater of (A) $40.0 million and (B) the amount permitted by the terms thereof to be borrowed thereunder up to a maximum of $75.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied to repay any such Indebtedness (or any such Permitted Refinancing Indebtedness) pursuant to the covenant described above under the caption "--Asset Sales";

          (ii) the incurrence by the Company and the Guarantors of Existing Indebtedness;

          (iii) the incurrence by the Company of Indebtedness represented by the Senior Notes and the incurrence by the Guarantors of the Subsidiary Guarantees;

          (iv) the incurrence by the Company or any of the Guarantors of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price, lease or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Guarantor, in an aggregate principal amount not to exceed $5.0 million at any time outstanding;

          (v) the incurrence by the Company or any of the Guarantors of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinancing or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred;

          (vi) the incurrence by the Company or any of the Guarantors of intercompany Indebtedness between or among the Company and any of the Guarantors; provided, however, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Senior Notes and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Guarantor and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Guarantor shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Guarantor, as the case may be;

          (vii) incurrence by the Company or any of the Guarantors of Hedging Obligations;

          (viii) Indebtedness incurred in respect of performance, surety and similar bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

          (ix) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company;

          (x) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Guarantor of the Company that was permitted to be incurred by another provision of this covenant; and

          (xi) the incurrence by the Company or any of the Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (xi), not to exceed $10.0 million.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xi) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

  LIENS

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness or trade payables on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, unless the Senior Notes are secured equally and ratably with (or prior to in the case of Subordinated Indebtedness) the obligation or liability secured by such Lien.

  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or
(iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the Indenture, (b) the Amended and Restated Revolving Credit Facility as in effect as of the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Amended and Restated Revolving Credit Facility as in effect on the date of the Indenture, (c) the Indenture and the Senior Notes, (d) applicable law, rules or regulations, or any order or ruling by a governmental authority, (e) any instrument of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (but not created in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (f) customary non-assignment provisions in leases, licenses, encumbrances, contracts or similar agreements entered into or acquired in the ordinary course of business, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) on the property so acquired, (h) contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (i) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (j) customary provisions in joint venture agreements at the time of creation of such joint venture and other similar agreements entered into in the ordinary course of business; and (k) any encumbrances or restrictions of the type referred to in clauses (i), (ii) and (iii) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses
(a) through (j) above, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company's Board of Directors, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

  MERGER, CONSOLIDATION OR SALE OF ASSETS

     The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Senior Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Disqualified Stock." Notwithstanding the foregoing clause (iv), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (b) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another State of the United States so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

  TRANSACTIONS WITH AFFILIATES

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to or Investment in, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction") unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an Independent Financial Advisor.

     The foregoing provisions will not apply to the following: (i) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary; (ii) transactions between or among the Company and/or its Restricted Subsidiaries; (iii) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "--Restricted Payments": (iv) the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any Restricted Subsidiary; (v) transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction meets the requirements of clause (i) of the preceding paragraph; (vi) loans to employees which are approved by a majority of the Board of Directors of the Company in good faith; (vii) any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such amendment is no less favorable to the holders of the Senior Notes in any material respect than the original agreement as in effect on the Issue Date) or any transaction contemplated thereby; (viii) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, the Stockholders' Agreement, dated as of August 12, 1996, as in effect on the Issue Date, and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (viii) so long as the terms of any such amendment or new agreement are no less favorable to the holders of the Senior Notes in any material respect than the original agreement as in effect on the Issue Date; and (ix) coal supply agreements

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

with Anker Holding B.V. and its Affiliates in the ordinary course of business and otherwise in compliance with the terms of the Indenture which comply with the requirements of clause (i) of the preceding paragraph.

  BUSINESS ACTIVITIES

     The Company will not, and will not permit any Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

  PAYMENTS FOR CONSENT

     The Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Senior Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Senior Notes unless such consideration is offered to be paid or is paid to all Holders of the Senior Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

  ADDITIONAL SUBSIDIARY GUARANTEES

     The Indenture provides that if the Company or any of its Restricted Subsidiaries shall acquire or create another Restricted Subsidiary (other than a Foreign Subsidiary) after the date of the Indenture, then such newly acquired or created Restricted Subsidiary (other than a Foreign Subsidiary) shall execute a Subsidiary Guarantee and deliver an opinion of counsel, in accordance with the terms of the Indenture.

  REPORTS

     The Indenture provides that, whether or not required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), so long as any Senior Notes are outstanding, the Company will furnish to the Holders of Senior Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods set forth in the Commission's rules and regulations. In addition, whether or not required by the rules and regulations of the Commission, at any time after the effectiveness of the Exchange Offer contemplated by the Registration Rights Agreement, the Company will file a copy of such information and report with the Commission for public availability within the time periods set forth in the Commission's rules and regulations (unless the Commission will not accept such a filing). In addition, the Company and the Guarantors have agreed that, until the effectiveness of the registration statement relating to the Exchange Offer pursuant to the Registration Rights Agreement, they will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

     The Indenture provides that each of the following constitutes an Event of Default; (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Senior Notes; (ii) default in payment when due of the principal of or premium, if any, on the Senior Notes;
(iii) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the captions "--Repurchase at the Option of the Holders--Change of Control," "--Repurchase at the Option of the Holders--Asset Sales" or "--Certain Covenants--Merger, Consolidation or Sale of Assets"; (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice by the Trustee or by the Holders of at least 25% of Senior Notes then outstanding to comply with any of its other agreements in the Indenture or

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

the Senior Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness, prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days (net of applicable insurance coverage which is acknowledged in writing by the insurer); (vii) except as permitted by the Indenture, any Subsidiary Guarantee by a Significant Subsidiary or any Subsidiaries that, taken together, would constitute a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary or any Guarantors that taken together would constitute a Significant Subsidiary, or any Person acting on behalf of any such Guarantor or Guarantors, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all the Senior Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Guarantor constituting a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary, all outstanding Senior Notes will become due and payable without further action or notice. Holders of the Senior Notes may not enforce the Indenture or the Senior Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Senior Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     The Holders of a majority in aggregate principal amount of the Senior Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Senior Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Senior Notes.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Senior Notes, the Indenture or the Subsidiary Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Senior Notes by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

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

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have all of its obligations and the obligations of the Guarantors discharged with respect to the outstanding Senior Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Senior Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Senior Notes when such payments are due from the trust referred to below,
(ii) the Company's obligations with respect to the Senior Notes concerning issuing temporary Senior Notes, registration of Senior Notes, mutilated, destroyed, lost or stolen Senior Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Senior Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Senior Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Senior Notes, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding Senior Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Senior Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Senior Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for in the Indenture relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

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

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange Senior Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Senior Note selected for redemption. Also, the Company is not required to transfer or exchange any Senior Note for a period of 15 days before a selection of Senior Notes to be redeemed.

     The registered Holder of a Senior Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the Indenture, the Subsidiary Guarantees or the Senior Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Senior Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior Notes), and any existing default or compliance with any provision of the Indenture, the Subsidiary Guarantees or the Senior Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Notes (including consents obtained in connection with a tender offer or exchange offer for Senior Notes).

     Without the consent of each holder affected, an amendment or waiver may not (with respect to any Senior Notes held by a non-consenting Holder): (i) reduce the principal amount of Senior Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Senior Note or alter the provisions with respect to the redemption of the Senior Notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holder"), (iii) reduce the rate of or change the time for payment of interest on any Senior Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Senior Notes (except a rescission of acceleration of the Senior Notes by the Holders of at least a majority in aggregate principal amount of the Senior Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Senior Note payable in money other than that stated in the Senior Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Senior Notes to receive payments of principal of or premium, if any, or interest on the Senior Notes, (vii) waive a redemption payment with respect to any Senior Note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders"), (viii) release any Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture, or amend the provisions of the Indenture relating to the release of Guarantors, or
(ix) make any change in the foregoing amendment and waiver provisions.

     Notwithstanding the foregoing, without the consent of any Holder of Senior Notes, the Company, the Guarantors and the Trustee may amend or supplement the Indenture, the Subsidiary Guarantees or the Senior Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes, to provide for the assumption of the Company's or a Guarantor's obligations to Holders of Senior Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Senior Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

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

     The Holders of a majority in principal amount of the then outstanding Senior Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Senior Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

BOOK-ENTRY DELIVERY AND FORM

     The certificates representing the Exchange Notes will be issued in fully registered form. Except as described in the next paragraph, the Exchange Notes initially will be represented by a single, permanent global Exchange Note, in definitive, fully registered form without interest coupons (the "Global Exchange Note") and will be deposited with the Trustee as custodian for The Depository Trust Company, New York, New York ("DTC") and registered in the name of a nominee of DTC.

     Exchange Notes held by persons who elect to take physical delivery of their certificates instead of holding their interest through the Global Exchange Note (collectively referred to herein as the "Non-Global Holders") will be issued in registered certificated form (a "Certificated Exchange Note"). Upon the transfer of any Certificated Exchange Note initially issued to a Non-Global Holder, such Certificated Exchange Note will, unless the transferee requests otherwise or a Global Exchange Note has previously been exchanged in whole for Certificated Exchange Notes, be exchanged for an interest in such Global Exchange Note.

     DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provision of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     Upon the issuance of the Global Exchange Note, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Exchange Note to the accounts of persons who have accounts with such depositary. Such accounts initially will be designated by or on behalf of the Initial Purchasers. Ownership of beneficial interests in the Global Exchange Note will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in the Global Exchange Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

     So long as DTC or its nominee is the registered owner or holder of the Global Exchange Note, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the Exchange Notes represented by such Global Exchange Note for all purposes under the Indenture and the Exchange Notes. No beneficial owners of an interest in the Global Exchange Note will be able to transfer that interest except in accordance with DTC's applicable procedures.

     The Company understands that, under existing industry practices, in the event that the Company requests any action of Holders, or an owner of a beneficial interest in such permanent Global Exchange Note desires to give or take any action (including a suit for repayment of principal, premium or interest) that a Holder is entitled to give or take under the Notes, DTC would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instruction of beneficial owners owning through them.

     Payments of the principal of, premium, if any, and interest on the Global Exchange Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither the Company, the Trustee, nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Exchange Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of the Global Exchange Note will credit participants' accounts with payments in amounts proportionate to their respective beneficial ownership interests in the principal amount of such Global Exchange Note, as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Exchange Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules. If a Holder requires physical delivery of Certificated Exchange Notes for any reason, including to sell Exchange Notes to persons in states which require such delivery of such Exchange Notes or to pledge such Exchange Notes, such holder must transfer its interest in the Global Exchange Note, in accordance with the normal procedures of DTC and the procedures set forth in the Indenture.

     Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     Subject to certain conditions, any person having a beneficial interest in the Global Exchange Note may, upon request to the Trustee, exchange such beneficial interest for Exchange Notes in the form of Certificated Exchange Notes. Upon any such issuance, the Trustee is required to register such Certificated Exchange Notes in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). In addition, if DTC is at any time unwilling or unable to continue as a depositary for the Global Exchange Note and a successor depositary is not appointed by the Company within 90 days, the Company will issue Certificated Exchange Notes in exchange for the Global Exchange Note.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "ACQUIRED DEBT" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

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

     "AMENDED AND RESTATED REVOLVING CREDIT FACILITY" means that certain credit facility, to be entered into on or prior to the Issue Date, by and among the Company and The Chase Manhattan Bank, as agent, and the lenders' party thereto, including any related notes, guarantees, collateral documents, instruments, agreements executed in connection therewith, and in each case as amended, extended, modified, renewed, refunded, replaced or refinanced from time to time.

     "ASSET SALE" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of (A) a sale and leaseback or (B) a Contract Settlement) other than in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "--Redemption at the Option of Holders--Change of Control" and/or the provisions described above under the caption "--Certain Covenants--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions that have a fair market value (as determined in good faith by the Board of Directors) in excess of $1.0 million or for net cash proceeds in excess of $1.0 million. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Guarantor or by a Guarantor to the Company or to another Guarantor, (ii) an issuance of Equity Interests by a Guarantor to the Company or to another Guarantor, (iii) a Restricted Payment that is permitted by the covenant described above under the caption "--Certain Covenants-- Restricted Payments," (iv) a disposition of Cash Equivalents; (v) a disposition in the ordinary course of business of either obsolete equipment or equipment otherwise no longer useful in the business; (vi) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary and (vii) any sale and leaseback of an asset within 90 days after the completion of construction or acquisition of such asset shall not be considered an Asset Sale.

     "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the full faith and credit of the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Amended and Restated Revolving Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Corporation ("S&P") and in each case maturing within six months after the date of acquisition, (vi) investment funds investing substantially all of their assets in securities of the types described in clauses (i)-(v) above and (vii) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P.

     "COAL ACQUISITION PREFERRED STOCK" means preferred stock which (i) is issued to a seller of coal properties or assets or the entire equity interest in a Person owning such properties or assets, as part of the consideration or financing of the acquisition thereof and (ii) provides for the payment of dividends in an amount not to exceed a percentage of the revenues from coal production of the properties or assets referred to in clause (i), which percentage is determined in good faith by the Board of Directors of the Company to yield, together with any other consideration paid by the Company therefor an aggregate purchase price that is fair to the Company. For purposes of the Indenture, the Company's Class C Preferred Stock, par value $13,000 per share, and Class D Preferred Stock, par value $7,000 per share, each as in effect on the Issue Date, are each Coal Acquisition Preferred Stock.

     "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, depletion and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus (v) non-cash revenues increasing such Consolidated Net Income for such period (excluding any non-cash income to the extent it represents an accrual of cash revenues in any future period), in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

     "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash (or to the extent converted into cash) to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders unless waived), (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) any net after-tax extraordinary gains or losses shall be excluded.

     "CONTRACT SETTLEMENT" means the termination (direct or indirect, in one transaction or a series of transactions), for which the Company or any of its Restricted Subsidiaries receives any cash consideration, of any agreement under which the Company or any of its Restricted Subsidiaries is to sell coal.

     "CREDIT FACILITIES" means, with respect to the Company, one or more debt facilities (including, without limitation, the Amended and Restated Revolving Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Senior Notes mature.

     "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "EQUITY OFFERING" means any public or private offering of common stock by the Company other than (i) issuances of Disqualified Stock, (ii) issuances in payment of or to finance the purchase price of an acquisition or (iii) issuances of common stock pursuant to employee benefit plans of the Company or otherwise as compensation to employees of the Company.

     "EXISTING INDEBTEDNESS" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Amended and Restated Revolving Credit Facility) in existence on the date of the Indenture, until such amounts are repaid.

     "FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or banker's acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all cash dividend payments, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local effective tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "FIXED CHARGE COVERAGE RATIO" means with respect to any Person for any period, the ratio for the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above,
(i) acquisitions and Investments that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and
(iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

     "FOREIGN SUBSIDIARY" means a Restricted Subsidiary that is incorporated in a jurisdiction other than the United States or a state thereof or the District of Columbia and with respect to which more than 80% of any of its sales, earnings or assets (determined on a consolidated basis in accordance with GAAP) are located in, generated from or derived from operations located in territories outside the United States of America and jurisdictions outside the United States of America.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accounts and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

     "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "GUARANTORS" means each of the Subsidiaries of the Company that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

     "GUARANTOR SENIOR INDEBTEDNESS" means all Indebtedness of a Guarantor other than Guarantor Subordinated Indebtedness.

     "GUARANTOR SUBORDINATED INDEBTEDNESS" means all Indebtedness of a Guarantor that is subordinated in right of payment to the Guarantee of such Guarantor.

     "HEDGING OBLIGATIONS" means with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements with respect to Indebtedness that is permitted by the terms of the Indenture and (ii) other agreements or arrangements designed to protect such Person against fluctuation in interest rates or the value of foreign currencies purchased or received by such Person in the ordinary course of business.

     "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit or reimbursement agreements in respect thereof (other than letters of credit securing obligations not constituting Indebtedness that are issued in the ordinary course of business by a Person to the extent not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit) or bankers' acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payment of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "INDEPENDENT FINANCIAL ADVISOR" means an accounting, appraisal or investment banking firm of national standing, which does not have any financial interest in the Affiliate Transaction upon which it is opining.

     "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or such other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments."

     "ISSUE DATE" means the date on which the Senior Notes are originally issued.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any extraordinary gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or
(b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss); provided further, that in determining Consolidated Net Income for the purpose of the covenant described under the caption "--Certain Covenants--Limitation on Restricted Payments" only, items (i) and (ii) shall not be so excluded.

     "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), or, in the case of a Contract Settlement, 65% of such aggregate cash proceeds, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sale commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under the Credit Facilities) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), as reflected in the express terms of the instrument governing such Indebtedness, or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any Indebtedness (other than the Senior Notes being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

     "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "PERMITTED BUSINESS" means coal producing, coal mining, coal brokering or mine development, or any business that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto (including ash disposal and/or environmental remediation).

     "PERMITTED INVESTMENTS" means (a) any Investment in the Company or in a Guarantor; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Guarantor in a Person, if as a result of such Investment (i) such Person becomes a Guarantor or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Guarantor; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales"; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (f) any Investment existing on the Issue Date; (g) any Investment acquired by the Company or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of the transfer of title with respect to any secured investment in default as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to such secured Investment; (h) Hedging Obligations permitted under the "--Certain Covenants; Limitation of Incurrence of Indebtedness and Issuance of Disqualified Stock" covenant; (i) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case, incurred in the ordinary course of business; (j) any guarantees permitted to be made pursuant to the covenant entitled "Certain Covenants--Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock"; and (k) other Investments in any Person (including, without limitation, Investments in Unrestricted Subsidiaries) primarily engaged in a Permitted Business having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (k) that are at the time outstanding, not to exceed $10.0 million.

     "PERMITTED LIENS" means (i) Liens on assets of the Company or any of its Subsidiaries securing Senior Indebtedness that was permitted by the terms of the Indenture to be incurred (including pursuant to the Credit Facilities); (ii) Liens in favor of the Company; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory or regulatory obligations, leases, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of the second paragraph of the covenant entitled "--Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock" covering only the assets acquired with such Indebtedness; (vii) Liens existing on the date of the Indenture; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary; (x) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries; and (xi) Liens on assets of Guarantors to secure Guarantor Senior Indebtedness of such Guarantors that was permitted by the Indenture to be incurred.

     "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith including premiums paid, if any, to the holders thereof); (ii) such Permitted Refinancing Indebtedness has a final maturity date at or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Senior Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Senior Notes on terms at least as favorable to the Holders of Senior Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

     "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Notwithstanding the definition of "Subsidiary" herein, Sycamore Group, L.L.C. shall be deemed to be a Restricted Subsidiary on the Issue Date for all purposes hereunder; except that such entity shall not be required to be a Guarantor of the Senior Notes pursuant to the covenant entitled "Additional Subsidiary Guarantees" until such time as it satisfies the first sentence of this definition of "Restricted Subsidiary."

     "SENIOR INDEBTEDNESS" means all Indebtedness of the Company other than Subordinated Indebtedness.

     "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

     "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "SUBORDINATED INDEBTEDNESS" means all Indebtedness of the Company that is subordinated in right of payment to the Senior Notes.

     "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "SUBSIDIARY GUARANTEE" means, individually and collectively, the Guarantees given by the Guarantors pursuant to the Indenture, including a notation in the Senior Notes substantially in the form attached to the Indenture as an exhibit.

     "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing conditions as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock," the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

     "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

     The following description of certain anticipated provisions of certain indebtedness of the Issuer does not purport to be complete, and is subject to, and is qualified in its entirety by reference to, the forms of such instruments, copies of which may be obtained as described under "Available Information."

AMENDED AND RESTATED REVOLVING CREDIT FACILITY

     The Amended and Restated Revolving Credit Facility is provided by a syndicate of banks and other financial institutions (the "Lenders") for which The Chase Manhattan Bank will act as administrative agent (the "Administrative Agent"), and Chase Securities Inc., will act as arranger. The Amended and Restated Revolving Credit Facility provides for revolving borrowings of up to $75 million, subject to certain reductions based on certain financial performance tests. The commitments under the Amended and Restated Revolving Credit Facility will be reduced to $67.5 million on the third anniversary of the closing date of the Offering of the Old Notes (the "Closing Date"), to $60 million on the fourth anniversary of the Closing Date and $50 million on the fifth anniversary of the Closing Date; provided, however, that at the Company's request not less than 30 and not more than 60 days prior to any such anniversary, any lender may elect not to require its pro rata share of any such reduction. The commitments under the Amended and Restated Revolving Credit Facility will terminate on the sixth anniversary of the Closing Date.

     The interest rate under the Amended and Restated Revolving Credit Facility will be, for the period from the Closing Date through March 31, 1998, LIBOR plus 1.75% or ABR plus 0.75%, at the option of the Company. Thereafter, the interest rate will be, subject to change based on the ratio of (i) total indebtedness minus the amount of cash and permitted investments of the Company and the Restricted Subsidiaries to (ii) EBITDA (the "net leverage ratio") of the Company, in a range of LIBOR plus 1.00% to 2.50% or ABR to ABR plus 1.50%, the type of borrowing to be determined at the option of the Company. The Company may elect interest periods of one, two, three or six months (or nine or 12 months, to the extent available under the Amended and Restated Revolving Credit Facility) for LIBOR borrowings. ABR is the highest of (i) the Administrative Agent's Prime Rate and (ii) the Federal Funds Effective Rate plus one-half of 1.0%. LIBOR will at all times include statutory reserves to the extent actually incurred.

     For the period from the Closing Date through March 31, 1998, the Company will pay a commitment fee at a rate equal to 0.375% per annum on the undrawn portion of the commitments in respect of the Amended and Restated Revolving Credit Facility, which began to accrue on the Closing Date, payable quarterly in arrears. Thereafter, the Company will pay a commitment fee based on the net leverage ratio of the Company in a range equal to 0.25% to 0.50% per annum on the undrawn portion of the commitments in respect of the Amended and Restated Revolving Facility, payable quarterly in arrears.

     The Amended and Restated Revolving Credit Facility contains provisions under which commitment fees and interest rates for the Amended and Restated Revolving Credit Facility will be adjusted in increments based on the achievement of certain financial performance goals.

     Voluntary prepayments and Amended and Restated Revolving Credit Facility commitment reductions are permitted in whole or in part at the option of the Issuer, in minimum principal amounts, without premium or penalty, subject to reimbursement of certain of the Lenders' costs under certain conditions.

     The Amended and Restated Revolving Credit Facility provides that the Company must meet or exceed a net interest coverage ratio and must not exceed the net leverage ratio. The Amended and Restated Revolving Credit Facility also contains customary covenants including but not limited to the delivery of financial statements, reports, notices, and other information, access to information and properties, maintenance of insurance, payment of taxes, maintenance of properties, nature of business, corporate existence and rights, compliance with applicable laws, prohibitions on fundamental changes, limitations on investments, minimum shareholders equity, limitations on capital expenditures in excess of $15 million, certain restrictions relating to Subsidiary Guarantors, transactions with affiliates, use of proceeds, limitations on indebtedness, limitations on liens, limitations on dividends and other distributions and limitations on debt payments, including prepayment or redemption of the Senior Notes.

     The Amended and Restated Revolving Credit Facility permits dividend payments on the Class A Preferred Stock after August 12, 2001, provided that no Event of Default (as defined therein) exists or would result therefrom and the Fixed Charges Ratio (as defined therein) is greater than 1.25 to 1.00 on a pro forma basis. On such date, there would be approximately $7.7 million of accrued and unpaid dividends on the Class A Preferred Stock.

     The Amended and Restated Revolving Credit Facility includes customary events of default.

                          DESCRIPTION OF CAPITAL STOCK

     The following description of the Company's capital stock does not purport to be complete and is subject in all respects to applicable Delaware law and to the provisions of the Company's Certificate of Incorporation.

     The authorized capital stock of the Company consists of (i) 10,000 shares of common stock, par value $0.01 per share (the "Common Stock"), (ii) 10,000 shares of Class A Preferred Stock, (iii) 10,000 shares of Class B Preferred Stock, (iv) 1,000 shares of Class C Preferred Stock, and (v) 1,000 shares of Class D Preferred Stock (collectively the "Preferred Stock"). As of August 31, 1997, all of the authorized shares of Common Stock and Preferred Stock were issued and outstanding.

COMMON STOCK

     Each share of Common Stock has equal voting, dividend, distribution and liquidation rights. Each share of Common Stock is not redeemable and has no preemptive, conversion or cumulative voting rights. The declaration and payment of dividends are restricted by certain covenants in the Indenture and the Amended and Restated Revolving Credit Facility. In the event of a liquidation, dissolution or winding-up of the Company, the holders of the Common Stock are entitled to share equally and ratably in the assets of the Company, if any, remaining after the payment of all debts and liabilities of the Company (including the Senior Notes) and the liquidation preference of any outstanding Preferred Stock.

PREFERRED STOCK

  CLASS A PREFERRED STOCK

     In connection with the Recapitalization, the Company issued 10,000 shares of Class A Preferred Stock to Anker Holding. The Class A Preferred Stock is generally non-voting. The Class A Preferred Stock is entitled to annual cumulative cash dividends payable on each December 31 in an amount per share equal to 5% of the sum of (i) $2,500 plus (ii) all accrued and unpaid dividends. As of June 30, 1997, there would be approximately $1.2 million of accrued and unpaid dividends on the Class A Preferred Stock. In the event of the Company's public offering of Common Stock, each holder of Class A Preferred Stock has the right to convert its holdings into Common Stock in accordance with a specified formula, subject to certain restrictions. In addition, 10% of the Class A Preferred Stock outstanding on May 31, 2006 is mandatorily redeemable on such date and on each subsequent May 31 until all the Class A Preferred Stock is redeemed, at a price per share equal to (i) $2,500 plus (ii) all accrued and unpaid dividends. In addition, all of the Class A Preferred Stock is mandatorily redeemable in the event of (i) a bankruptcy of the Company or (ii) a merger or the transfer of all the Company's Common Stock to a single person. However, the Company has no obligation to redeem the Class A Preferred Stock to the extent
(i) such redemption would violate the Credit Facility, (ii) the Company has no funds legally available therefor or (iii) there are any accrued and unpaid dividends on the Class C Preferred Stock or Class D Preferred Stock. The Class A Preferred Stock is recorded on the Company's Consolidated Financial Statements at estimated fair market value, which is less than book value. The difference of approximately $12 million will be accrued over the remaining life of the Class A Preferred Stock. See the Consolidated Financial Statements included elsewhere herein. For a discussion of certain limitations on payment of dividends on the Class A Preferred Stock, see "Description of Certain Indebtedness."

  CLASS B PREFERRED STOCK

     In connection with the Recapitalization, the Company issued 10,000 shares of Class B Preferred Stock to First Reserve. The Class B Preferred Stock is generally non-voting and is entitled to no dividends. The Class B Preferred Stock is mandatorily redeemable for cash at a price per share of $1,375 in the event of (i) a bankruptcy of the Company or (ii) a Sale (as defined in the Certificate of Designation, Preferences and Rights of Class B Preferred Stock of Anker Coal Group, Inc.) of the Company; provided, however, that the Class B Preferred Stock is not redeemable upon a Sale for so long as First Reserve is entitled to designate a majority of the Board of Directors, unless the Sale is approved by a majority of the directors not so designated; provided, further, that the Class B Preferred Stock is not redeemable to the extent that (A) such redemption would violate the Credit Facility, (B) all redemptions of the Company's Class A Preferred Stock and Class D Preferred Stock required by the Company have not been effected prior to or simultaneously with the redemption of the Class B Preferred Stock, (C) there are any accrued but unpaid dividends on the Class A Preferred Stock, Class C Preferred Stock or Class D Preferred Stock, or (D) the Company has no funds legally available therefor. The Class B Preferred Stock is also redeemable at the option of the Company for cash at a price of $1,375 in whole but not in part; provided, however, that the Company may not elect to redeem the Class B Preferred Stock for so long as First Reserve is entitled to designate a majority of the Board of Directors, unless such redemption is approved by majority of the directors of the Company not so designated. In addition, in the event of a public offering of Common Stock, the Class B Preferred Stock is redeemable for Common Stock at the option of the Company or the holders of the Class B Preferred Stock; provided, however, that the Company may not elect to redeem the Class B Preferred Stock for so long as First Reserve is entitled to designate a majority of the Board of Directors, unless such redemption is approved by a majority of the directors of the Company not so designated; provided, further, that the holders of the Class B Preferred Stock may not elect to have the Company redeem the Class B Preferred Stock for so long as First Reserve is entitled to designate a majority of the Board of Directors, unless the public offering is approved by a majority of the directors of the Company not so designated.

  CLASS C PREFERRED STOCK

     In connection with its purchase of the common stock of Upshur Property, Inc. from Glenn Springs Holdings, Inc. ("Glenn Springs"), a wholly owned subsidiary of Occidental Petroleum Company, the Company issued 1,000 shares of Class C Preferred Stock to Glenn Springs. The Class C Preferred Stock is generally non-voting and is entitled to annual cumulative cash dividends payable on February 15 in an amount equal to 4% of the gross realization from coal sales from certain coal reserves in Upshur County, West Virginia for the immediately preceding calendar year. In addition, in the event that the Company sells, leases, subleases or otherwise transfers certain mineral property in Upshur County for $500,000 or more (a "Mineral Property Transfer"), the Class C Preferred Stock is entitled to receive special dividends calculated by dividing the total acreage of mineral property originally transferred to the Company by Glenn Springs (28,051 acres) into the number of acres transferred as part of the Mineral Property Transfer, and multiplying the result by the sales price received by the Company as a result of the Mineral Property Transfer. The Class C Preferred Stock is not mandatorily redeemable. However, the Class C Preferred Stock is redeemable for cash at the option of the Company at a price per share equal to (i) $13,000 plus (ii) all accrued and unpaid dividends (other than the aggregate amount of any special dividends payable). No dividends have been paid on the Class C Preferred Stock as of the date hereof.

  CLASS D PREFERRED STOCK

     In connection with the purchase of assets from Phillips Resources, Inc. ("Phillips"), the Company issued 1,000 shares of Class D Preferred Stock to Glenn Springs, which also owns Phillips. The Class D Preferred Stock is generally non-voting and is entitled to receive, (i) for a period of fifteen years from and after January 1, 1996, quarterly cumulative cash dividends in an amount equal to 2 1/2% of the gross realization from coal sales from certain properties in Upshur and Randolph Counties for the immediately preceding calendar quarter, and (ii) thereafter, quarterly cumulative cash dividends equal to 1 1/2% of the gross realization from such sales for the immediately preceding calendar quarter. If aggregate dividends of $5,000,000 or more on the Class D Preferred Stock are not paid on or before December 31, 2005, then the Company, if requested by a holder of Class D Preferred Stock, must redeem such holder's shares over the five year period beginning December 31, 2006 by redeeming 20% of such holder's shares on such date and on December 31 of the succeeding four years, at a price, per share, equal to (i) $7,000 plus (ii) all accrued and unpaid dividends (the "Class D Redemption Price"). If aggregate dividends of $5,000,000 or more on the Class D Preferred Stock are paid on or before December 31, 2005, then the Company must redeem the Class D Preferred Stock over the five year period beginning December 31, 2011 by redeeming 20% of the issued and outstanding shares of Class D Preferred Stock on such date and on December 31 of each succeeding year, at the Class D Redemption Price. Furthermore, the Class D Preferred Stock is redeemable at any time at the option of the Company at a price per share equal to the Redemption Price. No dividends have been paid on the Class D Preferred Stock as of the date hereof.

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     The exchange of Old Notes for Exchange Notes will not constitute recognition events for federal income tax purposes. Consequently, no gain or loss should be recognized by Holders upon receipt of the Exchange Notes. For purposes of determining gain or loss upon the subsequent sale or exchange of Exchange Notes, a Holder's basis in Exchange Notes should be the same as such Holder's basis in the Old Notes exchanged therefor. Holders should be considered to have held the Exchange Notes from the time of their original acquisition of the Old Notes.

     IN ANY EVENT, PERSONS CONSIDERING THE EXCHANGE OF OLD NOTES FOR EXCHANGE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTIONS.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. To the extent any such broker-dealer participates in the Exchange Offer and so notifies the Company, or causes the Company to be so notified in writing, the Company has agreed that during the period equal to the lesser of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective or (ii) the period ending on the date when all broker dealers holding Old Notes have sold all Old Notes held by them, it will make this Prospectus, as amended or supplemented, available to any Participating Broker Dealer and any other persons, if any, with similar prospectus delivery requirements, for use in connection with any resale of Exchange Notes, and will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal.

     The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at prevailing market prices at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers or any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The Company has agreed to pay all expenses incident to the Exchange Offer (other than commissions and concessions of any broker-dealers), subject to certain prescribed limitations, and will indemnify the holders of the Old Notes against certain liabilities, including certain liabilities that may arise under the Securities Act.

     By its acceptance of the Exchange Offer, any broker-dealer that receives Exchange Notes pursuant to the Exchange Offer hereby agrees to notify the Company prior to using the Prospectus in connection with the sale or transfer of Exchange Notes, and acknowledges and agrees that, upon receipt of notice from the Company of the happening of any event which makes any statement in the Prospectus untrue in any material respect or which requires the making of any changes in the Prospectus in order to make the statements therein not misleading or which may impose upon the Company disclosure obligations that may have a material adverse effect on the Company (which notice the Company agrees to deliver promptly to such broker-dealer), such broker-dealer will suspend use of the Prospectus until the Company has notified such broker-dealer that delivery of the Prospectus may resume and has furnished copies of any amendment or supplement to the Prospectus to such broker-dealer.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Company by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York, Spilman, Thomas & Battle, Charleston, West Virginia, and Klett Lieber Rooney & Schorling, a Professional Corporation, Pittsburgh, Pennsylvania

                                    EXPERTS

     The consolidated financial statements of the Predecessor as of December 31, 1995 and 1994, and for the years then ended, included herein have been audited by Ernst & Young LLP, independent auditors, as stated in their report appearing herein. The consolidated financial statements of the Company as of December 31, 1996 and for the period from August 1, 1996, to December 31, 1996, and the consolidated financial statements of the Predecessor for the period from January 1, 1996 to July 31, 1996 included herein have been audited by Coopers & Lybrand L.L.P., independent auditors, as stated in their report appearing herein. The consolidated financial statements of Oak Mountain as of December 31, 1996, and for the year then ended, included herein have been audited by Coopers & Lybrand L.L.P., independent auditors, as stated in their report appearing herein. The audited consolidated financial statements referred to above have been so included in reliance upon such reports given upon the authority of the firms as experts in accounting and auditing.

     In July 1996, the Company terminated its relationship with Ernst & Young LLP and engaged Coopers & Lybrand L.L.P. as its new independent accountants. The reports of Ernst & Young LLP on the financial statements of the Predecessor as of December 31, 1995 and 1994, and for the years then ended, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits of the financial statements of the Predecessor for the two years ended December 31, 1994 and 1995 and through July 1996, there have been no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Ernst & Young LLP would have caused them to make reference thereto in their report on the financial statements of the Predecessor for such years. During the two years ended December 31, 1994 and 1995 and through July 1996, there were no reportable events (as defined in Regulation S-K Item 304 (a)(l)(v)).

     The reserve reports and estimates of the Company's net proved coal reserves included herein have, to the extent described herein, been prepared by the Company and audited by Boyd. Summaries of these estimates contained in the audit letter of Boyd have been included herein as Appendix A-2 in reliance upon such firm as an expert with respect to such matters.

                             AVAILABLE INFORMATION

     The Company has filed with the Commission a Registration Statement on Form S-4 (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement") under the Securities Act with respect to the Exchange Notes being offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and the Exchange Notes, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and, where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions in such exhibit, to which reference is hereby made. The Registration Statement can be inspected and copied at the Public

Reference Section of the Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549 and at regional public reference facilities maintained by the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material including copies of all or any portion of the Registration Statement, can be obtained from the Public Reference Section of the Commission at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov).

     From and after the effective date of the Registration Statement of which the Prospectus is a part, so long as the Exchange Notes are outstanding, the Company will be required to file periodic reports and other information with the Commission pursuant to certain provisions of the Exchange Act. During such period, the Company will furnish to the holders of Exchange Notes copies of all periodic reports filed by the Company with the Commission.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                            ------------------------

AUDITED ANNUAL CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 1996:

  Report of Independent Accountants..................................................    F-2
  Report of Independent Accountants..................................................    F-3
  Consolidated Balance Sheet at December 31, 1996....................................    F-4
  Consolidated Statement of Operations for the period from August 1, 1996 (date of acquisition) through December 31, 1996 and for the period January 1, 1996
     through July 31, 1996...........................................................    F-5
  Consolidated Statement of Stockholders' Equity for the period August 1, 1996 (date
     of acquisition) through December 31, 1996.......................................    F-6
  Consolidated Statement of Stockholders' Equity for the period January 1, 1996
     through July 31, 1996...........................................................    F-7
  Consolidated Statement of Cash Flows for the period from August 1, 1996 (date of acquisition) through December 31, 1996 and for the period January 1, 1996
     through July 31, 1996...........................................................    F-8
  Notes to Consolidated Financial Statements.........................................    F-9
UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS:
  Condensed Consolidated Balance Sheet at June 30, 1997..............................   F-16
  Condensed Consolidated Statement of Operations for the six months ended June 30,
     1997 and 1996...................................................................   F-17
  Condensed Consolidated Statement of Cash Flows for the six months ended June 30,
     1997 and 1996...................................................................   F-18
  Notes to Condensed Consolidated Financial Statements...............................   F-19
AUDITED ANNUAL CONSOLIDATED FINANCIAL STATEMENTS FOR THE TWO YEARS ENDED DECEMBER 31,
  1995:
  Report of Independent Auditors.....................................................   F-21
  Consolidated Balance Sheet at December 31, 1995 and 1994...........................   F-22
  Consolidated Statement of Operations for years ended December 31, 1995 and 1994....   F-23
  Consolidated Statement of Stockholders' Equity for the years ended December 31,
     1995 and 1994...................................................................   F-24
  Consolidated Statement of Cash Flows for the years ended December 31, 1995 and
     1994............................................................................   F-25
  Notes to Audited Consolidated Financial Statements.................................   F-26
OAK MOUNTAIN ENERGY, L.L.C.
  Report of Independent Accountants..................................................   F-33
  Combined Balance Sheet at December 31, 1996 and June 30, 1997......................   F-34
  Combined Statement of Operations for the year ended December 31, 1996 and for the periods January 1, 1997 through April 16, 1997 and April 17, 1997 through June
     30, 1997........................................................................   F-35
  Combined Statement of Stockholders' Equity for the year ended December 31, 1996 and
     for the period January 1, 1997 through April 16, 1997...........................   F-36
  Combined Statement of Stockholders' Equity for the period April 17, 1997 through
     June 30, 1997...................................................................   F-37
  Combined Statement of Cash Flows for the year ended December 31, 1996 and for the periods January 1, 1997 through April 16, 1997 and April 17, 1997 through June
     30, 1997........................................................................   F-38
  Notes to Combined Financial Statements.............................................   F-39

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Anker Coal Group, Inc. and Subsidiaries:

     We have audited the accompanying consolidated balance sheet of Anker Coal Group, Inc. and Subsidiaries as of December 31, 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for the period August 1, 1996 (date of acquisition) through December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Anker Coal Group, Inc. and Subsidiaries as of December 31, 1996 and the consolidated results of their operations and their cash flows for the period August 1, 1996 (date of acquisition) through December 31, 1996 in conformity with generally accepted accounting principles.

COOPERS & LYBRAND LLP

Pittsburgh, Pennsylvania
February 28, 1997

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Anker Group, Inc. and Subsidiaries:

     We have audited the accompanying consolidated statement of operations, stockholders' equity and cash flows of Anker Group, Inc. and Subsidiaries (Predecessor) for the period January 1, 1996 through July 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of their operations and their cash flows of Anker Group, Inc. and Subsidiaries (Predecessor) for the period January 1, 1996 through July 31, 1996 in conformity with generally accepted accounting principles.

Coopers & Lybrand LLP

Pittsburgh, Pennsylvania
February 28, 1997

                    ANKER COAL GROUP, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                     ASSETS

Current assets:
  Cash and cash equivalents.......................................................  $    556
  Accounts receivable:
     Trade........................................................................    28,526
     Affiliates...................................................................     1,137
  Inventories.....................................................................     6,085
  Current portion of long-term notes receivable...................................       415
  Prepaid expenses and other......................................................     2,127
  Deferred income taxes...........................................................       303
                                                                                    --------
          Total current assets....................................................    39,149
Properties:
  Coal lands and mineral rights...................................................    80,899
  Machinery and equipment.........................................................    67,732
                                                                                    --------
                                                                                     148,631
  Less allowances for depreciation, depletion and amortization....................     5,685
                                                                                    --------
                                                                                     142,946
Other assets:
  Advance minimum royalties.......................................................    15,473
  Goodwill, net of accumulated amortization of $362...............................    39,270
  Other intangible assets, net of accumulated amortization of $390................     7,644
  Notes receivable, including $4,500 with an affiliate............................     9,019
  Other assets....................................................................     6,182
                                                                                    --------
          Total assets............................................................  $259,683
                                                                                    ========
                            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable................................................................    17,508
  Accrued expenses and other......................................................    10,032
  Current maturities of long-term debt............................................     4,199
                                                                                    --------
          Total current liabilities...............................................    31,739
Long-term debt....................................................................    83,830
Other liabilities:
  Accrued reclamation expenses....................................................    18,861
  Deferred income taxes...........................................................    17,576
  Other...........................................................................     6,123
                                                                                    --------
          Total liabilities.......................................................   158,129
Mandatorily redeemable preferred stock............................................    20,775
Stockholders' equity:
  Preferred stock.................................................................    23,000
  Common stock....................................................................        --
  Paid-in capital.................................................................    57,900
  Retained earnings...............................................................      (121)
                                                                                    --------
          Total stockholders' equity..............................................    80,779
                                                                                    --------
          Total liabilities and stockholders' equity..............................  $259,683
                                                                                    ========

                     The accompanying notes are an integral
                 part of the consolidated financial statements.

            ANKER COAL GROUP, INC. AND SUBSIDIARIES AND PREDECESSOR

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                        THE COMPANY    PREDECESSOR
                                                                        ------------   -----------
                                                                           PERIOD        PERIOD
                                                                          AUGUST 1      JANUARY 1
                                                                          THROUGH        THROUGH
                                                                        DECEMBER 31,    JULY 31,
                                                                            1996          1996
Coal sales and related revenue........................................    $123,246      $ 166,909
Expenses:
  Cost of operations and selling expenses.............................     110,215        149,364
  Depreciation, depletion and amortization............................       6,437          7,882
  General and administrative..........................................       3,738          3,796
                                                                        ------------   -----------
          Operating income............................................       2,856          5,867
Stock compensation and related expenses...............................          --          2,969
Interest..............................................................       2,090          2,796
Other income, net.....................................................         373          1,107
                                                                        ------------   -----------
          Income before income taxes..................................       1,139          1,209
Income tax expense (benefit)..........................................         485           (134)
                                                                        ------------   -----------
          Net income..................................................         654          1,343
Less: redeemable preferred stock dividends............................         512            116
                                                                        ------------   -----------
          Net income available to common stockholders.................    $    142      $   1,227
                                                                        ==========       ========

                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                    ANKER COAL GROUP, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
            FOR THE PERIOD AUGUST 1, 1996 THROUGH DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                               PREFERRED    COMMON     PAID-IN     RETAINED
                                                 STOCK       STOCK     CAPITAL     EARNINGS      TOTAL
Balance at August 1, 1996....................     --          --          --         --           --
Initial Company capitalization...............   $ 23,000      --       $ 57,900      --         $80,900
Net income...................................     --          --          --         $ 654          654
Redeemable preferred stock dividends.........     --          --          --          (512)        (512)
Preferred stock accretion....................     --          --          --          (263)        (263)
                                               ---------    -------    --------    ---------    -------
Balance at December 31, 1996.................   $ 23,000      --       $ 57,900      $(121)     $80,779
                                                 =======    =======     =======    =======      =======

                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                                  PREDECESSOR

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
              FOR THE PERIOD JANUARY 1, 1996 THROUGH JULY 31, 1996
                                 (IN THOUSANDS)

                                            PREFERRED     COMMON     PAID-IN     RETAINED
                                              STOCK       STOCK      CAPITAL     EARNINGS      TOTAL
Balance at December 31, 1995...............  $ 14,122      $ 50      $40,007      $3,024      $57,203
Stock compensation.........................    --          --          1,500       --           1,500
Net income.................................    --          --          --          1,343        1,343
Redeemable preferred stock dividends.......    --          --          --           (116)        (116)
                                            ---------     ------     -------     --------     -------
Balance at July 31, 1996...................  $ 14,122      $ 50      $41,507      $4,251      $59,930
                                              =======     ======     =======      ======      =======

                     The accompanying notes are an integral
                 part of the consolidated financial statements.

            ANKER COAL GROUP, INC. AND SUBSIDIARIES AND PREDECESSOR

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                      THE COMPANY     PREDECESSOR
                                                                      -----------     -----------
                                                                        PERIOD          PERIOD
                                                                       AUGUST 1        JANUARY 1
                                                                        THROUGH         THROUGH
                                                                       DECEMBER        JULY 31,
                                                                       31, 1996          1996
Operating activities:
  Net income........................................................   $     654        $ 1,343
     Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation, depletion and amortization.......................       6,437          7,882
     Minority interest..............................................          31             (5)
     Deferred taxes.................................................         485           (257)
     Gain on sale of equipment......................................        (203)          (806)
     Stock compensation.............................................      --              2,969
     Changes in operating assets and liabilities (net of assets and liabilities acquired):
       Accounts receivable..........................................        (434)         2,153
       Inventories, prepaid expenses and other......................       5,515         (1,258)
       Advance minimum royalties....................................      (2,095)          (706)
       Accounts payable, accrued expenses and other.................      (8,303)         8,095
       Other liabilities............................................        (867)          (388)
                                                                      -----------     -----------
          Net cash provided by operating activities.................       1,220         19,022
                                                                      -----------     -----------
Investing activities:
  Purchase of Anker Group, Inc., including related acquisition cost of $7,534, net of cash acquired of $6,980 and liabilities
     assumed of $151,873............................................     (66,554)        --
  Acquisitions (net of $4,214 for liabilities assumed)..............      (4,262)        --
  Purchases of properties...........................................      (6,769)        (3,046)
  Proceeds from sale of properties..................................         213          1,560
  Issuances of notes receivable.....................................      (4,991)          (671)
  Payments received on notes receivable.............................         518            889
  Intangible assets.................................................        (277)        --
  Other assets......................................................      (2,846)          (496)
                                                                      -----------     -----------
          Net cash used in investing activities.....................     (84,968)        (1,764)
                                                                      -----------     -----------
Financing activities:
  Proceeds from revolving line of credit and long-term debt.........      79,676         49,389
  Principal payments on revolving line of credit and long-term
     debt...........................................................     (45,372)       (79,184)
  Proceeds from issuance of preferred and common stock..............      50,000         --
                                                                      -----------     -----------
          Net cash provided by (used in) financing activities.......      84,304        (29,795)
                                                                      -----------     -----------
Increase (decrease) in cash and cash equivalents....................         556        (12,537)
Cash and cash equivalents at beginning of period....................      --             13,526
                                                                      -----------     -----------
Cash and cash equivalents at end of period..........................   $     556        $   989
                                                                      ==========       ========
Supplemental information:
  Cash paid for interest............................................   $   2,747        $  2983
                                                                      ==========       ========
  Cash paid for taxes...............................................   $     202        $     8
                                                                      ==========       ========
Supplemental non-cash financing activities:
  Stock exchanged in purchase of Anker Group, Inc...................   $  50,900         --
                                                                      ==========       ========
  Redeemable preferred stock dividends..............................   $     512        $   116
                                                                      ==========       ========

                     The accompanying notes are an integral
                 part of the consolidated financial statements.

            ANKER COAL GROUP, INC. AND SUBSIDIARIES AND PREDECESSOR

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  ORGANIZATION AND BASIS OF PRESENTATION

     Anker Coal Group, Inc. and subsidiaries (the Company) is a newly formed company that was capitalized with approximately $50 million in cash and $14.1 million of preferred and common stock exchanged for similar stock in the predecessor company. Subsequently, the Company acquired the remaining 92.5% of the common stock of Anker Group, Inc. and subsidiaries (the Predecessor) for approximately $87 million, which was funded by the issuance of $25 million of Class A Preferred Stock and the payment of $62 million in cash, $12 million of which was borrowed under the Company's credit facilities. The acquisition was effective on August 12, 1996 but for accounting purposes, the Company has designated August 1, 1996 as the effective date of the acquisition. The acquisition of the Predecessor was accounted for using the purchase method of accounting as prescribed under Accounting Principles Bulletin No. 16, "Accounting for Business Combination."

     The operating results of this acquisition are included in the Company's consolidated results of operations from the date of acquisition. The following unaudited adjusted results have been prepared to illustrate results of operations had the acquisition been made on January 1, 1996 and do not purport to be indicative of what would have occurred had the acquisition been made as of those dates or of results which may occur in the future.

                                                                      1996
                                                                 (IN THOUSANDS)
                                                                  (UNAUDITED)
                Coal sales and related revenue.................     $290,155
                                                                 ===========
                Income before interest, depletion and
                  amortization.................................     $ 21,553
                                                                 ===========
                Net income.....................................     $  1,997
                                                                 ===========

     The Company's principal operations, which are located in West Virginia and Maryland, consist of mining and selling coal from mineral rights which it owns and/or leases, as well as brokering coal from other producers.

     The accompanying consolidated financial statements present the Company's consolidated operations and cash flows from the acquisition effective date of August 1, 1996 through December 31, 1996 and the consolidated operations and cash flows of the Predecessor for the period January 1, 1996 through July 31, 1996.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  PRINCIPLES OF CONSOLIDATION:

     The consolidated financial statements as of December 31, 1996 and for the period August 1, 1996 through December 31, 1996 include the accounts of Anker Coal Group, Inc. and its wholly and majority-owned subsidiaries. The consolidated financial statements for the period January 1, 1996 through July 31, 1996 include the accounts of the Predecessor. All significant intercompany accounts and transactions have been eliminated in consolidation.

  CASH AND CASH EQUIVALENTS:

     Cash and cash equivalents include highly liquid investments with original purchase maturities of three months or less. Approximately $543,000 of the cash and cash equivalents balance at December 31, 1996 relates to the Company's venture capital subsidiary and is restricted for the purchase of qualified investments in accordance with requirements of the State of West Virginia venture capital laws.

            ANKER COAL GROUP, INC. AND SUBSIDIARIES AND PREDECESSOR

  INVENTORIES:

     Inventories consist of coal and mining supplies. Coal inventories are stated at the lower of average cost or market. Supply inventories are stated at the lower of cost (first in, first out) or market.

  PROPERTIES:

     Properties are recorded at cost, which includes the allocated purchase price for the acquisition described in Note 1. Provisions for depreciation are based upon the estimated useful lives of the respective assets and are computed by the straight-line method.

     Coal lands represent the investment in land and related mineral and/or surface rights, including capitalized mine development costs, which are being mined or will be mined. Mine development costs of $22.7 million represent expenditures incurred, net of revenue received, in development of coal mines until the principal operating activity becomes coal production. Depletion and amortization of coal lands is computed on a tonnage basis calculated to amortize its costs fully over the estimated recoverable reserves.

  GOODWILL AND OTHER INTANGIBLE ASSETS:

     Intangible assets consist of the excess of the purchase price over the fair value of the net assets acquired (goodwill), organization costs, debt issuance costs, and various noncompete agreements, which are being amortized on the straight-line method over the useful lives of these assets. Goodwill, principally related to the acquisition described in Note 1, is being amortized over 40 years in conjunction with the expected useful life of existing mineral rights. The Company periodically evaluates the carrying value of goodwill based on whether the goodwill is recoverable from expected future undiscounted operating cash flows. Additionally, the Company periodically reviews the carrying value of other intangible assets and will recognize impairments when the expected future operating cash flow derived from such intangible assets is less than their carrying value.

  ACCRUED RECLAMATION EXPENSES:

     Provisions to reclaim disturbed acreage remaining after production has been completed and related mine closing costs are accrued during the life of the mining operation or recorded in conjunction with the acquisition of related properties. The annual provision is made at a rate per ton equivalent to the estimated reclamation cost divided by the estimated tonnage to be mined.

  INCOME TAXES:

     Deferred tax assets and liabilities are determined based on temporary differences between the financial statement and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

  USE OF ESTIMATES:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

            ANKER COAL GROUP, INC. AND SUBSIDIARIES AND PREDECESSOR

  FAIR VALUE OF FINANCIAL INSTRUMENTS:

     The carrying amounts of cash and cash equivalents, long-term debt and the interest rate collar agreements approximate fair value. The fair value of the Company's borrowings under its credit agreement and other notes payable is estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

3.  COAL SALES AND RELATED INCOME

  Coal sales and related income consist of the following:

                                                              THE COMPANY      PREDECESSOR
                                                              ------------     -----------
                                                                 PERIOD          PERIOD
                                                                AUGUST 1        JANUARY 1
                                                                THROUGH          THROUGH
                                                              DECEMBER 31,      JULY 31,
                                                                  1996            1996
                                                                     (IN THOUSANDS)
        Coal mining revenue.................................    $ 85,175        $ 126,500
        Brokered coal revenue...............................      36,521           37,697
        Ash disposal and waste fuel revenue.................       1,550            2,712
                                                              ------------     -----------
                                                                $123,246        $ 166,909
                                                              ==========         ========

     Included in revenue are sales to unconsolidated affiliated companies aggregating approximately $9.2 million for the period August 1, 1996 through December 31, 1996 and approximately $7 million for the period January 1, 1996 through July 31, 1996.

     The Company recognizes revenue either upon shipment or receipt of coal, based on contractual terms. The Company's coal mining revenue is substantially generated from long-term coal supply contracts with domestic utilities throughout the United States. These contracts range from one to twenty years with fixed based prices which change based on certain industry and government indices. Receivables generally are due within 30 to 45 days. Sales to one customer represented 26% of total revenue for the two periods ended December 31, 1996. The Company performs credit evaluations on all new customers, and credit losses have historically been minimal.

4.  LONG-TERM DEBT

     Long-term debt consists of the following:

                                                                          DECEMBER 31,
                                                                              1996
                                                                         (IN THOUSANDS)
        Credit agreement:
          Term loan A..................................................     $ 66,000
          Term loan B..................................................       19,900
        Notes payable to seller........................................        1,934
        Other notes payable............................................          195
                                                                         --------------
                                                                              88,029
        Less current maturities of long-term debt......................       (4,199)
                                                                         --------------
                                                                            $ 83,830
                                                                         ===========

     The Company's credit agreement provides for two term loans amounting to $70 and $20 million, respectively, which are payable in quarterly installments of principal and interest through 2003 and 2004, respectively.

     The Company also has a $25 million revolving line of credit under the credit facilities agreement, which is available through June 30, 2004. Borrowings under the line of credit are subject to established levels of trade receivables and inventory. There were no borrowings outstanding on the line of credit at December 31, 1996.

            ANKER COAL GROUP, INC. AND SUBSIDIARIES AND PREDECESSOR

     Borrowings under the credit agreement bear interest at the Company's option at either a base rate or Eurodollar rate. Borrowings under the base rate are subject to interest at the higher of the banks' prime rate (8.25% at December 31, 1996) or the Federal Funds rate (8.0% at December 31, 1996) plus 1/2%. Borrowings under the Eurodollar rate are subject to interest at the rate available on the London Interbank Offered Rate (LIBOR) (5.56% at December 31,
1996). All borrowings are subject to an additional margin based on established leverage ratios. For the period August 1, 1996 through December 31, 1996, the Company's average interest rate was approximately 8.30% and the rate at December 31, 1996 was 8.32%.

     In addition, term loan A and the revolving line of credit are subject to a 1/2% annual commitment fee, payable quarterly, on the unused portion of the available borrowings.

     In October 1996, the Company entered into an interest rate collar agreement, which expires October 1, 1998, to mitigate the fluctuations of variable interest rates. The collar agreement is on a $50 million notional amount of the term loans which converts the variable interest rate to a fixed LIBOR rate of 8% in the event LIBOR rates exceed 8%.

     The credit agreement is collateralized by substantially all of the Company's present and future assets. The credit agreement also contains covenants which, among other matters, restrict or limit the ability of the Company to pay dividends, incur indebtedness, merge, acquire or sell assets and make capital expenditures. The Company must also maintain certain financial ratios regarding interest, leverage, fixed charges and net worth among other restrictions.

     In conjunction with an acquisition, the Company assumed an outstanding note payable with the seller, which bears interest at 7.47% and is payable in monthly installments through April 1, 2000.

     Future required principal payments on long term debt over the next five years are: $4,199,000 in 1997; $8,479,000 in 1998; $9,830,000 in 1999;
$11,421,000 in 2000; and $12,700,000 in 2001.

5.  MANDATORILY REDEEMABLE PREFERRED AND CAPITAL STOCK

     Mandatorily redeemable preferred and capital stock consists of the following:

                                                                                           TOTAL
                                                     NUMBER OF SHARES                   DECEMBER 31,
                                                    AUTHORIZED, ISSUED                      1996
                     DESCRIPTION                     AND OUTSTANDING      PAR VALUE    (IN THOUSANDS)
    Common Stock:
      Class A.....................................        10,000           $   0.01        --
                                                    =============                      ===========
    Preferred Stock:
      Class B.....................................        10,000              1,000       $ 10,000
      Class C.....................................         1,000             13,000         13,000
                                                         -------                       --------------
                                                          11,000                          $ 23,000
                                                    =============                      ===========
    Mandatorily Redeemable Preferred Stock:
      Class A.....................................        10,000              2,500         25,512
      Class D.....................................         1,000              7,000          7,000
    Less: preferred stock discount................       --                                (11,737)
                                                         -------                       --------------
                                                          11,000                          $ 20,775
                                                    =============                      ===========

  PREFERRED STOCK:

     Class B preferred stock is nonvoting, with no dividends, redeemable at $1,375 per share upon the event of liquidation or other action described in the preferred stock agreement.

            ANKER COAL GROUP, INC. AND SUBSIDIARIES AND PREDECESSOR

     Class C preferred stock is nonvoting with 4% cumulative dividends, calculated on the gross realization from certain coal sales, redeemable at par value upon the event of liquidation or other action described in the preferred stock agreement.

  MANDATORILY REDEEMABLE PREFERRED STOCK:

     Class A preferred stock is nonvoting with 5% cumulative dividends, mandatorily redeemable at par value over ten years beginning May 31, 2006. Dividends are predicated on meeting certain established debt covenants.

     Class D preferred stock is nonvoting with 2 1/2% cumulative dividends through 2011, reducing to 1 1/2% cumulative dividends thereafter, calculated on the gross realization from certain coal sales, redeemable at par value over five years beginning December 31, 2006, if aggregate dividends paid on or before December 31, 2005 are less than $5,000,000; otherwise mandatorily redeemable at par value over five years beginning December 31, 2011.

     The mandatorily redeemable preferred stock is recorded at estimated fair market value, which is less than book value. This difference of $12 million will be accreted over the remaining life of the preferred stock.

6.  INCOME TAXES:

     The provision (benefit) for income taxes is comprised of the following:

                                                              THE COMPANY     PREDECESSOR
                                                              -----------     -----------
                                                                PERIOD          PERIOD
                                                               AUGUST 1        JANUARY 1
                                                                THROUGH         THROUGH
                                                               DECEMBER        JULY 31,
                                                               31, 1996          1996
                                                                    (IN THOUSANDS)
        Current:
          Federal...........................................     --              $ 123
        Deferred:
          Federal...........................................    $ 1,253            (45)
          Tax benefit from recognition of net operating
             losses.........................................       (768)          (212)
                                                              -----------     -----------
                  Total.....................................    $   485          $(134)
                                                              ==========      ========

     In the predecessor period, the Predecessor was subject to alternative minimum taxes, accordingly, the $123,000 represents amounts payable under the alternative tax structure, which is a creditable tax that can be used to reduce any future regular income taxes.

     The Company has tax net operating losses in the current and predecessor periods, which can be carried forward for fifteen years and used to offset any future taxable income.

            ANKER COAL GROUP, INC. AND SUBSIDIARIES AND PREDECESSOR

     The reconciliation of the federal statutory tax rate to the consolidated effective tax rate is as follows:

                                                              THE COMPANY     PREDECESSOR
                                                              -----------     -----------
                                                                PERIOD          PERIOD
                                                               AUGUST 1        JANUARY 1
                                                                THROUGH         THROUGH
                                                               DECEMBER        JULY 31,
                                                               31, 1996          1996
        Federal statutory tax rate..........................      34.0%           34.0%
        Goodwill............................................      10.7           --
        Business meals exclusion............................       4.4             0.7
        Use of percentage depletion.........................      (8.3)          (50.0)
        Other...............................................       1.8             4.2
                                                                 -----        -----------
                                                                  42.6%          (11.1)%
                                                              ==========      ========

     The components of net deferred tax assets and liabilities are as follows:

                                                                          DECEMBER 31,
                                                                              1996
                                                                         (IN THOUSANDS)
        Deferred tax assets (liabilities)--current:
          Inventory....................................................     $     50
          Other current assets.........................................          253
                                                                         --------------
                                                                            $    303
                                                                         ===========
        Deferred tax assets (liabilities)--noncurrent:
          Depreciation, depletion and amortization.....................      (11,558)
          Other long-term liabilities..................................       (2,965)
          Accrued reclamation..........................................        1,208
          Acquisition assets...........................................        1,059
          Fair market value adjustments................................       (6,088)
          Net operating loss carryforward..............................          768
                                                                         --------------
                                                                            $(17,576)
                                                                         ===========

     Based upon the Company's current and historical taxable income, the anticipated level of future taxable income and existing taxable temporary differences, management believes it is more likely than not that all of the deferred tax assets will be realized. Accordingly, no valuation allowance has been established against the deferred tax assets.

7.  RETIREMENT BENEFITS

     The Company has a contributory defined contribution retirement plan covering all employees who meet eligibility requirements. The plan provides for employer contributions representing 5% of compensation. The Company's contributions amounted to $577,000 for the period August 1, 1996 through December 31, 1996 and $547,000 for the period January 1, 1996 through July 31, 1996.

     The Company also has a 401(k) savings plan which is a contributory defined contribution plan for all employees who meet eligibility requirements. The plan provides for mandatory employer contributions to match 50% of employee contributions up to a maximum of 2% of each participant's compensation. In addition, the Company may make discretionary contributions up to 5% of employee compensation. The Company's contributions amounted to $185,000 for the period August 1, 1996 through December 31, 1996 and $182,000 for the period January 1, 1996 through July 31, 1996.

            ANKER COAL GROUP, INC. AND SUBSIDIARIES AND PREDECESSOR

     In addition, the Company has a 401(h) savings plan for the purpose of providing retiree health care benefits. The plan is a defined contribution plan for all employees who meet eligibility requirements and provides for mandatory employer contributions between .237% and 1.66% of each participant's compensation, based on years of service. The Company's contributions amounted to $143,000 for the period August 1, 1996 through December 31, 1996 and $150,000 for the period January 1, 1996 through July 31, 1996.

8.  COMMITMENTS AND CONTINGENCIES

  COAL INDUSTRY RETIREE HEALTH BENEFIT ACT:

     Current and projected operating deficits in the United Mine Workers of America Benefit Trust Funds (the Funds) resulted in the Coal Industry Retiree Health Benefit Act of 1992 (the Act). The Act created a multiemployer benefit plan called the United Mine Workers of America Combined Benefit Fund (the Combined Fund). The Combined Fund provides medical and death benefits for all beneficiaries of the earlier trusts who were actually receiving benefits as of July 20, 1992. The Act provides for the assignment of beneficiaries to former employers and the allocation of any unassigned beneficiaries (referred to as orphans) to companies using a formula included in the legislation. The Act requires that responsibility for funding those payments be assigned to companies that had been signatories to the National Bituminous Coal Wage Agreement (Agreement). Although the Company does not currently have any operations which are signatory to the Agreement, it is subject to certain liabilities as a result of being signatory to a prior agreement.

     A company's annual cost of benefits is based on the number of beneficiaries assigned to the company plus a percentage of the cost of unassigned beneficiaries, which is a function of the number of orphans times the per-beneficiary premium. As part of the acquisition described in Note 1, the Company recorded a liability of approximately $6.5 million to recognize the anticipated unfunded obligations under this act. The Company contributed $725,000 for the period August 1, 1996 through December 31, 1996 and $470,000 for the period January 1, 1996 through July 31, 1996.

  ADVANCE MINIMUM ROYALTIES:

     Tonnage royalty payments on leased properties range from 2% to 10% of the realization. The 1997 through 2001 leases require minimum royalty payments aggregating approximately: $3,962,000 in 1997; $4,258,000 in 1998; $4,453,000 in
1999; $4,367,000 in 2000; and $4,367,000 in 2001.

  OPERATING LEASES:

     The Company has office and mining equipment operating lease agreements. Total rent expense approximated $3,277,998 for the period August 1, 1996 through December 31, 1996 and $5,002,472 for the period January 1, 1996 through July 31, 1996. Minimum annual rentals for office and equipment leases for the next five years are approximately $6,530,000 in 1997; $5,346,000 in 1998; $3,158,000 in
1999; $1,444,000 in 2000; and $726,000 in 2001.

  CONTINGENCIES:

     The Company is a party to various lawsuits and claims incidental to its business. While it is not possible to predict accurately the outcome of these matters, management believes that none of these actions will have a material effect on the Company's consolidated financial position.

                    ANKER COAL GROUP, INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1997
                                 (IN THOUSANDS)

                                     ASSETS

                                                                                   (UNAUDITED)
Current assets:
  Cash and cash equivalents......................................................   $     687
  Accounts receivable:
     Trade.......................................................................      25,873
  Inventories....................................................................      14,791
  Current portion of long-term notes receivable..................................         410
  Prepaid expenses and other.....................................................       4,126
  Deferred income taxes..........................................................         303
                                                                                   -----------
          Total current assets...................................................      46,190
Properties:
  Coal lands and mineral rights..................................................     104,285
  Machinery and equipment........................................................      81,848
                                                                                   -----------
                                                                                      186,133
  Less: allowances for depreciation, depletion and amortization..................      12,890
                                                                                   -----------
                                                                                      173,243
Other assets:
  Advance minimum royalties......................................................      18,481
  Goodwill, net of accumulated amortization of $816..............................      40,554
  Other intangible assets, net of accumulated amortization of $1,261.............       7,080
  Notes receivable...............................................................       4,565
  Other assets...................................................................       7,574
                                                                                   -----------
          Total assets...........................................................   $ 297,687
                                                                                    =========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable:
     Trade.......................................................................   $  21,155
     Affiliates..................................................................         477
  Accrued expenses and other.....................................................      13,870
  Current maturities of long-term debt...........................................      11,915
                                                                                   -----------
          Total current liabilities..............................................      47,417
Long-term debt...................................................................     106,922
Other liabilities:
  Accrued reclamation expenses...................................................      18,883
  Deferred income taxes..........................................................      17,391
  Other..........................................................................       5,997
                                                                                   -----------
          Total liabilities......................................................     196,610
Mandatorily redeemable preferred stock...........................................      21,710
Stockholders' equity:
  Preferred stock................................................................      23,000
  Common stock...................................................................          --
  Paid-in capital................................................................      57,900
  Accumulated deficit............................................................      (1,533)
                                                                                   -----------
          Total stockholders' equity.............................................      79,367
                                                                                   -----------
          Total liabilities and stockholders' equity.............................   $ 297,687
                                                                                    =========

                     The accompanying notes are an integral
                 part of the consolidated financial statements.

            ANKER COAL GROUP, INC. AND SUBSIDIARIES AND PREDECESSOR

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                      THE COMPANY     PREDECESSOR
                                                                      -----------     -----------
                                                                        PERIOD          PERIOD
                                                                       JANUARY 1       JANUARY 1
                                                                        THROUGH         THROUGH
                                                                       JUNE 30,        JUNE 30,
                                                                         1997            1996
Coal sales and related revenue......................................   $ 149,907       $ 143,574
Expenses:
  Cost of operations and selling expenses...........................     134,494         128,413
  Depreciation, depletion and amortization..........................       8,854           6,733
  General and administrative........................................       4,496           3,220
                                                                      -----------     -----------
          Operating income..........................................       2,063           5,208
Interest............................................................       3,900           2,536
Stock compensation and related expenses.............................      --               2,969
Other income, net...................................................       1,175             835
                                                                      -----------     -----------
          Income (loss) before income taxes.........................        (662)            538
Income tax expense (benefit)........................................        (185)            196
                                                                      -----------     -----------
          Net income (loss).........................................        (477)            342
Less: Redeemable preferred stock dividends..........................         635              99
                                                                      -----------     -----------
          Net income (loss) applicable to common stockholders.......   $  (1,112)      $     243
                                                                      ==========        ========

                     The accompanying notes are an integral
                 part of the consolidated financial statements.

            ANKER COAL GROUP, INC. AND SUBSIDIARIES AND PREDECESSOR

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                      THE COMPANY     PREDECESSOR
                                                                      -----------     -----------
                                                                        PERIOD          PERIOD
                                                                       JANUARY 1       JANUARY 1
                                                                        THROUGH         THROUGH
                                                                       JUNE 30,        JUNE 30,
                                                                         1997            1996
Operating activities:
  Net income (loss)..................................................   $  (477)        $   342
  Adjustments to reconcile net income to net cash provided by
     operating   activities:
     Depreciation, depletion and amortization........................     8,854           6,733
     Minority interest...............................................        --             (25)
     Deferred taxes..................................................      (185)           (506)
     Stock compensation and related expenses.........................        --           2,969
     Changes in operating assets and liabilities (net of assets and
      liabilities   acquired):
       Accounts receivable...........................................     4,496          (3,336)
       Inventories, prepaid expenses and other.......................   (10,391)          2,064
       Advance minimum royalties.....................................    (3,008)           (782)
       Accounts payable, accrued expenses and other..................     6,441           7,141
       Other liabilities.............................................      (126)             --
                                                                      -----------     -----------
          Net cash provided by operating activities..................     5,604          14,600
                                                                      -----------     -----------
Investing activities:
  Acquisitions (including related acquisition cost of $185, net of cash acquired of $117 and liabilities and seller note assumed of
     $8,752).........................................................    (9,883)             --
  Purchases of properties............................................   (27,049)         (2,024)
  Proceeds from sale of properties...................................        --             278
  Issuances of notes receivable......................................        --            (671)
  Payments received on notes receivable..............................     4,459             878
  Other assets.......................................................    (1,388)            149
                                                                      -----------     -----------
          Net cash used in investing activities......................   (33,861)         (1,390)
                                                                      -----------     -----------
Financing activities:
  Proceeds from revolving line of credit and long term debt..........    84,000          37,185
  Principal payments on revolving line of credit and long-term
     debt............................................................   (55,495)        (62,427)
                                                                      -----------     -----------
          Net cash used in financing activities......................    28,505         (25,242)
                                                                      -----------     -----------
Increase (decrease) in cash and cash equivalents.....................       248         (12,032)
Cash and cash equivalents at beginning of period.....................       439          13,526
                                                                      -----------     -----------
Cash and cash equivalents at end of period...........................   $   687         $ 1,494
                                                                      ==========       ========
Supplemental non-cash financing activities:
  Redeemable preferred stock dividends...............................   $   635         $    99
                                                                      ==========       ========

                     The accompanying notes are an integral
                 part of the consolidated financial statements.

            ANKER COAL GROUP, INC. AND SUBSIDIARIES AND PREDECESSOR

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  ACCOUNTING POLICIES

     Reference is made elsewhere in the document which includes additional information about the Company, its operations and its consolidated financial statements, and contains a summary of major accounting policies followed by the Company in preparation of its consolidated financial statements. These policies were also followed in preparing the quarterly condensed consolidated financial statements included herein.

     The management of the Company believes that all adjustments necessary to make a fair statement of the results in these interim periods have been made. All adjustments reflected in the financial statements are of a normal recurring nature except as described in the Notes to Condensed Consolidated Financial Statements. Net results for the six month period ended June 30, 1996 and 1997 are not necessarily indicative of the results to be expected for the full year.

2.  INCOME TAX

     Income taxes are provided for financial reporting purposes based on management's best estimate of the effective tax rate expected to be applicable for the full calendar year.

3.  ACQUISITION

     On April 17, 1997, the Company, an affiliate and unrelated parties entered into a joint venture agreement to acquire substantially all of the assets and assume certain liabilities of Oak Mountain Energy Corporation and its affiliates for approximately $40.3 million of which $10.0 million was provided by the Company. (See historical financial statements included herein.)

     The Company owns an undivided interest in each of the assets and is proportionately liable for its share of each liability of Oak Mountain Energy L.L.C. In connection with industry practice and purchase accounting, the Company has presented their proportionate ownership, amounting to 32.0%, in Oak Mountain Energy L.L.C. in the unaudited consolidated financial statements from the date of acquisition. As described in the historical financial statements included herein, total outstanding indebtedness and total liabilities amounted to $12.1 million and $16.7 million, respectively, at June 30, 1997.

     The following summary, prepared on a pro forma basis, combines the consolidated results of operations as if Oak Mountain Energy Corporation and its affiliates had been acquired as of the beginning of the periods presented, after including the impact of certain adjustments:

                                                                       THE COMPANY
                                                                        JUNE 30,      PREDECESSOR
                                                                          1997       JUNE 30, 1996
Total coal sales and related revenue.................................   $ 153,829      $ 149,491
                                                                       ==========     ==========
Net loss.............................................................   $    (942)     $    (711)
                                                                       ==========     ==========
Net loss available to common stockholders............................   $  (1,577)     $    (810)
                                                                       ==========     ==========

4.  STOCK BENEFIT PLANS

     In February 1997, the Company's Board of Directors approved a Stock Incentive Plan (the Plan) which provides for grants of restricted stock and nonqualified, compensatory stock options to key employees of the Company of affiliates. The Company accounts for the Plan in accordance with the disclosure-only provision of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." As of June 30, 1997 no restricted stock or compensatory stock options have been granted.

            ANKER COAL GROUP, INC. AND SUBSIDIARIES AND PREDECESSOR

5.  SUBSIDIARY GUARANTEES

     The following tables summarize the financial position and results of operations for the Company and its guarantor and nonguarantor subsidiaries as of and for the period ended June 30, 1997:

                                     ANKER                                                        ANKER COAL
                                      COAL       GUARANTOR      NONGUARANTOR    CONSOLIDATING       GROUP
                                     GROUP      SUBSIDIARIES    SUBSIDIARIES     ADJUSTMENTS     CONSOLIDATED
                                                                 (IN THOUSANDS)
BALANCE SHEET
Total current assets..............  $    158      $(34,709)       $  1,530        $   9,793        $ 46,190
Investment in subsidiaries........    55,925       (14,601)         14,601          (55,925)         --
Properties, net...................     --          162,177          11,066          --              173,243
Other assets......................     --           75,609           2,645          --               78,254
                                    --------    ------------    ------------    -------------    ------------
          Total assets............  $ 56,083      $257,894        $ 29,842        $ (46,132)       $297,687
                                    ========     =========      ==========       ==========       =========
Total current liabilities.........     7,540        24,999           5,085            9,793          47,417
Long-term debt....................     5,460       100,288           1,174          --              106,922
Intercompany payable, net.........   (75,393)       80,886          (5,493)         --               --
Other long-term liabilities.......    17,391        24,880          --              --               42,271
Mandatorily redeemable preferred
  stock...........................    21,710        --              --              --               21,710
Total stockholders' equity........    79,375        26,841          29,076          (55,925)         79,367
                                    --------    ------------    ------------    -------------    ------------
          Total liabilities and
            stockholders'
            equity................  $ 56,083      $257,894        $ 29,842        $ (46,132)       $297,687
                                    ========     =========      ==========       ==========       =========
STATEMENT OF OPERATIONS
Coal sales and related revenue....     --          244,971           1,935          (96,999)        149,907
Cost of operations and operating
  expenses........................     --          242,454           2,389          (96,999)        147,844
                                    --------    ------------    ------------    -------------    ------------
  Operating income................     --            2,517            (454)         --                2,063
Other expense (income)............     --            2,724               1          --                2,725
                                    --------    ------------    ------------    -------------    ------------
  Income (loss) before income
     taxes........................     --             (207)           (455)         --                 (662)
Income tax benefit................     --              (58)           (127)         --                 (185)
                                    --------    ------------    ------------    -------------    ------------
  Net income (loss)...............     --         $   (149)       $   (328)         --             $   (477)
                                    ========     =========      ==========       ==========       =========

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of
  Anker Group, Inc. and Subsidiaries:

     We have audited the accompanying consolidated balance sheets of Anker Group, Inc. and Subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Anker Group, Inc. and Subsidiaries as of December 31, 1995 and 1994, the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

ERNST & YOUNG LLP

Pittsburgh, Pennsylvania
March 18, 1996

                       ANKER GROUP, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994
                                 (IN THOUSANDS)

                                                                          1995         1994
                                           ASSETS
Current assets:
  Cash and cash equivalents...........................................  $ 13,526     $  1,345
  Accounts receivable:
     Trade............................................................    31,323       27,531
     Affiliates.......................................................        59          445
  Inventories.........................................................    10,229       12,227
  Current portion of long-term notes receivable.......................     1,125          679
  Prepaid expenses and other..........................................     2,740        3,779
  Deferred income taxes...............................................     1,655        2,274
                                                                        --------     --------
          Total current assets........................................    60,657       48,280
Properties:
  Coal lands and mineral rights.......................................    66,590       64,237
  Machinery and equipment.............................................    83,297       68,459
                                                                        --------     --------
                                                                         149,887      132,696
  Less allowances for depreciation, depletion and amortization........   (52,062)     (45,926)
                                                                        --------     --------
                                                                          97,825       86,770
Other assets:
  Advance minimum royalties...........................................    13,141       11,420
  Other intangible assets.............................................     1,406        2,577
  Notes receivable....................................................     9,385        9,364
  Other assets........................................................     4,612        2,961
                                                                        --------     --------
          Total assets................................................  $187,026     $161,372
                                                                        ========     ========

                            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable:
     Trade............................................................  $ 12,273     $ 20,460
     Affiliate........................................................       583        --
  Accrued expenses and other..........................................     8,424       11,356
  Current maturities of long-term debt................................    11,778        3,888
                                                                        --------     --------
          Total current liabilities...................................    33,058       35,704
Long-term debt........................................................    58,124       61,022
Other liabilities:
  Accrued reclamation expenses........................................    15,728        7,612
  Deferred income taxes...............................................     8,229        6,740
  Other...............................................................       721        2,209
                                                                        --------     --------
Total liabilities.....................................................   115,860      113,287
Minority interest.....................................................       363          300
Subordinated debt.....................................................     5,000        5,000
Mandatorily redeemable preferred stock (Note 5).......................     8,600        1,600
Stockholders' equity:
  Preferred stock.....................................................    14,122        1,122
  Common stock, $100 par value, authorized 500 shares each of Class A
     and B; issued and outstanding 250 shares each of Class A and B...        50           50
  Paid-in capital.....................................................    40,007       40,007
  Retained earnings...................................................     3,024            6
                                                                        --------     --------
          Total stockholders' equity..................................    57,203       41,185
                                                                        --------     --------
          Total liabilities and stockholders' equity..................  $187,026     $161,372
                                                                        ========     ========

                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                       ANKER GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
                                 (IN THOUSANDS)

                                                                           1995         1994
Coal sales and related revenue.......................................... $248,897     $227,499
Expenses:
  Cost of operations and selling expenses...............................  221,315      203,174
  Depreciation, depletion and amortization..............................   11,732       12,083
  General and administrative............................................    6,843        5,938
                                                                         --------     --------
          Operating income..............................................    9,007        6,304
Interest................................................................    6,612        3,523
Other income, net.......................................................    3,108        1,621
                                                                         --------     --------
          Income before income taxes....................................    5,503        4,402
Income tax expense......................................................    2,270        1,940
                                                                         --------     --------
          Net income....................................................    3,233        2,462
Less: redeemable preferred stock dividends..............................      215          215
                                                                         --------     --------
          Net income available to common stockholders................... $  3,018     $  2,247
                                                                         ========     ========

                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                       ANKER GROUP, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
                                 (IN THOUSANDS)

                                                                                    RETAINED
                                                 PREFERRED    CAPITAL    PAID-IN    EARNINGS
                                                   STOCK       STOCK     CAPITAL    (DEFICIT)    TOTAL

Balance at January 1, 1994.....................   $  1,122      $50      $40,007    $ (2,241)   $38,938
Net income.....................................     --         --          --          2,462      2,462
Redeemable preferred stock dividends...........     --         --          --           (215)      (215)
                                                 ---------    -------    -------    --------    -------
Balance at December 31, 1994...................      1,122       50       40,007           6     41,185
Issuance of preferred stock....................     13,000     --          --          --        13,000
Net income.....................................     --         --          --          3,233      3,233
Redeemable preferred stock dividends...........     --         --          --           (215)      (215)
                                                 ---------    -------    -------    --------    -------
Balance at December 31, 1995...................   $ 14,122      $50      $40,007    $  3,024    $57,203
                                                   =======    =====      =======     =======    =======

                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                       ANKER GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
                                 (IN THOUSANDS)

                                                                            1995        1994
Operating activities:
  Net income............................................................  $  3,233     $ 2,462
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation, amortization and depletion...........................    11,732      12,083
     Minority interest..................................................        63         300
     Deferred income taxes..............................................     2,108       1,897
     Gain on sale of equipment..........................................      (955)       (376)
     Changes in operating assets and liabilities (net of assets and
      liabilities   acquired):
       Accounts receivable..............................................    (3,406)    (10,527)
       Inventories, prepaid expenses and other..........................     3,037      (5,939)
       Advance minimum royalties........................................    (1,521)     (1,989)
       Accounts payable, accrued expenses and other.....................   (11,009)     14,640
       Other liabilities................................................    (1,114)        870
                                                                          --------     -------
          Net cash provided by operating activities.....................     2,168      13,421
                                                                          --------     -------
Investing activities:
  Acquisitions (net of $12,154 in 1994 for liabilities assumed).........    15,000     (17,100)
  Purchases of properties...............................................    (9,353)     (8,950)
  Proceeds from sale of properties......................................     2,232         681
  Issuance of notes receivable..........................................      (744)     (3,290)
  Payments received on notes receivable.................................       586          79
  Other assets..........................................................    (2,700)     (3,854)
                                                                          --------     -------
          Net cash provided by (used in) investing activities...........     5,021     (32,434)
                                                                          --------     -------
Financing activities:
  Proceeds from revolving line of credit and long-term debt.............   111,394      93,724
  Principal payments on revolving line of credit and long-term debt.....  (106,402)    (75,916)
                                                                          --------     -------
          Net cash provided by financing activities.....................     4,992      17,808
                                                                          --------     -------
Increase (decrease) in cash and cash equivalents........................    12,181      (1,205)
Cash and cash equivalents at beginning of year..........................     1,345       2,550
                                                                          --------     -------
Cash and cash equivalents at end of year................................  $ 13,526     $ 1,345
                                                                          ========     =======
Supplemental non-cash financing activities:
  Redeemable preferred stock dividends..................................  $    215     $   215
                                                                          ========     =======

                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                       ANKER GROUP, INC. AND SUBSIDIARIES

               NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

  ORGANIZATION AND PRINCIPLES OF CONSOLIDATION:

     At December 31, 1995, the outstanding common stock of Anker Group, Inc. ("Anker") is substantially owned by Anker Holding B.V., a foreign corporation, with the President of Anker owning a minority interest.

     The consolidated financial statements include the accounts of Anker and its wholly and majority owned subsidiaries ("Company"). All significant intercompany accounts and transactions are eliminated in consolidation.

  CASH AND CASH EQUIVALENTS:

     Cash and cash equivalents include highly liquid investments with original purchase maturities of three months or less. Approximately $2,632,000 and $1,190,000 of the cash and cash equivalents balance at December 31, 1995 and 1994, respectively, relates to the Company's venture capital subsidiary and is restricted for the purchase of qualified investments in accordance with requirements of the State of West Virginia venture capital laws.

  INVENTORIES:

     Inventories consist of coal and mining supplies. Coal inventories are stated at the lower of average cost or market. Supply inventories, which are stated at lower of cost (first in, first out) or market, amounted to $2,441,000 and $2,887,000 on December 31, 1995 and 1994, respectively.

  PROPERTIES:

     Properties are stated at cost. Provisions for depreciation are based upon the estimated useful lives of the respective assets and are computed by the straight-line method.

     Coal lands represent the investment in land and related mineral and/or surface rights, including mine development costs, which are being mined or will be mined. Depletion of coal lands is computed on a tonnage basis calculated to amortize its costs fully over the estimated recoverable reserves.

  NONCOMPETE AGREEMENTS:

     Noncompete agreements are amortized on a straight-line basis over the term of the related agreements. Accumulated amortization amounted to $4,995,000 and $3,637,000 at December 31, 1995 and 1994, respectively.

  ACCRUED RECLAMATION EXPENSES:

     Provisions to reclaim disturbed acreage remaining after production has been completed and related mine closing costs are accrued during the life of the mining operation or recorded in conjunction with the acquisition of related properties. The provision is made at a rate per ton equivalent to the estimated reclamation cost divided by the estimated tonnage to be mined.

  INCOME TAXES:

     Deferred income taxes are provided for temporary differences between financial and tax accounting relating principally to certain accrued expenses, depreciation, depletion, mine development, reclamation, investment tax credits and alternative minimum taxes.

                       ANKER GROUP, INC. AND SUBSIDIARIES

  USE OF ESTIMATES:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2.  OPERATIONS

     The Company's principal operations consist of mining and selling coal from mineral rights which it owns and/or leases, as well as brokering coal from other producers. In addition, the Company receives revenue for the disposal of ash. Following is a summary of coal sales and related income:

                                                                     DECEMBER 31,
                                                                 ---------------------
                                                                   1995         1994
                                                                    (IN THOUSANDS)
        Coal mining revenue....................................  $194,348     $170,792
        Brokered coal revenue..................................    49,333       50,470
        Ash disposal revenue...................................     5,216        6,237
                                                                 --------     --------
                                                                 $248,897     $227,499
                                                                 ========     ========

     Included in coal mining revenue are sales to companies affiliated through common ownership aggregating approximately $11,668,000 in 1995 and $7,232,000 in 1994.

     The Company's coal mining revenue is substantially generated from long-term coal supply contracts with domestic utilities throughout the United States. These contracts range from one to twenty years with fixed base prices which change based on certain industry and government indices. Receivables generally are due within 30 to 45 days. The Company performs credit evaluations on all new customers, and credit losses have historically been minimal.

     In 1995 and 1994, other income-net includes approximately $1,500,000 and $4,300,000, respectively, related to the modification of long-term contracts. The amount in 1994 represents the present value, discounted at 8% of the $500,000 annual cash payments to be received in years 1995 through 2004. At December 31, 1995 and 1994, receivables of approximately $3,585,000 and $3,310,000 are recorded which are net of unearned discounts of $1,415,000 and $1,690,000, respectively.

3.  ACQUISITIONS

     On December 30, 1995, the Company acquired coal reserves and cash from Phillips Resources, Inc. through the issuance of mandatorily redeemable preferred stock valued at $7,000,000 based on estimated cash flows for dividend and mandatory redemption payments (see Note 5) discounted at approximately 10%. Also, on December 30, 1995, the Company acquired the outstanding stock of Upshur Property, Inc. ("Upshur") through the issuance of preferred stock valued at $13,000,000. The net assets of Upshur consist of a preparation plant, machinery and cash less a reclamation liability. The effects of these acquisitions have been excluded from the consolidated statement of cash flows, except for the $15 million of cash acquired in connection with the transactions.

     Effective January 1, 1994, the Company acquired the outstanding stock of Marine Coal Sales Company ("Marine") for $2,700,000 in cash. Marine's activities consist primarily of brokering coal in the midwest United States.

     Through various transactions beginning March 7, 1994, and culminating August 10, 1994, the Company acquired, through a newly formed subsidiary, 95% of the outstanding stock of Beckley Smokeless Limited Liability Company, a start-up deep mining operation, for $4,900,000.

                       ANKER GROUP, INC. AND SUBSIDIARIES

     On June 28, 1994, the Company acquired certain coal reserves and leases from Reserve Coal Properties Company for approximately $2,700,000.

     On October 31, 1994, the Company acquired mineral rights and other related mining assets from Westmoreland Coal Company for $3,800,000 and assumed a reclamation liability estimated at $1,500,000.

     On November 10, 1994, the Company acquired certain coal reserves and leases from the Endres Company and two individuals for approximately $3,000,000.

     These acquisitions have been accounted for using the purchase method of accounting with results of operations of the acquired entities included in the Company's consolidated statement of operations from the respective date of acquisition.

4.  LONG-TERM DEBT

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1995        1994
                                                                         (IN THOUSANDS)
    Revolving note payable to bank...................................  $57,000     $45,205
    Note payable to bank, due in monthly principal installments of
      $243,435 plus interest at 7.51% through January 5, 1999,
      secured by property and equipment..............................    9,007      11,928
    Note payable to bank, due in monthly principal installments of
      $71,430 with a balloon payment of $1,571,370 due on June 1,
      1998, plus interest at various rate options chosen by the
      Company (8.07% at December 31, 1995), secured by property and
      equipment......................................................    3,714       4,500
    Note payable to a foreign affiliated company, unsecured, due
      January 31, 1996, plus interest at the prime rate (8.5% at
      December 31, 1994) refinanced through a revolving note payable
      to a bank in March 1995........................................    --          3,000
    Miscellaneous notes payable......................................      181         277
                                                                       -------     -------
                                                                        69,902      64,910
    Less current maturities of long-term debt........................   11,778       3,888
                                                                       -------     -------
                                                                       $58,124     $61,022
                                                                       =======     =======

     A description of the terms of the revolving note payable to a bank is as follows:

        - Revolving credit loan with a total availability of $30,000,000 subject to a borrowing base formula, expiring March 30, 1998. At December 31, 1995 and 1994, $12,000,000 and $205,000, respectively, was outstanding.

        - Reducing revolving credit loan with a total availability of $45,000,000 reducing by $8,000,000 beginning in 1996, $-0- in 1997,
         $6,500,000 in 1998, $7,000,000 in 1999 and $23,500,000 in 2000. At
         December 31, 1995 and 1994, $45,000,000 was outstanding.

        - A $20 million standby line of credit becomes available on March 30, 1996 if the Company achieves certain financial performance and may only be used for acquisitions. Borrowings under the line of credit have a term of five years beginning at the time of each borrowing, with equal quarterly principal repayments. All outstanding borrowings are due March 31, 2000.

     Interest on the revolving note payable is charged at various interest options periodically chosen by the Company (ranging from 8.16% to 8.07% at December 31, 1995 and expiring on January 11, 1996 and May 6, 1996, respectively). Equipment, property and working capital is pledged as security.

     In connection with the revolving note payable and both notes payable to a bank, the Company is required to maintain certain financial ratios consistent with these types of financing.

                       ANKER GROUP, INC. AND SUBSIDIARIES

     Future required principal payments on long-term debt are: $11,778,000 in 1996; $3,778,000 in 1997; $23,603,000 in 1998; $7,243,000 in 1999; and
$23,500,000 in 2000.

     Under the terms of the bank debt agreements, the Class A Mandatorily Redeemable Preferred Stock (Note 5), which is with a foreign affiliate may be repaid provided that such payment is part of a transaction in which additional preferred stock and/or loans are made to the Company in amounts at least equal to the face value of the preferred stock and are subordinated to the bank debt. The subordinated debt, which is with a foreign affiliate, is due December 31, 1996 and bears interest at a floating rate (8.0% at December 31, 1995), based on the lender's borrowing rate, and is secured by certain equipment and property. Under the bank debt agreements, the subordinated debt may not be repaid until all amounts outstanding under the bank debt agreements have been repaid and is therefore classified as long term as of December 31, 1995.

     Total interest paid by the Company was $6,305,000 and $3,701,000 for the years ended December 31, 1995 and 1994, respectively.

5.  PREFERRED STOCK

     The following is a description of the terms of outstanding mandatorily redeemable and other preferred stock:

                                                                       DECEMBER 31,
                                                                    ------------------
                                                                     1995        1994
                                                                      (IN THOUSANDS)
        Mandatorily Redeemable Preferred Stock:
          Class A, authorized 200 shares; issued and outstanding
             160 shares; nonvoting, 9.9% cumulative dividend,
             mandatorily redeemable at $10,000 per share on
             December 31, 1996, subject to restrictions under the
             revolving note payable (Note 4)......................  $ 1,600     $1,600
          Class D, par value $7,000, authorized 1,000 shares;
             issued and outstanding 1,000 shares; nonvoting, 2.5%
             cumulative dividend, reducing to 1.5% after January
             1, 2011, calculated on the gross realization from
             certain coal sales, mandatorily redeemable beginning
             December 31, 2006 at $1,400,000 per year through
             December 31, 2010 if aggregate dividends paid on or
             before December 31, 2005 are not $5,000,000 or more,
             otherwise mandatorily redeemable beginning December
             31, 2011 at $1,400,000 per year through December 31,
             2015.................................................    7,000       --
        Preferred Stock:
          Class B, par value $2,500, authorized 10,000 shares;
             issued and outstanding 449 shares; nonvoting, 5.0%
             cumulative dividend..................................    1,122      1,122
          Class C, par value $13,000, authorized 1,000 shares;
             issued and outstanding 1,000 shares; nonvoting,
             cumulative dividend payment calculated on 4.0% of the
             gross realization from certain coal sales, redeemable
             at par value upon the event of liquidation or other
             action described in the preferred stock agreement....   13,000       --

                       ANKER GROUP, INC. AND SUBSIDIARIES

6.  INCOME TAXES

     The reconciliation of the federal statutory rate to the consolidated effective rate is as follows:

                                                                        DECEMBER 31,
                                                                       ---------------
                                                                       1995       1994
                                                                       (IN THOUSANDS)
        Federal statutory tax rate...................................  34.0%      34.0%
        Permanent differences........................................   8.0       10.7
        Other........................................................  (0.7)      (0.6)
                                                                       ----       ----
                                                                       41.3%      44.1%
                                                                       ====       ====

     The components of net deferred tax assets and liabilities are as follows:

                                                                      DECEMBER 31,
                                                                   -------------------
                                                                    1995        1994
                                                                     (IN THOUSANDS)
        Deferred tax asset (liabilities)--current:
          Net operating loss carryforward........................  $ 1,305       --
          Other current assets...................................       22       --
          Other current liabilities..............................      228     $ 1,872
          Investment tax credits.................................      100         402
                                                                   -------     -------
                                                                   $ 1,655     $ 2,274
                                                                   =======     =======
        Deferred tax assets (liabilities) -- noncurrent:
          Depreciation, depletion and amortization...............  $(7,422)    $(6,263)
          Other long-term assets.................................   (2,955)     (2,316)
          Other long-term liabilities............................    --            311
          Alternative minimum tax................................    2,958       2,485
          Investment tax credits.................................      352         491
          Accrued reclamation....................................    1,193       1,193
          Acquisition assets and liabilities.....................   (2,355)     (2,641)
                                                                   -------     -------
                                                                   $(8,229)    $(6,740)
                                                                   =======     =======

     At December 31, 1995, the Company has cumulative alternative minimum tax credits of $2,958,000 which may be carried forward indefinitely, and investment tax credits of $452,000 which expire at various dates through the year 2000. For the year ended December 31, 1995, the Company incurred a net operating loss of $3,267,000 for tax purposes to be utilized against future federal and state income taxes. These amounts are recorded as deferred tax assets.

     Total income taxes paid by the Company were $263,000 and $738,000 for the years ended December 31, 1995 and 1994, respectively.

7.  RETIREMENT BENEFITS

     The Company has a contributory defined contribution retirement plan covering all employees who meet eligibility requirements. The plan provides for employer contributions representing 5% of compensation. The Company contributions amounted to $1,034,000 and $1,060,000 for the years ended December 31, 1995 and 1994, respectively.

     The Company also has a 401(k) savings plan which is a contributory defined contribution plan for all employees who meet eligibility requirements. The Plan provides for mandatory employer contributions to match 50% of employee contributions up to a maximum of 2% of each participant's compensation. In addition,

                       ANKER GROUP, INC. AND SUBSIDIARIES
the Company may make discretionary contributions up to 5% of employee compensation. The Company contributions amounted to $351,000 and $372,000 for the years ended December 31, 1995 and 1994, respectively.

     The Company also has a 401(h) savings plan for the purpose of providing retiree health care benefits. The plan is a defined contribution plan for all employees who meet eligibility requirements and provides for mandatory employer contributions between .237% and 1.66% of each participant's compensation, based on years of service. The Company contributions amounted to $287,000 and $265,000 for the years ended December 31, 1995 and 1994, respectively.

8.  STATE TAX CREDITS

     The Company has Business Investment and Jobs Expansion Tax Credits which are available to reduce certain taxes payable to West Virginia. The Company recorded credits amounting to $1,165,000 and $1,103,000 for the years ended December 31, 1995 and 1994, respectively, and the Company expects to realize similar tax credits for the next 12 years.

     In December 1993, the Company formed and qualified a venture capital subsidiary with the State of West Virginia for the purpose of investing in emerging businesses. During 1995, the Company made an additional contribution to the capital base of the subsidiary. This entitled the Company to a tax credit of $1,250,000 which reduced severance tax in 1995.

9.  COMMITMENTS AND CONTINGENCIES

  COAL INDUSTRY RETIREE HEALTH BENEFIT ACT:

     Current and projected operating deficits in the United Mine Workers of America Benefit Trust Funds (the "Funds") resulted in the Coal Industry Retiree Health Benefit Act of 1992 (the "Act"). The Act created a multiemployer benefit plan called the United Mine Workers of America Combined Benefit Fund (the "Combined Fund"). The Combined Fund provides medical and death benefits for all beneficiaries of the earlier trusts who were actually receiving benefits as of July 20, 1992. The Act provides for the assignment of beneficiaries to former employers and the allocation of any unassigned beneficiaries (referred to as orphans) to companies using a formula included in the legislation. The Act requires that responsibility for funding those payments be assigned to companies that had been signatories to the National Bituminous Coal Wage Agreement ("Agreement"). Although the Company does not currently have any operations which are signatory to the Agreement, it is subject to certain liabilities as a result of being signatory to a prior agreement.

     A company's annual cost of benefits is based on the number of beneficiaries assigned to the company plus a percentage of the cost of unassigned beneficiaries, which is a function of the number of orphans times the per-beneficiary premium. The Company's annual cost for 1995 was approximately $450,000 and, during 1995, the Company was assigned certain additional beneficiaries under the Act which will result in total cost of approximately $1,388,000 in 1996, based on some retroactive assessments. Thereafter, the Company's annual cost relating to the Act is approximately $478,000. The Company has taken action to attempt to reduce this assessment and accounts for the cost incurred relating to this Act on a pay-as-you-go basis.

  ADVANCE MINIMUM ROYALTIES:

     Tonnage royalty payments on leased properties range from 2% to 10% of the realization. The leases require minimum royalty payments aggregating approximately: $1,678,000 in 1996; $1,794,000 in 1997; $1,789,000 in 1998;
$1,784,000 in 1999 and $1,791,000 in 2000.

     In connection with a prior year acquisition of assets and assumption of certain liabilities, the Company entered into a royalty agreement requiring minimum royalty payments of $200,000 per year for the next ten years. A deferred credit with a balance of $721,000 at December 31, 1995 is recorded in other long-term

                       ANKER GROUP, INC. AND SUBSIDIARIES
liabilities related to the royalty agreement representing the net present value of the payments discounted at 12.0%.

  OPERATING LEASES:

     The Company has office and mining equipment operating lease agreements with minimum annual rentals for the next five years of approximately $7,622,000 in 1996; $4,101,000 in 1997; $2,489,000 in 1998; $1,206,000 in 1999; and $499,000
in 2000. Total rent expense approximated $8,213,000 in 1995 and $7,988,000 in 1994.

  CONTINGENCIES:

     In February 1995, the Company lost its final appeal on a lawsuit related to an alleged agreement to purchase coal and paid $3,731,000 representing total damages and interest. This amount is included in accrued expenses and other on the consolidated balance sheet and in other income-net on the consolidated statement of operations for the year ended December 31, 1994.

     During 1995, the Company settled a severance tax appeal with the State of West Virginia for approximately $507,000. In prior years, a liability of $1,375,000 was recorded. The reduction in the liability is recorded as a reduction of cost of operations in 1995.

     Additionally, the Company is a party to various lawsuits and claims incidental to its business. While it is not possible to predict accurately the outcome of these matters, management believes that none of these actions will have a material effect on the Company's consolidated financial position.

     Upon the occurrence of certain events, Anker Holding B.V. or the Company has the obligation to buy back current outstanding common stock of the President and any additional shares obtained through the exercise of outstanding stock options. The buy-back price escalates annually based on a formula defined in the shareholder agreement ("Agreement"). In the event there is a change in control of Anker Group, Inc., such obligation is eliminated under the Agreement.

10.  FAIR VALUES OF FINANCIAL INSTRUMENTS

     Financial Accounting Standards Board Statement No. 107, "Disclosures About Fair Value of Financial Instruments" requires disclosure of information regarding the fair value of financial instruments for which it is practicable to estimate and value, whether or not such value is recognized in the balance sheet.

     The carrying amounts of cash and cash equivalents and long-term debt approximates fair value. The fair value of the Company's borrowings under its revolving and other notes payable to a bank was estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

     It was not practicable to estimate the fair value of the Company's notes receivable without incurring excessive costs. The notes carry interest rates applicable to the nature of the transaction and the borrower. The carrying amount ($7,090,000) represents the outstanding balance, which management believes is not impaired.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
  Oak Mountain Energy
  Corporation and Affiliates:

     We have audited the accompanying combined balance sheet of Oak Mountain Energy Corporation and Affiliates (Predecessor) as of December 31, 1996 and the related combined statements of operations, stockholders' equity and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Oak Mountain Energy Corporation and Affiliates as of December 31, 1996, the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

COOPERS & LYBRAND LLP

Pittsburgh, Pennsylvania
August 8, 1997

                  OAK MOUNTAIN ENERGY, L.L.C. AND PREDECESSOR

                            COMBINED BALANCE SHEETS
                      DECEMBER 31, 1996 AND JUNE 30, 1997
                                 (IN THOUSANDS)

                                                                     PREDECESSOR      THE COMPANY
                                                                     ------------     -----------
                                                                     DECEMBER 31,      JUNE 30,
                                                                         1996            1997
                                                                                      (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents........................................    $    276         $   646
  Accounts receivable:
     Trade.........................................................       1,513           1,392
     Others........................................................           9              66
  Inventories......................................................         951             913
  Prepaid expenses and other.......................................         147             290
                                                                        -------         -------
          Total current assets.....................................       2,896           3,307
Properties:
  Coal lands and mineral rights....................................       8,408          22,339
  Machinery and equipment..........................................      18,360          13,817
                                                                        -------         -------
                                                                         26,768          36,156
  Less allowances for depreciation, depletion and amortization.....       6,813             742
                                                                        -------         -------
                                                                         19,955          35,414
Other assets:
  Goodwill, net of accumulated amortization of $29 in 1997.........      --               5,403
  Intangibles and other assets, net of accumulated amortization of
     $40 in 1996 and $33 in 1997...................................          90           1,311
                                                                        -------         -------
          Total assets.............................................    $ 22,941         $45,435
                                                                        =======         =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.................................................       2,009           2,717
  Accrued expenses and other.......................................       1,815           1,641
  Current maturities of long-term debt.............................       9,552           7,709
                                                                        -------         -------
          Total current liabilities................................      13,376          12,067
Long-term debt.....................................................       9,027           4,404
Accrued reclamation expenses.......................................         218             229
                                                                        -------         -------
          Total liabilities........................................      22,621          16,700
Stockholders' equity:
  Common stock.....................................................           6          --
  Paid-in capital..................................................         644          31,278
  Notes receivable -- members......................................      --              (1,277)
  Treasury stock...................................................        (245)         --
  Accumulated deficit..............................................         (85)         (1,266)
                                                                        -------         -------
          Total stockholders' equity...............................         320          28,735
                                                                        -------         -------
          Total liabilities and stockholders' equity...............    $ 22,941         $45,435
                                                                        =======         =======

                     The accompanying notes are an integral
                   part of the combined financial statements.

                  OAK MOUNTAIN ENERGY, L.L.C. AND PREDECESSOR

                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                         (UNAUDITED)
                                                          ------------------------------------------
                                                                 PREDECESSOR             THE COMPANY
                                                          --------------------------     -----------
                                                            FOR THE         PERIOD         PERIOD
                                                              YEAR         JANUARY 1      APRIL 17
                                                             ENDED          THROUGH        THROUGH
                                                          DECEMBER 31,     APRIL 16,      JUNE 30,
                                                              1996           1997           1997
Coal sales and related revenue..........................    $ 31,748        $10,693        $ 6,048
Expenses:
  Cost of operations and selling expenses...............      27,834         11,233          6,048
  Depreciation, depletion and amortization..............       3,636          1,314            789
  General and administrative............................       1,300            504            285
                                                            --------       --------       --------
          Operating loss................................      (1,022)        (2,358)        (1,074)
Interest................................................       1,458            546            192
Other income, net.......................................         118             18         --
                                                            --------       --------       --------
          Net loss......................................    $ (2,362)       $(2,886)       $(1,266)
                                                            ========       ========       ========

                     The accompanying notes are an integral
                   part of the combined financial statements.

                   PREDECESSOR TO OAK MOUNTAIN ENERGY, L.L.C.

                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY
                    FOR THE YEAR ENDED DECEMBER 31, 1996 AND
             FOR THE PERIOD JANUARY 1, 1997 THROUGH APRIL 16, 1997
                                 (IN THOUSANDS)

                                           COMMON     PAID-IN     TREASURY     ACCUMULATED
                                           STOCK      CAPITAL      STOCK         DEFICIT        TOTAL
Balance at December 31, 1995.............    $6        $ 644       $ (245)       $ 2,277       $ 2,682
Net loss.................................   --          --          --            (2,362)       (2,362)
                                             --
                                                        ----        -----        -------       -------
Balance at December 31, 1996.............     6          644         (245)           (85)          320
Net loss (unaudited).....................   --          --          --            (2,886)       (2,886)
                                             --
                                                        ----        -----        -------       -------
Balance at April 16, 1997 (unaudited)....    $6        $ 644       $ (245)       $(2,971)      $(2,566)
                                             ==         ====        =====        =======       =======

                     The accompanying notes are an integral
                   part of the combined financial statements.

                          OAK MOUNTAIN ENERGY, L.L.C.

                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY
              FOR THE PERIOD APRIL 17, 1997 THROUGH JUNE 30, 1997
                                 (IN THOUSANDS)

                                                                       UNAUDITED
                                                   --------------------------------------------------
                                                                 NOTES
                                                   PAID-IN     RECEIVABLE     ACCUMULATED
                                                   CAPITAL      MEMBERS         DEFICIT        TOTAL
Balance at April 17, 1997........................    --           --             --             --
Initial capitalization...........................  $31,278      $ (1,277)        --           $30,001
Net loss.........................................    --           --            $(1,266)       (1,266)
                                                   -------       -------        -------       -------
Balance at June 30, 1997.........................  $31,278      $ (1,277)       $(1,266)      $28,735
                                                   =======       =======        =======       =======

                     The accompanying notes are an integral
                   part of the combined financial statements.

                  OAK MOUNTAIN ENERGY, L.L.C. AND PREDECESSOR

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                         (UNAUDITED)
                                                          ------------------------------------------
                                                                 PREDECESSOR             THE COMPANY
                                                          --------------------------     -----------
                                                                            PERIOD         PERIOD
                                                            FOR THE        JANUARY 1      APRIL 17
                                                           YEAR ENDED       THROUGH        THROUGH
                                                          DECEMBER 31,     APRIL 16,      JUNE 30,
                                                              1996           1997           1997
Operating activities:
  Net loss..............................................    $ (2,362)       $(2,886)      $  (1,266)
  Adjustments to reconcile net loss to net cash provided
     by   (used in) operating activities:
     Depreciation, depletion and amortization...........       3,636          1,314             789
     Gain on sale of properties.........................         (77)           (49)             --
     Changes in operating assets and liabilities (net of
       assets and liabilities acquired):
       Accounts receivable..............................         129           (634)            698
       Inventories, prepaid expenses and other..........        (667)           118            (226)
       Accounts payable, accrued expenses and other.....       1,413          1,206            (180)
                                                            --------        -------        --------
          Net cash provided by (used in) operating
            activities..................................       2,072           (931)           (185)
                                                            --------        -------        --------
Investing activities:
  Purchase of Predecessor, including related acquisition
     cost of $577, net of cash acquired of $367 and
     liabilities and seller note assumed of $27,350.....          --             --         (13,210)
  Purchases of properties...............................     (11,730)          (514)         (2,477)
  Proceeds from sale of properties......................         100             65              --
  Intangible assets.....................................         (68)           (10)           (154)
  Other assets..........................................          19             (8)           (205)
                                                            --------        -------        --------
          Net cash used in investing activities.........     (11,679)          (467)        (16,046)
                                                            --------        -------        --------
Financing activities:
  Proceeds from long-term debt..........................      11,876          2,400           4,100
  Principal payments on long-term debt..................      (2,929)          (911)        (17,224)
  Proceeds from issuance of common stock................           3             --              --
  Proceeds from issuance of member units................          --             --          30,001
                                                            --------        -------        --------
          Net cash provided by financing activities.....       8,950          1,489          16,877
                                                            --------        -------        --------
(Decrease) increase in cash and cash equivalents........        (657)            91             646
Cash and cash equivalents at beginning of period........         933            276              --
                                                            --------        -------        --------
Cash and cash equivalents at end of period..............    $    276        $   367       $     646
                                                            ========        =======        ========
Supplemental information:
  Cash paid for interest................................    $  1,255        $   345       $     524
                                                            ========        =======        ========
Supplemental non-cash financing activities:
  Acquisition of equipment under capital leases.........    $    793             --              --
                                                            ========        =======        ========

                     The accompanying notes are an integral
                   part of the combined financial statements.

                  OAK MOUNTAIN ENERGY, L.L.C. AND PREDECESSOR

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  ORGANIZATION AND BASIS OF PRESENTATION

     Oak Mountain Energy, L.L.C. (the Company or Companies), is a newly formed joint venture used to acquire the assets of Oak Mountain Energy Corporation and its Affiliates (Predecessor). The acquisition was effective on April 17, 1997 and was accounted for using the purchase method of accounting as prescribed under Accounting Principles Bulletin No. 16, "Accounting for Business Combinations." The allocation of the purchase price related to the acquisition was as follows (in thousands):

        Properties.........................................................  $36,182
        Current assets.....................................................    4,168
                                                                             -------
                                                                              40,350
        Liabilities and seller note assumed................................   27,350
                                                                             -------
        Cash paid..........................................................   13,000
        Less cash acquired.................................................      367
                                                                             -------
        Net cash paid for acquisition......................................  $12,633
                                                                             =======

     The Company's principal operations, which are located in Alabama, consist of mining and selling coal from mineral rights which it owns and/or leases. Sales to one customer represented 66% of total revenue for the year ended December 31, 1996, 70% for the period January 1, 1997 through April 16, 1997 and 77% for the period April 17, 1997 through June 30, 1997.

     The accompanying combined financial statements present the Company's unaudited combined operations and cash flows from the acquisition effective date of April 17, 1997 through June 30, 1997 and the unaudited combined operations and cash flows of the Predecessor for the period January 1, 1997 through April 16, 1997. These unaudited combined financial statements, in the opinion of management, have been prepared on the same basis as the audited combined financial statements and include all significant adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The data disclosed in these notes to the combined financial statements for these periods are also unaudited. Operating results for the interim periods ended June 30, 1997 are not necessarily indicative of the results that may be expected for the entire year.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  PRINCIPLES OF COMBINATION:

     The accompanying combined financial statements as of December 31, 1996 and for the period January 1, 1997 through April 16, 1997 present the accounts of the Predecessor (see Note 9). The combined financial statements for the period April 17, 1997 (date of acquisition) through June 30, 1997 present the combined financial statements of the Company. The financial statements present the combined operations due to common ownership. All significant intercompany accounts and transactions have been eliminated in combination.

  REVENUE RECOGNITION:

     The Company recognizes revenue either upon shipment or receipt of coal, based on contractual terms. The Company's coal mining revenue is substantially generated from long-term coal supply contracts with domestic utilities principally in Alabama. These contracts typically are one-year renewable with fixed based prices which change based on certain industry and government indices. Receivables generally are due within 30 to 45 days. The Company performs credit evaluations on all new customers, and credit losses have historically been minimal.

  CASH AND CASH EQUIVALENTS:

     Cash and cash equivalents include highly liquid investments with original purchase maturities of three months or less.

  INVENTORIES:

     Inventories consist of coal and mining supplies. Coal inventories are stated at the lower of average cost or market. Supply inventories are stated at the lower of cost (first in, first out) or market.

  PROPERTIES:

     Properties are recorded at cost, which includes the allocated purchase price for the acquisition described in Note 1. Provisions for depreciation are based upon the estimated useful lives of the respective assets and are computed by the straight-line method.

     Coal lands represent the investment in land and related mineral and/or surface rights, including capitalized mine development costs, which are being mined or will be mined. Mine development costs of $6.7 million at June 30, 1997 and $8 million at December 31, 1996 represent expenditures incurred, net of revenue received, in development of coal mines until the principal operating activity becomes coal production. Depletion and amortization of coal lands is computed on a tonnage basis calculated to amortize its costs fully over the estimated recoverable reserves.

  GOODWILL AND OTHER INTANGIBLE ASSETS:

     Intangible assets consist of the excess of the purchase price over the fair value of the net assets acquired (goodwill), organization costs, and debt issuance costs, which are being amortized on the straight-line method over the useful lives of these assets. Goodwill, principally related to the acquisition described in Note 1, is being amortized over 30 years in conjunction with the expected useful life of existing mineral rights. The Company periodically evaluates the carrying value of goodwill based on whether the goodwill is recoverable from expected future undiscounted operating cash flows. Additionally, the Company periodically reviews the carrying value of other intangible assets and will recognize impairments when the expected future operating cash flow is less than their carrying value.

  ACCRUED RECLAMATION EXPENSES:

     Provisions to reclaim disturbed acreage remaining after production has been completed and related mine closing costs are accrued during the life of the mining operation or recorded in conjunction with the acquisition of related properties. The annual provision is made at a rate per ton equivalent to the estimated reclamation cost divided by the estimated tonnage to be mined.

  USE OF ESTIMATES:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

  INCOME TAX STATUS:

     The Company and its Predecessor are not subject to federal and state income taxes. Accordingly, net income or loss are allocated to the members in proportion to their income and loss rates of participation.

3.  RELATED PARTY TRANSACTIONS

     Interest expense includes interest on notes receivable to stockholders amounting to $377,589 in 1996 and $107,138 for the period January 1, 1997 through April 16, 1997.

     As compensation for personal guarantees on loans and letters of credit, the Company paid the stockholders a fee of 1.5% of the outstanding balances. Such fees amounted to $110,768 for the year ended December 31, 1996 and $28,610 for the period January 1, 1997 through April 16, 1997.

     Accrued expenses and other includes $211,953 at 1996 and $276,203 at April 16, 1997, related to the above referenced interest and fees.

     Accounts payable includes $834,000 of financing costs payable to a shareholder. In addition, general and administrative expenses include $84,000 for management fees payable to the shareholders.

4.  LONG-TERM DEBT

     Long-term debt consists of the following as of December 31, 1996 and June 30, 1997:

                                                              DECEMBER 31,      JUNE 30,
                                                                  1996            1997
                                                                               (UNAUDITED)
                                                                     (IN THOUSANDS)
        Equipment notes payable(A)..........................    $  2,121        $   1,450
        Notes payable to shareholders(B)....................      11,823               --
        Line of credit(C)...................................         500               --
        Term loan(D)........................................       2,000               --
        Credit agreement(E).................................          --            4,100
        Other notes payable(F)..............................          95            5,307
        Capital leases(G)...................................       2,040            1,256
                                                                 -------          -------
                                                                  18,579           12,113
        Less: current maturities of long-term debt..........      (9,552)          (7,709)
                                                                 -------          -------
                                                                $  9,027        $   4,404
                                                                 =======          =======

------------------------------
(A) Represents various notes payable, which bear interest at rates ranging from 7.92% to 10.75% and are payable in various amounts over periods ranging from December 1997 through February 1999.

(B) Note payable to shareholder in the amount of $7.5 million. Interest only is payable quarterly at the prime rate (8.25% at December 31, 1996) plus 1%. Principal is payable upon maturity in February 1999. In connection with the acquisition described in Note 1, the remaining outstanding principal was repaid on April 16, 1997.

      Three notes payable to stockholders. The notes bear interest at prime rate (8.25% at December 31, 1996) and are payable in August 1997. These notes are collateralized by the Company's current and future accounts receivable, inventory and equipment.

(C) Line of credit with a bank which provides for borrowings of up to $3 million based on specified levels of accounts receivable. Interest is payable monthly at the bank's prime rate (8.25% at December 31, 1996) plus 1%. The commitments entered into under the agreement expired on March 31, 1997.

(D) Term loan in the amount of $2 million. Interest only is payable monthly at the bank's prime rate (8.25% at December 31, 1996) and the principal is payable in March 1997. This loan was collateralized by the personal assets of the stockholders.

(E) The Company's credit agreement provides for a revolving credit facility and a term loan amounting to $3 million and $27 million, respectively. Borrowings under the credit agreement bear interest at the

     LIBOR rate (5.72% at June 30, 1997) plus 2% until April 1999. From that time until the expiration of the agreement, April 2004, borrowings will bear interest at a variable rate based on the Company's option of the bank's prime rate or the LIBOR rates based upon the ratio of funded debt to earnings before income, depreciation, depletion and amortization. The agreement is subject to a variable monthly commitment fee on the unused portion of the available borrowings.

(F) A note payable with an original amount of $4,035,604. The Company has approximately $1,923,750 outstanding at June 30, 1997. The note bears interest at the prime rate (8.5% at June 30, 1997) plus 1%. Principal and interest payments are due monthly over a three year period.

      A note payable with an original amount of $3,500,000. The Company has approximately $3,383,333 outstanding at June 30, 1997. The note bears interest at the prime rate (8.5% at June 30, 1997). Principal and interest payments are due in stated installments ending on December 31, 1998.

      Four notes for various equipment. The notes bear interest from 8% to 11.5% and principal and interest payments were due monthly over periods ending at various dates through March 2000. The remaining balance on these notes was paid during 1997.

(G) The Company has nine capital leases outstanding at June 30, 1997 and December 31, 1996. The leases bear interest from 10.45% to 11% annually. Principal and interest payments are due monthly over periods ending at various dates through June 2000.

     The equipment notes and capital leases are collateralized by the related equipment. The credit agreement is collateralized by substantially all of the Company's present and future assets.

     The credit agreement contains covenants which require the Company to maintain certain levels of income before interest, depreciation, depletion, and amortization maintain a certain minimum net worth, maintain a minimum level of production tons, limit capital expenditures, and not exceed a maximum level of production costs per ton.

     Future required principal payments at June 30, 1997 are:

        July 1, 1997 - December 31,
        1997.............................................................   $7,285,402
        1998.............................................................    2,444,207
        1999.............................................................      749,476
        2000.............................................................      700,022
        2001.............................................................      700,022
        2002.............................................................      233,322

     A financial institution has issued four letters of credit totaling $709,011 on the Companies' behalf. As of June 30, 1997 and December 31, 1996 no amounts were outstanding on these letters of credit. The collateral consists of the personal guarantee of the Predecessor's majority stockholder at December 31, 1996 and the guarantee of the Companies.

5.  PROFIT SHARING PLAN

     The Companies have a deferred compensation 401(k) plan for the benefit of their employees. All employees who have obtained one year of service and worked 1,000 hours are eligible to participate.

     The Companies' contributions to the plan are entirely voluntary. The Companies' contributions for any plan year are allocated to all eligible employees based upon the ratio of the employee's compensation to the compensation of all eligible employees. During the periods presented the Companies made no contribution to the plan.

6.  ROYALTIES

     The Predecessor and the Company operate under royalty agreements. Royalty costs were $2,365,525 for 1996, $642,346 for the period January 1, 1997 through April 16, 1997 and $435,675 for the period April 17, 1997 through June 30, 1997. Several of these royalty agreements require future minimum royalty payments aggregating approximately: $258,000 for the period July 1, 1997 through December 31, 1997, $548,000 in 1998, $612,000 in 1999, $537,000 in 2000, $352,000 in
2001, $432,000 in 2002 and $2,291,000 in years thereafter.

7.  OPERATING LEASES

     The Companies have various noncancelable leases for equipment and facilities which are classified as operating leases. Rent expense under these noncancelable leases was $821,000 in 1996, $382,000 for the period January 1, 1997 through April 16, 1997 and $436,000 for the period April 17, 1997 through June 30, 1997.

     The approximate remaining annual minimum lease payments under the noncancelable operating leases existing as of December 31, 1996 are:

        July 1, 1997 - December 31,
        1997.............................................................   $1,012,645
        1998.............................................................    2,025,291
        1999.............................................................    1,227,920
        2000.............................................................      250,836
                                                                            $4,516,692

8.  COMMON STOCK

     Common stock of the Predecessor at December 31, 1996 is comprised of the following:

                                              PAR        SHARES       SHARES        SHARES
                                             VALUE     AUTHORIZED     ISSUED      OUTSTANDING
    Oak Mountain Energy Corporation........   $ 1         1,000        1,000         1,000
    Boone Resources, Inc...................     1         5,000        1,000           625
    Kodiak Coal, Inc.......................     1         1,000        1,000         1,000
    Coal Handling and Processing, Inc......     1         1,000        1,000         1,000
    Cahaba Coal Engineering and Land
      Surveying, Inc.......................     1         1,000        1,000         1,000
    Mountaineer Management, Inc............     1         1,000        1,000         1,000

     Boone Resources, Inc. includes 375 shares of stock held in treasury at cost.

                                                                       ANNEX A-1

                           GLOSSARY OF SELECTED TERMS

     BTU-BRITISH THERMAL UNIT. A measure of the energy required to raise the temperature of one pound of water one degree Fahrenheit.

     COAL SEAM. Coal deposits occur in layers. Each such layer is called a "seam."

     COKE. A hard, dry carbon substance produced by heating coal to a very high temperature in the absence of air. Coke is used in the manufacture of iron and steel. Its production results in a number of useful byproducts.

     COMPLIANCE COAL. Coal which, when burned, emits less than 1.2 pounds of sulfur dioxide per million Btu.

     DEEP MINE.  An underground coal mine.

     DRIFT MINE. A coal mine entered directly through a horizontal opening mined into the side of a hill or mountain.

     INDICATED RESERVES. Coal tonnages computed by projection of data from available seam measurements for a distance beyond coal classed as measured. The assurance, although lower than for measured, is high enough to assume continuity between points of measurement. The maximum acceptable distance for projection of indicated tonnage is 1/2 to 3/4 mile from points of observation. Further exploration is necessary to place these reserves in a measured category.

     MEASURED RESERVES. Tonnages computed from seam measurements as observed and recorded in drill holes, mine workings, and/or seam outcrop prospect openings. The sites for measurement are so closely spaced and the geologic character so well-defined that the thickness, areal extent, size, shape and depth of coal are well-established. The maximum acceptable distance for projection from seam data points varies with the geologic nature of the coal seam being studied, but generally a radius of 1/4 mile is recognized as the standard.

     METALLURGICAL COAL. The various grades of coal suitable for carbonization to make coke for steel manufacture. Also known as "met" coal, it possesses four important qualities: volatility, which affects coke yield; the level of impurities, which affects coke quality; composition, which affects coke strength; and basic characteristics, which affect coke oven safety. Met coal has a particularly high Btu, but low ash content.

     OVERBURDEN. Layers of earth and rock covering a coal seam. In surface mining operations, overburden is removed prior to coal extraction.

     PREPARATION PLANT. Usually located on a mine site, although one plant may serve several mines. A preparation plant is a facility for crushing, sizing and washing coal to prepare it for use by a particular customer. The washing process has the added benefit of removing some of the coal's sulfur content.

     RECLAMATION. The restoration of land and environmental values to a mining site after the coal is extracted. Reclamation operations are usually underway where the coal has already been taken from a mine, even as mining operations are taking place elsewhere at the site. The process commonly includes "recontouring" or reshaping the land to its approximate original appearance, restoring topsoil and planting native grass and ground covers. Reclamation is closely regulated by both state and federal law.

     RECOVERABLE RESERVES. The amount of coal that can be recovered from the reserve base. The average recovery factor for underground mines is about 57 percent, and about 80 percent from surface mines. Using these percentages, there are about 300 billion tons of recoverable reserves in the United States, enough to last more than 300 years at current consumption levels.

     SCRUBBER. Any of several forms of chemical/physical devices which operate to neutralize sulfur compounds formed during coal combustion. These devices combine the sulfur in gaseous emissions with other chemicals to form inert compounds, such as gypsum, which must then be removed for disposal. Although effective in substantially reducing sulfur from combustion gases, scrubbers require about 6 to 7 percent of a power plant's electrical output and thousands of gallons of water to operate.

     SPOT MARKET. Sales of coal pursuant to an agreement for shipments over a period of one year or less. Spot market sales are generally obtained via a competitive bidding process.

     STEAM COAL. Coal used by power plant and industrial steam boilers to produce electricity or process steam. It generally is lower in Btu content and higher in volatile matter than metallurgical coal.

     SULFUR CONTENT. Coal is commonly described by its sulfur content due to the importance of sulfur in environmental regulations. "Compliance" coal, when burned, emits no more than 1.2 pounds of sulfur dioxide per million Btu. This term originated as a description of coal as it related to the Clean Air Act. "Low sulfur" coal has a variety of definitions but typically is used to describe coals consisting of 1.0% or less sulfur. A majority of the Company's Appalachian Powder River Basin reserves are of compliance and low sulfur grades.

     SURFACE MINE. A mine in which the coal lies near the surface and can be extracted by removing the covering layer of soil (see "Overburden"). About 60 percent of total United States coal production comes from surface mines.

     TONS. A "short" or net ton is equal to 2,000 pounds. A "long" or British ton is 2,240 pounds; a "metric" ton is approximately 2,205 pounds. The short ton is the unit of measure referred to in this document.

     UNDERGROUND MINE. Also known as a "deep" mine. Usually located several hundred feet below the earth's surface, an underground mine's coal is removed mechanically and transferred by shuttle car or conveyor to the surface. Most underground mines are located east of the Mississippi River and account for about 40 percent of annual United States coal production.

     UNIT TRAIN. A train of 100 or more cars, carrying only coal. A typical unit train can carry at least 10,000 tons of coal in a single shipment.

                                                                      ANNEX A-2






                       AUDIT OF ESTIMATED COAL RESERVES


                  Alabama, Kentucky, Maryland, Pennsylvania,
                          Virginia and West Virginia




                                 Prepared For

                            ANKER COAL GROUP, INC.

                          Morgantown, West Virginia








                                      By


                             JOHN T. BOYD COMPANY


                      MINING AND GEOLOGICAL CONSULTANTS


                           Pittsburgh, Pennsylvania




                                    [Logo]



                              Report No. 2175.11


                                 AUGUST 1997

                                               [JOHN T. BOYD COMPANY LETTERHEAD]





JOHN T. BOYD COMPANY
Mining and Geological Consultants



                                                                August 26, 1997
                                                                File: 2175.11


Anker Coal Group, Inc.
2708 Cranberry Square
Morgantown, WV 26505

Attention:  Mr. Bruce Sparks
            Executive Vice President

Subject:    Audit of Estimated Coal Reserves


Gentlemen:

        John T. Boyd Company (BOYD) has completed an overview audit of coal reserve estimates prepared and presented by Anker Group, Inc. (Anker) and its subsidiaries as of June 1, 1997. These coal reserve estimates are the responsibility of Anker management. The assignment of this report is to express an independent opinion on these estimates based on our audit review, familiarity with the properties, and knowledge of the coal mining industry in the regions being studied.

CONCLUSIONS
-----------

    It is our professional opinion that:

1. Reserve estimates presented by Anker are properly calculated in accordance with Anker's stated procedures and parameters, which comply with practices and standards generally employed by industry.

2. As of June 1, 1997, Anker controlled an estimated 664 million recoverable product tons of demonstrated coal reserves as summarized on Tables 1 and 2 which follow.


                                   TABLE 1
                                   -------

                     RESERVE SUMMARY BY STATE AND STATUS
                     -----------------------------------


                                     Demonstrated Product Tons (000)
                           -----------------------------------------------------
                             By Reserve Classification         By Mining Method
                           ------------------------------     ------------------

                                                  Demon-                 Under-
   State         Status    Measured   Indicated   strated     Surface    ground
   -----         ------    --------   ---------   -------     -------    ------
Alabama         Active       11,181      1,864     13,045           -     13,045
                Inactive     29,366      9,436     38,802           -     38,802
                            -------    -------    -------     -------    -------
                             40,547     11,300     51,847           -     51,847

Kentucky        Inactive      3,076      5,020      8,096           -      8,096

Maryland        Active       11,359          -     11,359           -     11,359
                Inactive     12,397      7,719     20,116      12,979      7,137
                            -------    -------    -------     -------    -------
                             23,756      7,719     31,475      12,979     18,496

Pennsylvania    Inactive         77          -         77          77          -

Virginia        Inactive     23,556     16,182     39,738       1,221     38,517

West Virginia   Active       75,799     20,634     96,433       8,884     87,549
                Inactive    158,470    278,239    436,709      19,804    416,905
                            -------    -------    -------     -------    -------
                            234,269    298,873    533,142      28,688    504,454

Grand Total     Active       98,339     22,498    120,837       8,884    111,953
                Inactive    226,942    316,596    543,538      34,081    509,457
                            -------    -------    -------     -------    -------
                            325,281    339,094    664,375      42,965    621,410

                                   TABLE 2
                                   -------

                     RESERVE SUMMARY BY STATE AND COUNTY
                     -----------------------------------


                                            Demonstrated Product Tons (000)
                                         -------------------------------------
                            Mining
   State         County     Method       Measured       Indicated       Total
   -----        -------    --------      --------       ---------      -------
Alabama         Shelby        UG           40,457         11,300        51,847

Kentucky        Muhlenberg    UG            3,076          5,020         8,096

Maryland        Allegany       S            4,451          1,204         5,655
                Garrett       S/UG         19,305          6,515        28,820

Pennsylvania    Greene         S               77              -            77

Virginia        Tazewell      S/UG         23,556         16,182        39,738

West Virginia   Barbour        UG          39,732          5,579        45,311
                Braxton       S/UG          5,866         19,179        25,045
                Grant         S/UG         21,284         19,071        40,355
                Harrison       UG          15,641         14,703        30,344
                Monongalia     S            6,888          2,108         8,996
                Preston        UG          34,099         11,977        46,076
                Raleigh        UG          26,305         12,465        38,770
                Taylor         UG          42,831        167,988       210,819
                Upshur         UG          30,776         39,600        70,376
                Webster       S/UG         10,847          6,203        17,050

Total                                     325,281        339,094       664,375

S = Surface
UG = Underground


DEFINITIONS

        Definitions of terms and criteria applied in our study follow:

        Reserve Base -- Defined as that portion of the resource that meets
        ------------
        specified minimum physical and analytical criteria related to demonstrated mining and production practices. Reserve base may include tonnages which are economic and marginally economic. The terms reserve base and reserve are used interchangeably in this report. Economic viability of any reserve is directly related to current market conditions or sales commitments, location, and the mining operator's technical and managerial capabilities.

        Reserve Classification -- Refers to the reliability or accuracy of the
        ----------------------
        reserve estimate and is defined in three categories: measured, indicated, and inferred (in descending order of geologic assurance).

        Measured -- Tonnages computed from seam measurements as observed and
        --------
        recorded in drill holes, mine workings, and/or seam outcrop prospect openings. The sites for measurement are so closely spaced and the geologic character so well-defined that the thickness, areal extent, size, shape and depth of coal are well-established. The maximum acceptable distance for projection from seam data points varies with the geologic nature of the coal seam being studied, but generally a raduis of 1/4 mile is recognized as the standard.

        Indicated -- Coal tonnages computed by projection of data from
        ---------
        available seam measurements for a distance beyond coal classed as measured. The assurance, although lower than for measured, is high enough to assume continuity between points of measurement. The maximum acceptable distance for projection of indicated tonnage is 1/2 to 3/4 mile from points of observation. Further exploration is necessary to place these reserves in a measured category.

        Demonstrated -- The sum of coal tonnage classified as measured and
        ------------
        indicated.

        In preparing this report we have relied on property information provided by Anker. We have not independently investigated property ownership, verified such data or examined any agreements in regard to Anker reserve ownership or control.

QUALIFICATIONS

        BOYD is familiar with anker's coal holdings having prepared:

        . Previous audits of Anker reserve estimated for properties controlled in 1994 and 1995.

        . Independent reserve estimate of Anker controlled properties in 1985.

        . Independent reserve estimate in 1991 of Oneida Coal Company properties subsequently acquired by Anker.

        . Review of selected property coal reserves as specific assignments for others (e.g., Anker's Maryland Property, Baylor Mine, "Area F," etc.).

        Our audit was planned and performed to obtain reasonable assurance on the reserve estimates. The audit included examining, on a test basis, evidence supporting the reserve estimates as well as assessing the methodology and practices applied in formulating the estimates. We judge our audit provides a reasonable basis for our opinion.

        We believe our findings are reasonable and realistic and have been developed using accepted engineering practices. All findings are subject to the accuracy and reliability of the source data as the basis of this report.



                                               Respectfully submitted,
                                               JOHN T. BOYD COMPANY
                                               By:


                                                         Russell P. Moran
                                                   ---------------------------
                                                         Russell P. Moran
                                                          Vice President



                                                         Ronald L. Lewis
                                                    ---------------------------
                                                         Ronald L. Lewis
                                                      Senior Vice President



                                                           James W. Boyd
                                                    ---------------------------
                                                           James W. Boyd
                                                             President

======================================================

  NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE NOTES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                          PAGE
Prospectus Summary..................            1
Risk Factors........................           10
The Company.........................           19
Use of Proceeds.....................           20
Capitalization......................           21
Unaudited Pro Forma Consolidated
  Financial Statements..............           22
Selected Consolidated Historical
  Financial Data....................           29
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.....................           32
Industry Overview...................           38
Business............................           41
Management..........................           58
Ownership of Common Stock...........           63
Related Party Transactions..........           65
The Exchange Offer..................           66
Description of Senior Notes.........           76
Description of Certain
  Indebtedness......................          101
Description of Capital Stock........          103
Certain U.S. Federal Income Tax
  Consequences......................          105
Plan of Distribution................          105
Legal Matters.......................          106
Experts.............................          106
Available Information...............          106
Index to Consolidated Financial
  Statements........................          F-1
Glossary of Selected Terms..........    ANNEX A-1
Report of John T. Boyd Company......    ANNEX A-2

UNTIL           , 1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE EXCHANGE NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

======================================================
======================================================
                                  [ANKER LOGO]
                             ANKER COAL GROUP, INC.
OFFER TO EXCHANGE $125,000,000 OF ITS 9 3/4% SERIES B SENIOR NOTES DUE 2007, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, FOR $125,000,000 OF ITS OUTSTANDING 9 3/4% SENIOR NOTES DUE 2007.

                                          , 1997
======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides for, among other things:

          a. permissive indemnification for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to litigation other than stockholder derivative actions if certain conditions are met;

          b. permissive indemnification for expenses (including attorneys' fees) actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to stockholder derivative actions if certain conditions are met;

          c. mandatory indemnification for expenses (including attorneys' fees) actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are successful on the merits or otherwise in defense of litigation covered by a. and b. above; and

          d. that the indemnification provided for by Section 145 is not deemed exclusive of any other rights which may be provided under any by-law, agreement, stockholder or disinterested director vote, or otherwise.

     In addition to the indemnification provisions of the DGCL described above, the Registrant's restated certificate of incorporation (the "Restated Certificate of Incorporation") authorizes indemnification of each person, and his heirs, distributees, next of kin, successors, appointees, executors, administrators, legal representatives and assigns, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, domestic or foreign, against expenses, attorney's fees, court costs, judgments, fines, amounts paid in settlement and other losses actually and reasonably incurred by him in connection with such action, suit or proceeding.

     The Restated Certificate of Incorporation also requires the advancement of expenses (including attorney's fees) incurred by an officer or director in defending such civil, criminal, administrative or investigative action, suit or proceeding of the fullest extent authorized or permitted by the laws of the State of Delaware upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by
Section 145 of the DGCL. In addition, as permitted by the DGCL, the Registrant has entered into an Employment Agreement with Bruce Sparks that provide contract rights substantially identical to the rights to indemnification and advancement of expenses set forth in the Restated Certificate of Incorporation, as described above, except that the Company is not required to indemnify Mr. Sparks for gross negligence or willful or wanton misconduct.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     See the Exhibit Index included immediately preceding the exhibits to this Registration Statement.

ITEM 22.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed to be underwriters, in addition to the information called for by the other items of the applicable form.

     The Registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding undertaking or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on November 5, 1997.

                                          ANKER COAL GROUP, INC.

                                          By:       /s/ BRUCE SPARKS

                                            ------------------------------------
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Anker Coal Group, Inc., do hereby constitute and appoint Bruce Sparks and Michael M. Matesic, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 5th day of November, 1997 by the following persons in the capacities indicated:

             SIGNATURE                                          TITLE
-----------------------------------      ----------------------------------------------------

         /s/ BRUCE SPARKS                President and Director (Principal Executive Officer)
-----------------------------------
           Bruce Sparks

      /s/ MICHAEL M. MATESIC             Treasurer (Principal Financial and Accounting
-----------------------------------        Officer)
        Michael M. Matesic

      /s/ WILLIAM G. ROTTIER             Director
-----------------------------------
        William G. Rottier

       /s/ WILLIAM MACAULAY              Director
-----------------------------------
         William Macaulay

        /s/ BRUCE ROTHSTEIN              Director
-----------------------------------
          Bruce Rothstein

           /s/ JOHN HILL                 Director
-----------------------------------
             John Hill

          /s/ JOHN SHOBER                Chairman
-----------------------------------
            John Shober

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on October 31, 1997.

                                          ANKER GROUP, INC.

                                          By:       /s/ BRUCE SPARKS

                                            ------------------------------------
                                                  Executive Vice President

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Anker Group, Inc., do hereby constitute and appoint Bruce Sparks and Michael M. Matesic, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 31st day of October, 1997 by the following persons in the capacities indicated:

             SIGNATURE                                          TITLE
-----------------------------------      ----------------------------------------------------

         /s/ BRUCE SPARKS                Executive Vice President, Treasurer and Secretary
-----------------------------------        (Principal Executive and Financial and Accounting
           Bruce Sparks                    Officer), Director

        /s/ BRUCE ROTHSTEIN              Director
-----------------------------------
          Bruce Rothstein

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on October 31, 1997.

                                          ANKER ENERGY CORPORATION

                                          By:       /s/ BRUCE SPARKS

                                            ------------------------------------
                                                  Executive Vice President

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Anker Energy Corporation, do hereby constitute and appoint Bruce Sparks and Michael M. Matesic, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 31st day of October, 1997 by the following persons in the capacities indicated:

             SIGNATURE                                          TITLE
-----------------------------------      ----------------------------------------------------

         /s/ BRUCE SPARKS                Executive Vice President (Principal Executive
-----------------------------------        Officer) and Director
           Bruce Sparks

      /s/ MICHAEL M. MATESIC             Treasurer (Principal Financial and Accounting
-----------------------------------        Officer) and Secretary
        Michael M. Matesic

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on October 31, 1997.

                                          BRONCO MINING COMPANY, INC.

                                          By:       /s/ BRUCE SPARKS

                                            ------------------------------------
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Bronco Mining Company, Inc., do hereby constitute and appoint Bruce Sparks and Michael M. Matesic, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 31st day of October, 1997 by the following persons in the capacities indicated:

             SIGNATURE                                          TITLE
-----------------------------------      ----------------------------------------------------

         /s/ BRUCE SPARKS                President (Principal Executive Officer) and Director
-----------------------------------
           Bruce Sparks

      /s/ MICHAEL M. MATESIC             Treasurer and Secretary (Principal Financial and
-----------------------------------        Accounting Officer)
        Michael M. Matesic

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on October 31, 1997.

                                          ANKER POWER SERVICES, INC.

                                          By:       /s/ KENNETH JAMES

                                            ------------------------------------
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Anker Power Services, Inc., do hereby constitute and appoint Bruce Sparks and Michael M. Matesic, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 31st day of October, 1997 by the following persons in the capacities indicated:

             SIGNATURE                                          TITLE
-----------------------------------      ----------------------------------------------------

         /s/ KENNETH JAMES               President (Principal Executive Officer) and Director
-----------------------------------
           Kenneth James

      /s/ MICHAEL M. MATESIC             Treasurer and Secretary (Principal Financial and
-----------------------------------        Accounting Officer)
        Michael M. Matesic

         /s/ BRUCE SPARKS                Director
-----------------------------------
           Bruce Sparks

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on October 31, 1997.

                                          ANKER WEST VIRGINIA MINING COMPANY,
                                          INC.

                                          By:       /s/ RICHARD BOLEN

                                            ------------------------------------
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Anker West Virginia Mining Corporation, Inc., do hereby constitute and appoint Bruce Sparks and Michael M. Matesic, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 31st day of October, 1997 by the following persons in the capacities indicated:

             SIGNATURE                                          TITLE
-----------------------------------      ----------------------------------------------------

         /s/ RICHARD BOLEN               President (Principal Executive Officer) and Director
-----------------------------------
           Richard Bolen

      /s/ MICHAEL M. MATESIC             Treasurer and Secretary (Principal Financial and
-----------------------------------        Accounting Officer)
        Michael M. Matesic

         /s/ BRUCE SPARKS                Director
-----------------------------------
           Bruce Sparks

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on October 31, 1997.

                                          JULIANA MINING COMPANY, INC.

                                          By:      /s/ CHARLES DUNBAR

                                            ------------------------------------
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Juliana Mining Company, Inc., do hereby constitute and appoint Bruce Sparks and Michael M. Matesic, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 31st day of October, 1997 by the following persons in the capacities indicated:

             SIGNATURE                                          TITLE
-----------------------------------      ----------------------------------------------------

        /s/ CHARLES DUNBAR               President (Principal Executive Officer) and Director
-----------------------------------
          Charles Dunbar

      /s/ MICHAEL M. MATESIC             Treasurer and Secretary (Principal Financial and
-----------------------------------        Accounting Officer)
        Michael M. Matesic

         /s/ BRUCE SPARKS                Director
-----------------------------------
           Bruce Sparks

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on October 31, 1997.

                                          KING KNOB COAL CO., INC.

                                          By:       /s/ BRUCE SPARKS

                                            ------------------------------------
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of King Knob Coal Co., Inc., do hereby constitute and appoint Bruce Sparks and Michael M. Matesic, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 31st day of October, 1997 by the following persons in the capacities indicated:

             SIGNATURE                                          TITLE
-----------------------------------      ----------------------------------------------------

         /s/ BRUCE SPARKS                President (Principal Executive Officer) and Director
-----------------------------------
           Bruce Sparks

      /s/ MICHAEL M. MATESIC             Treasurer and Secretary (Principal Financial and
-----------------------------------        Accounting Officer)
        Michael M. Matesic

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on October 31, 1997.

                                          VANTRANS, INC.

                                          By:       /s/ BRUCE SPARKS

                                            ------------------------------------
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Vantrans, Inc., do hereby constitute and appoint Bruce Sparks and Michael M. Matesic, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 31st day of October, 1997 by the following persons in the capacities indicated:

             SIGNATURE                                          TITLE
-----------------------------------      ----------------------------------------------------

         /s/ BRUCE SPARKS                President (Principal Executive Officer) and Director
-----------------------------------
           Bruce Sparks

      /s/ MICHAEL M. MATESIC             Treasurer and Secretary (Principal Financial and
-----------------------------------        Accounting Officer)
        Michael M. Matesic

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on October 31, 1997.

                                          MELROSE COAL COMPANY, INC.

                                          By:     /s/ JEFFREY P. KELLEY

                                            ------------------------------------
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Melrose Coal Company, Inc., do hereby constitute and appoint Bruce Sparks and Michael M. Matesic, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 31st day of October, 1997 by the following persons in the capacities indicated:

             SIGNATURE                                          TITLE
-----------------------------------      ----------------------------------------------------

       /s/ JEFFREY P. KELLEY             President (Principal Executive Officer) and Director
-----------------------------------
         Jeffrey P. Kelley

      /s/ MICHAEL M. MATESIC             Treasurer and Secretary (Principal Financial and
-----------------------------------        Accounting Officer)
        Michael M. Matesic

         /s/ BRUCE SPARKS                Director
-----------------------------------
           Bruce Sparks

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on October 31, 1997.

                                          MARINE COAL SALES COMPANY

                                          By:       /s/ LARRY KAELIN

                                            ------------------------------------
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Marine Coal Sales Company, do hereby constitute and appoint Bruce Sparks and Michael M. Matesic, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 31st day of October, 1997 by the following persons in the capacities indicated:

             SIGNATURE                                          TITLE
-----------------------------------      ----------------------------------------------------

         /s/ LARRY KAELIN                President (Principal Executive Officer) and Director
-----------------------------------
           Larry Kaelin

      /s/ MICHAEL M. MATESIC             Treasurer and Secretary (Principal Financial and
-----------------------------------        Accounting Officer)
        Michael M. Matesic

         /s/ BRUCE SPARKS                Director
-----------------------------------
           Bruce Sparks

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on October 31, 1997.

                                          HAWTHORNE COAL COMPANY, INC.

                                          By:     /s/ JEFFREY P. KELLEY

                                            ------------------------------------
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Hawthorne Coal Company, Inc., do hereby constitute and appoint Bruce Sparks and Michael M. Matesic, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 31st day of October, 1997 by the following persons in the capacities indicated:

             SIGNATURE                                          TITLE
-----------------------------------      ----------------------------------------------------

         /s/ KIM A. BURKE                President (Principal Executive Officer) and Director
-----------------------------------
           Kim A. Burke

      /s/ MICHAEL M. MATESIC             Treasurer and Secretary (Principal Financial and
-----------------------------------        Accounting Officer)
        Michael M. Matesic

         /s/ BRUCE SPARKS                Director
-----------------------------------
           Bruce Sparks

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on October 31, 1997.

                                          UPSHUR PROPERTY, INC.

                                          By:     /s/ RONALD L. HAMRIC

                                            ------------------------------------
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Upshur Property, Inc., do hereby constitute and appoint Bruce Sparks and Michael M. Matesic, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 31st day of October, 1997 by the following persons in the capacities indicated:

             SIGNATURE                                          TITLE
-----------------------------------      ----------------------------------------------------

       /s/ RONALD L. HAMRIC              President (Principal Executive Officer) and Director
-----------------------------------
         Ronald L. Hamric

      /s/ MICHAEL M. MATESIC             Treasurer and Secretary (Principal Financial and
-----------------------------------        Accounting Officer)
        Michael M. Matesic

         /s/ BRUCE SPARKS                Director
-----------------------------------
           Bruce Sparks

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on October 31, 1997.

                                          HEATHER GLEN RESOURCES, INC.

                                          By:     /s/ RONALD L. HAMRIC

                                            ------------------------------------
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Heather Glen Resources, Inc., do hereby constitute and appoint Bruce Sparks and Michael M. Matesic, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 31st day of October, 1997 by the following persons in the capacities indicated:

             SIGNATURE                                          TITLE
-----------------------------------      ----------------------------------------------------

       /s/ RONALD L. HAMRIC              President (Principal Executive Officer) and Director
-----------------------------------
         Ronald L. Hamric

      /s/ MICHAEL M. MATESIC             Treasurer and Secretary (Principal Financial and
-----------------------------------        Accounting Officer)
        Michael M. Matesic

         /s/ BRUCE SPARKS                Director
-----------------------------------
           Bruce Sparks

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on October 31, 1997.

                                          NEW ALLEGHENY LAND HOLDING COMPANY,
                                          INC.

                                          By:       /s/ MARK A. LANTZ

                                            ------------------------------------
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of New Allegheny Land Holding Company, Inc., do hereby constitute and appoint Bruce Sparks and Michael M. Matesic, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 31st day of October, 1997 by the following persons in the capacities indicated:

             SIGNATURE                                          TITLE
-----------------------------------      ----------------------------------------------------

         /s/ MARK A. LANTZ               President (Principal Executive Officer) and Director
-----------------------------------
           Mark A. Lantz

      /s/ MICHAEL M. MATESIC             Treasurer and Secretary (Principal Financial and
-----------------------------------        Accounting Officer)
        Michael M. Matesic

         /s/ BRUCE SPARKS                Director
-----------------------------------
           Bruce Sparks

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on October 31, 1997.

                                          PATRIOT MINING COMPANY, INC.

                                          By:     /s/ RONALD L. HAMRIC

                                            ------------------------------------
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Patriot Mining Company, Inc., do hereby constitute and appoint Bruce Sparks and Michael M. Matesic, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 31st day of October, 1997 by the following persons in the capacities indicated:

             SIGNATURE                                          TITLE
-----------------------------------      ----------------------------------------------------

       /s/ RONALD L. HAMRIC              President (Principal Executive Officer) and Director
-----------------------------------
         Ronald L. Hamric

      /s/ MICHAEL M. MATESIC             Treasurer and Secretary (Principal Financial and
-----------------------------------        Accounting Officer)
        Michael M. Matesic

         /s/ BRUCE SPARKS                Director
-----------------------------------
           Bruce Sparks

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on October 31, 1997.

                                          VINDEX ENERGY CORPORATION

                                          By:       /s/ MARK A. LANTZ

                                            ------------------------------------
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Vindex Energy Corporation, do hereby constitute and appoint Bruce Sparks and Michael M. Matesic, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 31st day of October, 1997 by the following persons in the capacities indicated:

             SIGNATURE                                          TITLE
-----------------------------------      ----------------------------------------------------

         /s/ MARK A. LANTZ               President (Principal Executive Officer) and Director
-----------------------------------
           Mark A. Lantz

      /s/ MICHAEL M. MATESIC             Treasurer and Secretary (Principal Financial and
-----------------------------------        Accounting Officer)
        Michael M. Matesic

         /s/ BRUCE SPARKS                Director
-----------------------------------
           Bruce Sparks

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on October 31, 1997.

                                          ANKER VIRGINIA MINING COMPANY, INC.

                                          By:     /s/ RICHARD B. BOLEN

                                            ------------------------------------
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Anker Virginia Mining Company, Inc., do hereby constitute and appoint Bruce Sparks and Michael M. Matesic, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 31st day of October, 1997 by the following persons in the capacities indicated:

             SIGNATURE                                          TITLE
-----------------------------------      ----------------------------------------------------

       /s/ RICHARD B. BOLEN              President (Principal Executive Officer) and Director
-----------------------------------
         Richard B. Bolen

      /s/ MICHAEL M. MATESIC             Treasurer and Secretary (Principal Financial and
-----------------------------------        Accounting Officer)
        Michael M. Matesic

         /s/ BRUCE SPARKS                Director
-----------------------------------
           Bruce Sparks

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                                  DESCRIPTION OF EXHIBIT
------   ------------------------------------------------------------------------------------
* 1      Senior Notes Purchase Agreement dated as of September 22, 1997 among the Company, the Guarantors, and Donaldson Lufkin & Jenrette Securities Corporation and Chase
         Securities, Inc.
* 3.1    Certificate of Incorporation of the Company.
* 3.2    Bylaws of the Company.
* 3.3    Certificate of Designation, Preferences and Rights of Class A Preferred Stock of the
         Company.
* 3.4    Certificate of Designation, Preferences and Rights of Class B Preferred Stock of the
         Company.
* 3.5    Certificate of Designation, Preferences and Rights of Class C Preferred Stock of the
         Company.
* 3.6    Certificate of Designation, Preferences and Rights of Class D Preferred Stock of the
         Company.
* 3.7    Certificate of Incorporation of Anker Group, Inc.
* 3.8    Bylaws of Anker Group, Inc.
* 3.9    Certificate of Incorporation of Anker Energy Corporation.
* 3.10   Bylaws of Anker Energy Corporation.
* 3.11   Articles of Incorporation of Bronco Mining Company, Inc.
* 3.12   Bylaws of Bronco Mining Company, Inc.
* 3.13   Articles of Incorporation of Anker Power Services, Inc.
* 3.14   Bylaws of Anker Power Services, Inc.
* 3.15   Articles of Incorporation of Anker West Virginia Mining Company, Inc.
* 3.16   Bylaws of Anker West Virginia Mining Company, Inc.
* 3.17   Articles of Incorporation of Juliana Mining Company, Inc.
* 3.18   Bylaws of Juliana Mining Company, Inc.
* 3.19   Articles of Incorporation of King Knob Coal Co., Inc.
* 3.20   Bylaws of King Knob Coal Co., Inc.
* 3.21   Certificate of Incorporation of Vantrans, Inc.
* 3.22   Bylaws of Vantrans, Inc.
* 3.23   Articles of Incorporation of Melrose Coal Company, Inc.
* 3.24   Bylaws of Melrose Coal Company, Inc.
* 3.25   Certificate of Incorporation of Marine Coal Sales Company.
* 3.26   Bylaws of Marine Coal Sales Company.
* 3.27   Articles of Incorporation of Hawthorne Coal Company, Inc.
* 3.28   Bylaws of Hawthorne Coal Company, Inc.
* 3.29   Certificate of Incorporation of Upshur Property, Inc.
* 3.30   Bylaws of Upshur Property, Inc.
* 3.31   Articles of Incorporation of Heather Glen Resources, Inc.
* 3.32   Bylaws of Heather Glen Resources, Inc.
* 3.33   Articles of Incorporation of New Allegheny Land Holding Company, Inc.
* 3.34   Bylaws of New Alleghney Land Holding Company, Inc.
* 3.35   Articles of Incorporation of Patriot Mining Company, Inc.
* 3.36   Bylaws of Patriot Mining Company, Inc.
* 3.37   Articles of Incorporation of Vindex Energy Corporation.
* 3.38   Bylaws of Vindex Energy Corporation.

EXHIBIT
NUMBER                                  DESCRIPTION OF EXHIBIT
------   ------------------------------------------------------------------------------------
* 3.39   Articles of Incorporation of Anker Virginia Mining Company, Inc.
* 3.40   Bylaws of Anker Virginia Mining Company, Inc.
* 4.1    Senior Notes Indenture, dated as of September 25, 1997, among the Company, the
         Guarantors, and Marine Midland Bank.
* 4.2    Form of 9 3/4% Senior Note due 2007. (Included as part of Senior Notes Indenture filed as Exhibit 4.1 hereto).
* 4.3    Form of 9 3/4% Series B Senior Note due 2007. (Included as part of Senior Notes
         Indenture filed as Exhibit 4.1 hereto).
* 4.4    Senior Notes Registration Rights Agreement, dated as of September 25, 1997, by and among the Company, the Guarantors and Donaldson Lufkin & Jenrette Securities
         Corporation and Chase Securities, Inc. as initial purchasers.
  5.1    Opinion of Simpson Thacher & Bartlett.
*10.1    Credit Agreement dated as of September 25, 1997, among The Chase Manhattan Bank, as
         Administrative Agent, and the other financial institutions party thereto.
*10.2    Guaranty, dated as of September 25, 1997, executed in favor of The Chase Manhattan
         Bank, by the Guarantors.
*10.3    Stock Purchase Agreement between Anker Holding B.V. and Anker Coal Group, Inc., dated as of August 12, 1996.
*10.4    Stock Purchase Agreement among Anker Coal Group, Inc., American Oil & Gas Investors,
         Limited Partnership, AMGO II, Limited Partnership, First Reserve Fund V, Limited
         Partnership, First Reserve Fund V-2, Limited Partnership, First Reserve Fund VI,
         Limited Partnership and First Reserve Fund VII, Limited Partnership, dated as of
         August 12, 1996.
*10.5    Stockholders Agreement among Anker Coal Group, Inc., John J. Faltis, JJF Group
         Limited Liability Company, P. Bruce Sparks, PPK Group Limited Liability Company,
         Anker Holding B.V., First Reserve Corporation, American Oil & Gas Investors, Limited
         Partnership, AMGO II, Limited Partnership, First Reserve Fund V, Limited
         Partnership, First Reserve Fund V-2, Limited Partnership, First Reserve Fund VI,
         Limited Partnership and First Reserve Fund VII, Limited Partnership, dated as of
         August 12, 1996.
*10.6    Employment Agreement, between P. Bruce Sparks, Anker Energy Corporation and the
         Company, dated August 1, 1996
*12      Computation of ratio of earnings to fixed charges.
 21      List of Subsidiaries of the Company.
 23.1    Consent of Simpson Thacher & Bartlett (Included as part of its opinion filed as
         Exhibit 5.1 hereto).
 23.2    Consent of Coopers & Lybrand LLP, independent auditors for the Company and Oak
         Mountain. (Filed herewith).
 23.3    Consent of Ernst & Young LLP, independent public accountants. (Filed herewith).
 23.4    Consent of John T. Boyd Company.
 24      Powers of Attorney (included on signature pages).
 25      Statement of Eligibility of Marine Midland Bank on Form T-1.
*99.1    Form of Letter of Transmittal.
*99.2    Form of Notice of Guaranteed Delivery.

---------------
* To be filed by amendment.